    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1997


                                                      REGISTRATION NO. 333-36855

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                          CHANCELLOR MEDIA CORPORATION

             (Exact name of registrant as specified in its charter)
                             ---------------------

             DELAWARE                             4832                            75-2247099
   (State or other jurisdiction       (Primary Standard Industrial              (IRS Employer
of incorporation or organization)     Classification Code Number)           Identification Number)

                             ---------------------

                                                                     SCOTT K. GINSBURG
                                                                  CHIEF EXECUTIVE OFFICER
          433 EAST LAS COLINAS BOULEVARD                      433 EAST LAS COLINAS BOULEVARD
                IRVING, TEXAS 75039                                 IRVING, TEXAS 75039
                  (972) 869-9020                                      (972) 869-9020
(Address, including zip code, and telephone number,    (Name, address, including zip code, telephone
  including area code, of registrant's principal
                 executive offices)                 number, including area code, of agent for service)

                             ---------------------
                                   Copies to

                           JOHN D. WATSON, JR., ESQ.

                              MARK D. SPOTO, ESQ.


                             ALYSSA R. HARVEY, ESQ.

                                LATHAM & WATKINS
                   1001 PENNSYLVANIA AVENUE, N.W., SUITE 1300
                          WASHINGTON, D.C. 20004-2505
                                 (202) 637-2200
                             ---------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.


     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS


                                5,990,000 SHARES

                          CHANCELLOR MEDIA CORPORATION
                (FORMERLY KNOWN AS EVERGREEN MEDIA CORPORATION)

                 $3.00 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                    LIQUIDATION PREFERENCE $50.00 PER SHARE
                         ------------------------------


    This Prospectus relates to the resale of shares of the $3.00 Convertible Exchangeable Preferred Stock, par value $.01 per share (the "$3.00 Convertible Preferred Stock"), of Chancellor Media Corporation, a Delaware corporation formerly known as Evergreen Media Corporation ("Chancellor Media" and, together with its subsidiaries, the "Company"), the 6% Convertible Subordinated Exchange Debentures due 2012 (the "Exchange Debentures") issuable upon exchange of the $3.00 Convertible Preferred Stock, and the shares of the Common Stock, par value $.01 per share (the "Common Stock" and, together with the $3.00 Convertible Preferred Stock and the Exchange Debentures, the "Securities"), of Chancellor Media issuable upon conversion of the $3.00 Convertible Preferred Stock or the Exchange Debentures. A total of 5,500,000 shares of $3.00 Convertible Preferred Stock were originally issued and sold (the "Original Offering") on June 16, 1997 (the "Original Offering Date") to Alex. Brown & Sons Incorporated, BT Securities Corporation, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., NationsBanc Capital Markets, Inc. and TD Securities (USA) Inc. (the "Initial Purchasers"), and such shares were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") in the United States to persons reasonably believed by the Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act). An additional 490,000 shares of the $3.00 Convertible Preferred Stock were issued and sold (the "Overallotment Offering") on June 20, 1997 (the "Overallotment Offering Date") to the Initial Purchasers, and such shares were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act in the United States to persons reasonably believed by the Initial Purchasers to be "qualified institutional buyers."


    The Securities may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Selling Holders" and "Plan of Distribution." If required, the names of any such agents, underwriters or dealers involved in the sale of the Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Securities and will pay all underwriting discounts, selling commissions and transfer taxes, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the registration of the Securities. The Selling Holders and any broker-dealers, agents or underwriters that participate in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

    The shares of $3.00 Convertible Preferred Stock are convertible, at the option of the holder at any time unless previously redeemed or exchanged, into Common Stock, at a conversion price of $50.00 per share of Common Stock (equivalent to a conversion rate of 1.00 share of Common Stock per share of $3.00 Convertible Preferred Stock), subject to adjustment in certain events. Upon the occurrence of a Change of Control (as defined), holders will have special conversion rights, subject to cash redemption by the Company.

    The $3.00 Convertible Preferred Stock is redeemable, in whole or in part, at the option of the Company, for cash at any time on or after June 16, 1999, initially at $52.40 per share, declining ratably on June 15 of each year thereafter to a redemption price of $50.00 per share after June 15, 2007, plus in each case accrued and unpaid dividends, provided that prior to June 15, 2000 any such redemption shall be subject to the requirement that the price of the Common Stock shall have exceeded 150% of the conversion price for 20 out of any 30 consecutive trading days. See "Description of the $3.00 Convertible Preferred Stock."

    The $3.00 Convertible Preferred Stock will be exchangeable, subject to certain conditions, at the option of the Company, in whole but not in part, on any dividend payment date commencing September 15, 2000, for the Company's Exchange Debentures at a rate of $50.00 principal amount of Exchange Debentures for each share of $3.00 Convertible Preferred Stock. See "Description of the $3.00 Convertible Preferred Stock" and "Description of Exchange Debentures."


    On October 15, 1997, the last sale price of the Common Stock on The Nasdaq National Market (symbol: "AMFM") was $55.25 per share.

                         ------------------------------


      SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE SECURITIES.

                         ------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                         ------------------------------


                THE DATE OF THIS PROSPECTUS IS OCTOBER 16, 1997.

                             AVAILABLE INFORMATION


     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the offering. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof.



     The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy materials and other information with the Commission. The reports, proxy materials and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. The Company's Common Stock is listed on The Nasdaq Stock Market. Reports, proxy materials and other information concerning the Company can also be inspected and copied at the office of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.


     The Company will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of any or all of the above documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specially incorporated by reference into the documents that this Prospectus incorporates). Requests should be directed to Chancellor Media Corporation, 433 East Las Colinas Blvd., Suite 1130, Irving, Texas 75039 (telephone (972) 869-9020).

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


     This Prospectus, including documents incorporated by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: substantial leverage and the history of net losses; the necessity of governmental approval for a number of the transactions discussed in the Prospectus; certain risks associated with the closing and integration of acquisitions; competition; government regulation; general economic and business conditions; dependence on key personnel; terms of the Company's indebtedness; limitations on the ability of the Company to pay dividends; and other factors referenced in this Prospectus. See "Risk Factors." These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus or incorporated by reference herein. As used herein, unless the context otherwise requires, the term "Company" refers to Chancellor Media Corporation ("Chancellor Media") and its subsidiaries.

                                  THE COMPANY


     The Company is one of the largest radio broadcasting companies in the United States. Upon consummation of all Pending Transactions (as defined), the Company will own and operate 99 radio stations (73 FM and 26 AM) in 21 large markets, including each of the nation's 12 largest radio revenue markets. The Company's portfolio includes the first or second ranked station cluster in terms of revenue share in 15 markets. On a pro forma basis after giving effect to the Pending Transactions, the Company had net revenue and broadcast cash flow (as defined) of approximately $396.0 million and $166.6 million, respectively, for the six months ended June 30, 1997, and its pro forma broadcast cash flow margin for such period would have been 42%.



     The Company's strategy is to secure the leading clusters of radio stations in each of the markets in which it operates. The Company's station portfolio includes a total of 11 station clusters of four or five FM stations ("superduopolies"), with seven in the 12 largest radio markets -- Los Angeles, New York, Chicago, San Francisco, Philadelphia, Washington, D.C. and
Detroit -- and four in other large markets -- Denver, Minneapolis/St. Paul, Phoenix and Orlando. Consummation of the Pending Transactions will add 13 stations (10 FM and three AM) (without taking into account stations to be disposed or exchanged in the Pending Transactions) to the Company's portfolio, including five stations in its superduopoly markets, and will increase the number of superduopoly markets from 11 to 12. Approximately 78% of pro forma 1996 net revenue would have been generated by the superduopoly markets.


     The Company's portfolio is geographically diversified and employs a wide variety of programming formats, including adult contemporary, contemporary hit radio, urban, jazz, country, oldies, news/talk, rock and sports. Each of the Company's stations targets a specific demographic audience within a market, with the majority of the stations appealing primarily to 18 to 34 or 25 to 54 year old men and/or women, the demographic groups most sought after by advertisers. Management believes that, because of the size and diversity of its station portfolio, the Company is not unduly reliant on the performance of any one station or market. No single market to be served by the Company represented more than 12.0% of the Company's pro forma 1996 broadcast cash flow.

     The Company's principal executive office is located at 433 East Las Colinas Boulevard, Suite 1130, Irving, Texas 75039, and its telephone number is (972) 869-9020.

                               BUSINESS STRATEGY

     The Company's senior management team, led by Scott K. Ginsburg and James de Castro, has extensive experience in acquiring and operating large market radio station groups. The Company's business strategy is to assemble and operate radio station clusters in order to maximize broadcast cash flow generated in each market. This strategy relies on the following six key elements.

     Create Large Market Superduopolies. The Company seeks to be the owner and operator of the leading superduopoly in the largest markets in the United States. Management believes that the large revenue base in these markets, in conjunction with operating synergies achievable through the operation of multiple stations, will enable it to appeal to a wider universe of national and local advertisers and to achieve a greater degree of profitability than that of operators and broadcasters in smaller markets. The Pending Transactions will complement the Company's existing stations in the Los Angeles, New York, Chicago, Dallas, Houston, Denver and Nassau/Suffolk (Long Island) markets. The Company expects to continue to selectively pursue acquisition opportunities in the major markets in which it will compete as well as in other markets.

     Maximize Superduopoly Revenue and Expense Synergies. The Company seeks to capitalize on the revenue growth and expense savings opportunities of superduopolies that have been created or that will be created by the Viacom Acquisition (as defined), the Chancellor Merger (as defined) and the Pending Transactions. Superduopolies have only been permissible since the passage of the Telecommunications Act of 1996 (the "1996 Act") in January 1996. Management believes that substantial benefits can be derived from the successful integration of these station cluster groups. Management also believes that radio station clusters can attract increased revenues in a market by delivering larger combined audiences to advertisers and by engaging in joint marketing and promotional activities. In addition, management expects to realize significant expense savings through the consolidation of facilities and through the economies of scale created in areas such as national representation commissions, employee benefits, insurance premiums and other operating costs.


     Establish Strong Listener Loyalty. Management believes that strong listener familiarity with a given radio station produces listener loyalty. Management seeks to establish this familiarity through a variety of programming and marketing techniques, including the development of high-profile on-air personalities and creative station-sponsored promotional events, all of which are designed to secure heightened listener awareness. The Company also conducts extensive market research to help identify programming format opportunities and attract new listeners, as has been the case with WKTU-FM in New York. After operating WKTU-FM for nine months under the call letters and country music format inherited from a prior operator, in February 1996 the Company began to operate WKTU-FM as a rhythmic contemporary hits station. According to Arbitron, WKTU-FM was ranked eleventh in its target demographic group as a country station, and was ranked first in several key demographic groups (including its target demographic group) in the first full ranking period after the station changed its format. The station has continued to rank among the top five stations in its target demographic group in subsequent periods. Management believes that institutionalizing its radio stations in their markets through programming, marketing and research ensures steady long-term audience share ratings.

     Maintain Strict Cost Controls. Management maintains a company-wide focus on cost controls in an effort to maximize broadcast cash flow margins. Management reviews station spending on a monthly basis. In addition, corporate level employees maintain weekly sales reporting systems designed to enable management to evaluate station performance on a current basis. The Company's focus on maximizing superduopoly revenues and maintaining cost controls is reflected by the fact that, for the last two years, the Company has achieved broadcast cash flow margins of 40% or more. The Company also carefully monitors capital expenditures.

     Develop Experienced, Incentivized Management Team. The Company believes that management depth is critical to achieving superior operating performance in a portfolio as large as the Company's. The Company's senior management team of Scott K. Ginsburg and James de Castro have an aggregate of more than 30 years of radio industry operating experience. This senior management team is supported by an experienced team of veteran group operators and station general managers. At the station level, the Company seeks to incentivize its individual radio station managers and sales forces to outperform revenue and broadcast cash flow budget expectations by granting quarterly and annual performance measurement-based bonuses. The Company believes that the incentives it offers to its employees, as well as its stature in the radio industry, will enable it to continue to be successful in recruiting top industry employees.

     Maximize Free Cash Flow. By emphasizing the revenue and expense synergies achievable through the assembly and operation of superduopolies and by carefully monitoring operating costs and capital expenditures, the Company seeks to maximize broadcast cash flow and, ultimately, free cash flow (broadcast cash flow less corporate general and administrative expenses, debt service, tax payments, dividend requirements and capital expenditures). This focus on free cash flow should facilitate reduction of leverage without undue dependence on capital markets and position the Company to pursue attractive acquisitions.

     In addition to the foregoing strategy elements, the Company also anticipates that it will attempt to leverage its radio expertise and expand into industries related to the operation of radio stations in the future. In this respect, the Company has announced its intention to acquire Katz Media Group, Inc. ("Katz"), a full-service media representation firm, and has also announced a plan to create a new national radio network. There can be no assurance that these plans will ultimately be successful. In addition, there can be no assurance that the acquisition of Katz will be consummated. See "Risk Factors -- HSR Approval for Katz Acquisition."


                              RECENT DEVELOPMENTS


     For a further discussion of the transactions described below, see "Business and Properties."

THE CHANCELLOR MERGER


- On September 5, 1997, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of February 19, 1997 and amended and restated on July 31, 1997 (the "Chancellor Merger Agreement"), among Chancellor Broadcasting Company ("Chancellor"), Chancellor Radio Broadcasting Company ("CRBC"), Evergreen Media Corporation ("Evergreen"), Evergreen Mezzanine Holdings Corporation ("EMHC") and Evergreen Media Corporation of Los Angeles ("EMCLA"), (i) Chancellor was merged (the "Parent Merger") with and into EMHC, a direct, wholly-owned subsidiary of Evergreen, with EMHC remaining as the surviving corporation and (ii) CRBC was merged (the "Subsidiary Merger" and, together with the Parent Merger, the "Chancellor Merger") with and into EMCLA, a direct, wholly-owned subsidiary of EMHC, with EMCLA remaining as the surviving corporation. Upon the consummation of the Parent Merger, Evergreen was renamed Chancellor Media Corporation and EMHC was renamed Chancellor Mezzanine Holdings Corporation ("CMHC"). Upon the consummation of the Subsidiary Merger, EMCLA was renamed Chancellor Media Corporation of Los Angeles ("CMCLA"). Consummation of the Chancellor Merger added 52 radio stations (36 FM and 16 AM) to the Company's portfolio of stations, including 13 stations in markets in which the Company previously operated.



COMPLETED EVERGREEN/CHANCELLOR MEDIA TRANSACTIONS



- Since January 1, 1997, Evergreen (and, after September 5, 1997, Chancellor Media) and its subsidiaries have completed (i) the acquisition of 17 radio stations for a net purchase price of approximately $1.14 billion, (ii) the exchange of seven stations for five stations and $6.0 million in cash and
    (iii) the disposition of 10 radio stations for $269.3 million in cash and a promissory note for $18.0 million.


COMPLETED CHANCELLOR TRANSACTIONS

- Between January 1, 1997 and the date of the completion of the Chancellor Merger, Chancellor and its subsidiaries had completed (i) the acquisition of 24 radio stations for a net purchase price of approximately $1.07 billion,
    (ii) the exchange of three stations for one station and $33.0 million in cash and (iii) the sale of five radio stations for $108.3 million in cash.

PENDING TRANSACTIONS

- THE GANNETT ACQUISITION. On April 4, 1997, Evergreen entered into three separate asset purchase agreements (the "Gannett Agreements") with Pacific and Southern Company, Inc., a subsidiary of Gannett Co., Inc. ("P&S"), under which Evergreen agreed to acquire one FM and one AM station in Chicago, one FM and one AM station in Houston and one FM station in Dallas, for an aggregate purchase price of $340.0 million in cash, subject to an upward adjustment of up to $10.0 million, depending on the timing of the consummation of the transaction (the "Gannett Acquisition").


- BONNEVILLE OPTION. On August 6, 1997, Evergreen and Chancellor paid $3.0 million to Bonneville International Corporation ("Bonneville") for an option to exchange three of the Company's stations in Los Angeles and Washington, D.C. plus an additional $57.0 million in cash for three of Bonneville's stations in New York, Los Angeles and Houston (the "Bonneville Option"). The Bonneville Option was exercised on October 1, 1997, and definitive exchange documentation is presently being negotiated.


- DENVER ACQUISITION. On July 30, 1997, Chancellor entered into an agreement to acquire one FM station in Denver for $26.0 million in cash (the "Denver Acquisition").


- SFX EXCHANGE. On July 1, 1996, Chancellor entered into an agreement to exchange two FM stations in Jacksonville and $11.0 million in cash in return for four stations (three FM and one AM) in Nassau/ Suffolk (Long Island) (the "SFX Exchange"). The SFX Exchange is currently under review by the Antitrust Division of the United States Department of Justice (the "DOJ") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and accordingly, there can be no assurance as to whether or when the SFX Exchange may ultimately be consummated.



- KATZ ACQUISITION. On July 14, 1997, Evergreen, Chancellor and Katz entered into an agreement pursuant to which a jointly owned affiliate of Evergreen and Chancellor would acquire Katz, a full-service media representation firm, in a transaction valued at approximately $376.1 million at September 30, 1997 (the "Katz Acquisition"). Under the terms of the Katz Acquisition, shareholders of Katz would be offered in a tender offer $11.00 in cash for each share of common stock held. Shares not purchased in the tender offer would be converted in a second-step merger into the right to receive $11.00 in cash per share, subject to statutory appraisal and dissenters' rights. Assuming completion of the Katz Acquisition, debt of Katz and its subsidiaries of approximately $212 million at September 30, 1997 would be assumed or refinanced in the transaction. Consummation of the Katz Acquisition is subject to the tender of a majority of Katz shares on a fully-diluted basis, approval of the Katz shareholders and the receipt of certain regulatory approvals, including the expiration or termination of the waiting period required under the HSR Act. In connection with its review under the HSR Act, the DOJ has issued a second request for information concerning the Katz Acquisition. The Company is in the process of providing that information. There can be no assurance as to whether or when the Katz Acquisition may ultimately be consummated.



     The foregoing transactions other than the Katz Acquisition are collectively referred to as the "Pending Transactions." Upon the consummation of all the Pending Transactions, the Company's portfolio will consist of 99 radio stations (73 FM and 26 AM). Assuming completion of the Katz Acquisition, Chancellor Media will also own and operate Katz, a full-service media representation firm serving multiple types of electronic media, with leading market shares in the representation of radio and television stations and cable television systems.


     THE FINANCING TRANSACTIONS


     The financing for the Completed Evergreen/Chancellor Media Transactions, the Completed Chancellor Transactions and the Pending Transactions has included:



- EVERGREEN PREFERRED STOCK OFFERING. In June 1997, Evergreen issued and sold 5,990,000 shares of its $3.00 Convertible Exchangeable Preferred Stock (the "$3.00 Convertible Preferred Stock") which generated net proceeds of $287.8 million. This Prospectus relates to resales of the $3.00 Convertible Preferred Stock.


- EMCLA SENIOR CREDIT FACILITY. On April 25, 1997, EMCLA and a syndicate of commercial banks and financial institutions amended and restated EMCLA's senior loan agreement (as amended on June 26, 1997 and August 7, 1997, the "Senior Credit Facility") to, among other things, provide for a total commitment of $1.75 billion, consisting of a $1.25 billion reducing revolving credit facility and a $500.0 million term loan facility. The commitments under the revolving credit facility and the term loan facility were increased to $1.60 billion and $900.0 million, respectively, upon consummation of the Chancellor Merger, and at such time, CMCLA borrowed under the Senior Credit Facility to repay all amounts then outstanding under the CRBC Restated Credit Agreement and the Chancellor Interim Financing (as each term is defined below).

- CRBC SUBORDINATED NOTES OFFERING. On June 24, 1997, CRBC issued and sold its 8 3/4% Senior Subordinated Notes due 2007 (the "8 3/4% Notes"), the net proceeds of $194.1 million of which were used to repay borrowings under CRBC's previous senior credit agreement.



- CRBC RESTATED CREDIT AGREEMENT. On July 2, 1997, CRBC and a syndicate of commercial banks and financial institutions amended and restated CRBC's senior credit facility (as amended, the "CRBC Restated Credit Agreement") to, among other things, provide for a total commitment of $750.0 million. All amounts outstanding under the CRBC Restated Credit Agreement were repaid with borrowings under the Senior Credit Facility at the closing of the Chancellor Merger.



- CHANCELLOR INTERIM FINANCING. On July 2, 1997, Chancellor borrowed funds under an interim loan of $170.0 million (the "Chancellor Interim Financing"). The Chancellor Interim Financing was repaid at the closing of the Chancellor Merger with borrowings under the Senior Credit Facility that had previously been distributed to EMHC.



- STATION SALES PROCEEDS. The cash proceeds of radio station dispositions have totalled $490.6 million.


                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Securities. The Selling Holders will receive all of the proceeds from any sale of the Securities.

                                  RISK FACTORS


     See "Risk Factors" beginning on page 6 for a discussion of certain factors that should be considered carefully in evaluating an investment in the Securities.

                                  RISK FACTORS

     Holders of the Securities that are considering participating in this offer should carefully consider, in addition to the other information contained in this Prospectus, the following risk factors.

SUBSTANTIAL LEVERAGE; HISTORY OF NET LOSSES AND INSUFFICIENCY OF EARNINGS TO COVER FIXED CHARGES


     The Company has consolidated indebtedness that is substantial in relation to its stockholders equity. The Company is subject to the terms of the Senior Credit Facility, the indenture (the "9 3/8% Indenture") governing the 9 3/8% Senior Subordinated Notes due 2004 of CMCLA (the "9 3/8% Notes"), the indenture (the "8 3/4% Indenture") governing the 8 3/4% Notes and the certificates of designation governing two series of preferred stock, the 12 1/4% Senior Cumulative Exchangeable Preferred Stock (the "12 1/4% Preferred Stock") and the 12% Exchangeable Preferred Stock (the "12% Preferred Stock"). The Senior Credit Facility, the 9 3/8% Indenture, the 8 3/4% Indenture and such certificates of designation limit, but do not prohibit, the incurrence of additional indebtedness by the Company. As of June 30, 1997, Evergreen and Chancellor had outstanding long-term indebtedness (including current portion) of approximately $525.0 million and $547.3 million, respectively. As of June 30, 1997, on a pro forma basis after giving effect to those Completed Transactions consummated after such date, the Chancellor Merger, the Pending Transactions and the Financing Transactions, but without giving effect to the Katz Acquisition, the Company would have had outstanding long term indebtedness (including current portion) of approximately $2.3 billion, redeemable preferred stock with an aggregate liquidation preference of approximately $440.0 million, an accumulated deficit of $110.8 million and stockholder's equity of $1.4 billion. In addition, CMCLA may be required to borrow up to $165.0 million under the Senior Credit Facility, and that amount will be distributed ultimately to Chancellor Media to be used by Chancellor Media as the equity capital required to finance the Katz Acquisition and the Company also expects to assume or refinance approximately $212 million of debt of Katz and its subsidiaries. See "Business and Properties -- Recent Developments -- Pending Transactions -- Katz Acquisition."


     The degree to which the Company is leveraged could have material consequences to the Company and the holders of the $3.00 Convertible Preferred Stock, including, but not limited to the following: (i) its ability to obtain additional financing in the future for acquisitions, working capital, capital expenditures, and general corporate or other purposes may be impaired, (ii) a substantial portion of its cash flow will be required for debt service under the Senior Credit Facility, the 9 3/8% Notes and the 8 3/4% Notes and, as a result, will not be available for other purposes, (iii) commencing in February 2001, CMCLA will have substantial cash dividend requirements on the 12 1/4% Preferred Stock and, commencing in January 2002, on the 12% Preferred Stock, (iv) CMCLA's ability to declare cash dividends to CMHC, which will, in turn, distribute dividends paid to it to Chancellor Media, in an amount sufficient to enable Chancellor Media to pay dividends on the $3.00 Convertible Preferred Stock and the 7% Convertible Preferred Stock will be limited by the terms of the Senior Credit Facility and by the terms of the 9 3/8% Indenture, the 8 3/4% Indenture and the certificates of designation governing the 12% Preferred Stock and 12 1/4% Preferred Stock, (v) the Company's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions and (vi) the agreements governing its long-term debt (and, to a lesser extent, the 12 1/4% Preferred Stock and the 12% Preferred Stock) contain numerous restrictive operating and financial covenants with which it must comply. The failure by the Company to comply with the covenants in such debt instruments could result in an event of default thereunder, which could permit acceleration of the debt under such instruments and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions.

     The ability of the Company to satisfy its obligations under the Senior Credit Facility, the 9 3/8% Indenture, the 8 3/4% Indenture, and the certificates of designation governing the 12 1/4% Preferred Stock and the 12% Preferred Stock will depend upon the Company's future operating performance. Such operating performance will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control. The Company anticipates that its operating cash flow, together with borrowings under the Senior Credit Facility, will be sufficient to meet its operating expenses and to service its debt and preferred stock dividend requirements as they become due. However, if the Company is unable to service its indebtedness, whether upon acceleration of such indebtedness or in the ordinary course of business, it will be forced to pursue one or more alternative strategies such as selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all, or that the approval of the FCC could be obtained on a timely basis, or at all, for the transfer of any of the stations' licenses in connection with a proposed sale of assets.


     The Company has historically experienced, on a consolidated basis, net losses, principally as a result of significant interest charges, certain non-recurring expenses and depreciation and amortization charges relating to the acquisition of radio broadcasting stations. Evergreen's net loss attributable to common stockholders for the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1997 was $8.4 million, $10.7 million, $20.0 million and $1.2 million, respectively. Chancellor's net loss attributable to common stockholders for the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1997 was $.1 million, $11.5 million, $35.0 million and $33.8 million, respectively. On a pro forma basis, after giving effect to the Completed Transactions consummated after such date, the Chancellor Merger, the Pending Transactions and the Financing Transactions, but without giving effect to the Katz Acquisition, the Company's net loss attributable to common stockholders for the year ended December 31, 1996 and the six months ended June 30, 1997 would have been $216.5 million and $92.6 million, respectively. The acquisition of radio broadcasting stations has been and will continue to be an important part of the Company's operating strategy, and the Company expects that amortization charges and interest expenses relating to past and possible future acquisitions will continue to have a significant adverse effect on the Company's reported results.


NECESSITY OF GOVERNMENTAL REVIEWS AND APPROVALS PRIOR TO CONSUMMATION OF THE PENDING TRANSACTIONS


     Approval of the FCC is required for the issuance, renewal or transfer of radio broadcast station operating licenses. In addition, the consummation of each of the Pending Transactions is conditioned upon the expiration or termination of the applicable waiting period under the HSR Act . To date, (i) the FCC has approved the Gannett Acquisition, the Denver Acquisition and the SFX Exchange, and the approval for each of these transactions (except the Denver Acquisition) has become a final, nonappealable order, (ii) the waiting periods required under the HSR Act for the Gannett Acquisition, the Bonneville Option and the Denver Acquisition have expired or been terminated, and (iii) the waiting periods required under the HSR Act for the SFX Exchange and the Katz Acquisition have not expired or been terminated.



     There can be no assurance that any governmental agency, including the FCC, will approve or take any other required action with respect to any of the Pending Transactions or the Katz Acquisition for which approval has not been given or actions not taken or, if approvals are received or actions are taken, that such approvals or actions will not require further, possibly numerous divestitures, or be conditioned upon matters that would cause the Company to abandon one or more of the Pending Transactions or the Katz Acquisition or that no action will be brought challenging such approvals or actions, or, if such challenge is made, as to the result thereof.


INTEGRATION OF ACQUISITIONS; OPERATION OF KATZ

     The Company holds a significantly larger portfolio of radio stations than the Company has held in the past. In addition, management is regularly involved in discussions with third parties regarding potential acquisitions, and the Company may pursue an active acquisition strategy that could result in additional expansion in the future. As a result of the Company's acquisition strategy, the Company's management will be required to manage a substantially larger radio station group than historically has been the case. The Company's future operations and earnings will be largely dependent on the Company's ability to integrate the stations proposed to be acquired thereunder. The Company must, among other things, integrate management and employee personnel and combine certain administrative procedures. The integration of the stations proposed to be acquired involve numerous other risks, including the potential loss of key employees of acquired stations. There can be no assurance that the Company will successfully integrate the stations proposed to be acquired, and the failure to do so could have a material adverse effect on its results of operations and financial condition. In addition, the need to focus management's attention on the integration of these stations may limit the ability of the Company to successfully pursue other opportunities for a period of time.

     Upon consummation of the Katz Acquisition, the Company will enter into a line of business not previously undertaken by the Company on a national basis. Although the media representation business is related to the radio broadcasting business and the Company's subsidiaries have experience in certain aspects of the media representation business at the local radio station level, consummation of the Katz Acquisition will require the Company to operate the business of Katz and manage a significantly larger base of management and employee personnel performing national media representation functions. There can be no assurance that the Company will successfully operate the business proposed to be acquired as a result of the Katz Acquisition. In addition, the need to focus management's attention on the operation of this business may limit the ability of the Company to successfully pursue other opportunities for a period of time.

     The acquisition strategy of the Company involves numerous other risks, including increasing leverage and debt service requirements, the diversion of management's attention from other business concerns and the potential loss of key employees of acquired stations. The availability of additional acquisition financing cannot be assured, and depending on the terms of the proposed acquisitions and financings, could be restricted by the terms of the Senior Credit Facility, the 9 3/8% Indenture, the 8 3/4% Indenture, the certificates of designation for the 12 1/4% Preferred Stock and the 12% Preferred Stock, or the certificates of designation for the 7% Convertible Preferred Stock and $3.00 Convertible Preferred Stock. There can be no assurance that any future acquisitions will not have a material adverse effect on the Company's financial condition and results of operations.


COMPETITIVE NATURE OF RADIO BROADCASTING


     The radio broadcasting industry is a highly competitive business. The success of each of the Company's stations will be dependent, to a significant degree, upon its audience ratings and share of the overall advertising revenue within its market. The Company's stations will compete for listeners and advertising revenue directly with other radio stations, as well as with other media, within their respective markets. The Company also will compete with other broadcasting operators for acquisition opportunities, and prices for radio stations in major markets have increased significantly in recent periods. To the extent that the rapid pace of consolidation in the radio broadcasting industry continues, certain competitors may emerge with larger portfolios of major market radio stations, greater ability to deliver large audiences to advertisers and more access to capital resources than the Company. The audience ratings and market share for the Company are and will be subject to change and any adverse change in a particular market could have a material and adverse effect on the revenue of their stations located in that market. There can be no assurance that any one of the Company's stations will be able to maintain or increase its current audience ratings or advertising revenue market share.

     The radio broadcasting industry is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems, direct broadcast satellite ("DBS") systems and other digital audio broadcasting formats to local and national audiences. In addition, the FCC has auctioned spectrum for a new satellite-delivered Digital Audio Radio Service ("DARS"). These actions may result in the introduction of several new national or regional multi-channel and multi-format satellite radio services with sound quality equivalent to compact discs. Another possible competitor to traditional radio is In Band On Channel ("IBOC") digital radio. IBOC could provide multi-channel, multi-format digital radio services in the same band width currently occupied by traditional AM and FM radio services. The Company cannot predict at this time the effect, if any, that any such new technologies may have on the radio broadcasting industry.

ANTITRUST MATTERS

     As a result of the recent consolidation of ownership in the radio broadcast industry, the DOJ has been giving closer scrutiny to acquisitions in the industry, including certain transactions involving the Company. The consummation of the Pending Transactions are subject to notification filing requirements, applicable waiting periods and possible review by the DOJ or the United States Federal Trade Commission (the "FTC") under the HSR Act. To date, the waiting periods for all such transactions except the SFX Exchange have expired or been terminated. See "-- Necessity of Governmental Reviews and Approvals Prior to Consummation of the Pending Transactions" above and "Business and Properties -- Federal Regulation of Radio Broadcasting Industry." The DOJ has issued a second request for additional information in connection with the SFX Exchange and the Katz Acquisition. DOJ review of certain transactions has caused, and may continue to cause, delays in anticipated consummations of certain transactions and, in some cases, may result in attempts by DOJ to enjoin such transactions or negotiate modifications of the proposed transactions. Such delays, injunctions and modifications could have an adverse effect on the Company and may result in the abandonment of some otherwise attractive transactions.


     The DOJ has stated publicly that it has established certain revenue and audience share concentration benchmarks with respect to radio station acquisitions, above which a transaction may receive additional antitrust scrutiny. However, to date, the DOJ has also investigated transactions that do not meet or exceed these benchmarks and has cleared transactions that do exceed the benchmarks. Given this uncertainty, the Company cannot predict whether it will be required by the DOJ or the FTC to dispose of certain stations to be acquired as a result of the Pending Transactions. Although the Company does not believe that its acquisition strategy as a whole will be adversely affected in any material respect by antitrust review (including review under the HSR Act) or by additional divestitures that the Company may have to make as a result of antitrust review, there can be no assurance that this will be the case.

RADIO BROADCASTING INDUSTRY SUBJECT TO FEDERAL REGULATION

     The radio broadcasting industry is subject to extensive regulation by the FCC under the Communications Act of 1934 as amended (as amended by the 1996 Act, the "Communications Act"). Approval of the FCC is required for the issuance, renewal or transfer of radio broadcast station operating licenses. See
"-- Necessity of Governmental Reviews and Approvals Prior to Consummation of the Pending Transactions" above. In particular, the Company's business is dependent upon its continuing to hold radio broadcasting licenses from the FCC that are issued for terms of up to eight years. While in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that any of the stations' licenses will be renewed at their expiration dates, or that renewals, if granted, will not include conditions or qualifications that could adversely affect the Company's operations. In addition, the Communications Act and FCC rules restrict alien ownership and voting of capital stock of, and participations in the affairs of the Company. Moreover, laws, regulations and policies may be changed significantly over time and there can be no assurance that such changes will not have a material adverse affect on the business, financial condition and results of operations of the Company.

     The 1996 Act, which amended the Communications Act in a number of important respects, has created significant new opportunities for radio broadcasters, but also has created uncertainties as to how the FCC and the courts will enforce and interpret the 1996 Act. Although the 1996 Act eliminated the national ownership ceiling previously applicable to radio broadcasters and also loosened restrictions previously applicable to ownership within single markets, significant restrictions remain on permitted levels of local ownership. In markets with 45 or more stations, ownership is limited to eight stations, no more than five of which can be FM or AM; in markets with 30-44 stations, ownership is limited to seven stations, no more than four of which can be FM or AM; in markets with 15-29 stations, ownership is limited to six stations, no more than four of which can be FM or AM; and in markets with 14 or fewer stations, ownership is limited to no more than 50% of the market's total and no more than three AM or FM. Compliance with the FCC's multiple ownership rules is expected to cause the Company and other radio broadcasters to forego acquisition opportunities that they might otherwise wish to pursue. Compliance with these rules by third parties may also have a significant impact on the Company as, for example, in precluding the consummation of swap transactions that would cause such third parties to violate multiple ownership rules.

SUBORDINATION OF EXCHANGE DEBENTURES


     The payment of principal of and premium and interest on the Exchange Debentures will be subordinated to all existing and future Senior Debt (as defined in the Indenture relating to the Exchange Debentures) of the Company. As a result of such subordination, in the event of the Company's insolvency, liquidation, reorganization, dissolution or other winding up, or upon the acceleration of any Senior Debt, the holders of Senior Debt must be paid in full before the holders of the Exchange Debentures may be paid. Furthermore, payments on the Exchange Debentures will not be permitted if a default exists or would be caused with respect to any Senior Debt. In addition, payment of principal of and premium and interest on the Exchange Debentures effectively will be subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries which, at June 30, 1997, aggregated $2.78 billion on a pro forma basis after giving effect to the Completed Transactions consummated after such date, the Chancellor Merger, the Pending Transactions and the Financing Transactions, but without giving effect to the Katz Acquisition. See "Description of Exchange Debentures -- Subordination."


RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Senior Credit Facility, the 9 3/8% Indenture, the 8 3/4% Indenture and the certificates of designations for the Company's preferred stock and the Senior Credit Facility each contain certain covenants that restrict, among other things, the Company's ability to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company, enter into sale and leaseback transactions, conduct business other than the ownership and operation of radio broadcast stations, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. The Senior Credit Facility requires the Company to maintain specified financial ratios and to satisfy certain financial condition tests. The Company's ability to meet those financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Senior Credit Facility, the 9 3/8% Indenture, the 8 3/4% Indenture and other financial documents. In the event of an event of default under the Senior Credit Facility, the 9 3/8% Indenture or the 8 3/4% Indenture, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. In the case of the Senior Credit Facility, if the Company were unable to repay those amounts, the lenders thereunder could proceed against the collateral granted to them to secure that indebtedness, including seeking foreclosure on the stock of CMHC, which has been pledged to secure that indebtedness. If the Senior Credit Facility indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company. Substantially all the assets of the Company have been pledged as security under the Senior Credit Facility. See "Description of Indebtedness."

DEPENDENCE ON KEY PERSONNEL

     The Company's business will be dependent upon the performance of certain key individuals, including Thomas O. Hicks, the Chairman of the Company, Scott
K. Ginsburg, the President and Chief Executive Officer of the Company; James de Castro, the Chief Operating Officer of the Company, and Matthew E. Devine, the Chief Financial Officer of the Company. The loss of the services of Mr. Hicks, Mr. Ginsburg, Mr. de Castro or Mr. Devine could have a material and adverse effect on the Company. Additionally, Steven Dinetz, the Company's former Co-Chief Operating Officer, has accepted a position as chief operating officer of another radio broadcaster affiliated with Hicks Muse (as defined), and there can be no assurance that the loss of Mr. Dinetz as Co-Chief Operating Officer of the Company will not have a material and adverse effect on the Company.

LIMITATIONS ON ABILITY TO PAY DIVIDENDS

     Chancellor Media is a holding company with no significant assets other than the common stock of CMHC. CMHC is also a holding company with no significant assets other than the common stock of CMCLA. Consequently, the Company will ultimately be dependent on dividends and other funds from CMCLA to meet its obligations, including with respect to dividends on the $3.00 Convertible Preferred Stock, and the 7% Convertible Preferred Stock. The Senior Credit Facility, the 9 3/8% Indenture, the 8 3/4% Indenture and the certificates of designation governing the 12 1/4% Preferred Stock and the 12% Preferred Stock will limit, but do not prohibit, the payment of dividends by CMCLA.

     In addition to these restrictions, under Delaware law the Company is permitted to pay dividends on its capital stock, including the $3.00 Convertible Preferred Stock and the 7% Convertible Preferred Stock, only out of its surplus or, in the event that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. In order to pay dividends in cash, the Company must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared. In determining the Company's ability to pay dividends, Delaware law permits the board of directors of the Company to revalue the Company's assets and liabilities from time to time to their fair market values in order to create surplus. The Company cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there can be no assurance that the Company will be able to pay dividends on the $3.00 Convertible Preferred Stock and the 7% Convertible Preferred Stock.


ABSENCE OF PUBLIC MARKET FOR THE $3.00 CONVERTIBLE PREFERRED STOCK



     The Company does not intend to list the $3.00 Convertible Preferred Stock on any public exchange and there can be no assurance that any market for the $3.00 Convertible Preferred Stock will develop or, if one does develop, that it will be maintained. If an active market for the $3.00 Convertible Preferred Stock fails to develop or be sustained, the trading price of the $3.00 Convertible Preferred Stock could be adversely affected. The $3.00 Convertible Preferred Stock could trade at prices that may be higher or lower than the original price paid by the holder depending on many factors, including prevailing interest rates, the price of the Common Stock, the Company's operating results, any election by the Company to extend interest payment periods and the market for similar securities. However, there can be no assurance as to the liquidity of any trading market for the $3.00 Convertible Preferred Stock or that an active public market for the $3.00 Convertible Preferred Stock will develop.


CONTROL OF THE COMPANY


     Affiliates of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse") hold approximately 15% of the outstanding primary shares of the Common Stock of Chancellor Media, and Mr. Ginsburg holds approximately 4% of the outstanding primary shares of Common Stock of Chancellor Media. Additionally, three directors of Chancellor Media are also principals or executive officers of Hicks Muse. Accordingly, Hicks Muse will have substantial influence on all matters submitted to a vote of the holders of Common Stock, and the combined voting power of Hicks Muse and Mr. Ginsburg may have the effect of discouraging certain types of transactions involving an actual or potential change of control of Chancellor Media or the Company.


                                USE OF PROCEEDS

     The Selling Holders will receive all of the proceeds from any sale of the Securities. The Company will not receive any proceeds from the sale of Securities.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the Company's ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for each of the five fiscal years ended December 31, 1996 and for the six months ended June 30, 1997.

                                                                           SIX MONTHS   SIX MONTHS
                                      YEAR ENDED DECEMBER 31,                ENDED        ENDED
                           ---------------------------------------------    JUNE 30,     JUNE 30,
                            1992     1993      1994     1995      1996        1996         1997
                           ------   -------   ------   -------   -------   ----------   ----------
Ratio of earnings to
  combined fixed charges
  and preferred stock
  dividends(1)...........      --        --       --        --        --         --        1.28
Deficiency of earnings to
  combined fixed charges
  and preferred stock
  dividends(1)...........  $6,129   $28,066   $7,392   $13,089   $24,967    $23,915       $  --

---------------

(1) For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest, amortization of debt issuance costs and the component of rental expense believed by management to be representative of the interest factor thereon.

                            BUSINESS AND PROPERTIES


     The Company is one of the largest radio broadcasting companies in the United States. Upon consummation of all Pending Transactions, the Company will own and operate 99 radio stations (73 FM and 26 AM) in 21 large markets, including each of the nation's 12 largest radio revenue markets. The Company's portfolio includes the first or second ranked station cluster in terms of revenue share in 15 markets. On a pro forma basis, the Company had net revenue and broadcast cash flow (as defined) of approximately $396.0 million and $166.6 million, respectively, for the six months ended June 30, 1997, and its pro forma broadcast cash flow margin for such period would have been 42%.



     The Company's strategy is to secure the leading clusters of radio stations in each of the markets in which it operates. The Company's station portfolio includes a total of 11 superduopolies, with seven in the 12 largest radio markets -- Los Angeles, New York, Chicago, San Francisco, Philadelphia, Washington, D.C. and Detroit -- and four in other large markets -- Denver, Minneapolis/St. Paul, Phoenix and Orlando. Consummation of the Pending Transactions will add 13 stations (10 FM and three AM) (without taking into account stations to be disposed or exchanged in the Pending Transactions) to the Company's portfolio, including five stations in its superduopoly markets. Approximately 78% of pro forma 1996 net revenue would have been generated by the superduopoly markets.


     The Company's portfolio is geographically diversified and employs a wide variety of programming formats, including adult contemporary, contemporary hit radio, urban, jazz, country, oldies, news/talk, rock and sports. Each of the Company's stations targets a specific demographic audience within a market, with the majority of the stations appealing primarily to 18 to 34 or 25 to 54 year old men and/or women, the demographic groups most sought after by advertisers. Management believes that, because of the size and diversity of its station portfolio, the Company is not unduly reliant on the performance of any one station or market. No single market to be served by the Company represented more than 12.0% of the Company's pro forma 1996 broadcast cash flow.

     The Company's principal executive office is located at 433 East Las Colinas Boulevard, Suite 1130, Irving, Texas 75039, and its telephone number is (972) 869-9020.

RECENT DEVELOPMENTS

  CHANCELLOR MERGER

     On September 5, 1997, Evergreen, EMHC, EMCLA, Chancellor and CRBC consummated the transactions contemplated by the Chancellor Merger Agreement. Pursuant to the Chancellor Merger Agreement, (i) Chancellor was merged with and into EMHC, a direct, wholly-owned subsidiary of Evergreen, with EMHC remaining as the surviving corporation and (ii) CRBC was merged with and into EMCLA, a direct, wholly-owned subsidiary of EMHC, with EMCLA remaining as the surviving corporation. Upon the consummation of the Parent Merger, Evergreen was renamed Chancellor Media Corporation and EMHC was renamed Chancellor Mezzanine Holdings Corporation. Upon the consummation of the Subsidiary Merger, EMCLA was renamed Chancellor Media Corporation of Los Angeles. Consummation of the Chancellor Merger added 52 radio stations (36 FM and 16 AM) to the Company's portfolio of stations, including 13 stations in markets in which the Company previously operated.

     At the effective time of the Parent Merger (the "Parent Merger Effective Time"), (i) each share of Evergreen's Class A Common Stock, par value $.01 per share, and each share of Evergreen's Class B Common Stock, par value $.01 per share, outstanding immediately prior to the Parent Merger Effective Time were reclassified, changed and converted into one share of Common Stock of Chancellor Media, (ii) each share of Chancellor's Class A Common Stock, par value $.01 per share, and each share of Chancellor's Class B Common Stock, par value $.01 per share, outstanding immediately prior to the Parent Merger Effective Time were converted into the right to receive 0.9091 shares of Common Stock of Chancellor Media, (iii) each share of Chancellor's 7% Convertible Preferred Stock, par value $.01 per share, outstanding immediately prior to the Parent Merger Effective Time was converted into the right to receive one share of 7% Convertible Preferred Stock of Chancellor Media with substantially identical powers, preferences and relative rights and (iv) Evergreen assumed all options to acquire shares of Chancellor's Class A Common Stock outstanding immediately prior to the Parent Merger Effective Time held by certain officers, directors, employees and consultants of Chancellor and its subsidiaries. Approximately 17.3 million shares of Chancellor Media Common Stock were issued in the Parent Merger to the former common stockholders of Chancellor, and approximately 1.8 million shares of Chancellor Media Common Stock may be issued from time to time upon the exercise of the options assumed by Chancellor Media in the Parent Merger. In addition, at the Parent Merger Effective Time, CMHC repaid all amounts outstanding under the Chancellor Interim Financing, in the principal amount of $133.0 million.


     Furthermore, at the effective time of the Subsidiary Merger (the "Subsidiary Merger Effective Time"), (i) each share of CRBC's 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock, par value $.01 per share, outstanding immediately prior to the Subsidiary Merger Effective Time was converted into the right to receive one share of 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock of CMCLA with substantially identical powers, preferences and relative rights, (ii) each share of CRBC's 12% Exchangeable Preferred Stock, par value $.01 per share, outstanding immediately prior to the Subsidiary Merger Effective Time was converted into the right to receive one share of 12% Exchangeable Preferred Stock of CMCLA with substantially identical powers, preferences and relative rights, (iii) CMCLA assumed all of the obligations under CRBC's $200,000,000 aggregate principal amount 9 3/8% Notes and the 9 3/8% Indenture governing such securities, (iv) CMCLA assumed all of the obligations under CRBC's $200,000,000 aggregate principal amount 8 3/4% Notes and the 8 3/4% Indenture governing such securities and (v) CMCLA refinanced, through additional borrowings under the Senior Credit Facility, all amounts outstanding under the CRBC Restated Credit Agreement. The aggregate amount of borrowings under the CRBC Restated Credit Agreement refinanced by CMCLA consisted of principal in the amount of $416.0 million, plus accrued interest.



  COMPLETED EVERGREEN/CHANCELLOR MEDIA TRANSACTIONS



     Since January 1, 1997, Evergreen (and, after September 5, 1997, Chancellor Media) and its subsidiaries had completed (i) the acquisition of 17 radio stations for a net purchase price of approximately $1.14 billion, (ii) the exchange of seven stations for five stations and $6.0 million in cash and (iii) the sale or other disposition of 10 radio stations for $269.3 million in cash and a promissory note for $18.0 million.


     On January 31, 1997, Evergreen acquired WWWW-FM and WDFN-AM in Detroit from affiliates of Chancellor for $30.0 million in cash plus various other direct acquisition costs (the "WWWW/WDFN Acquisition"). Evergreen had previously provided certain sales and promotional functions to WWWW-FM and WDFN-AM under a joint sales agreement since February 14, 1996 and subsequently operated the stations under a time brokerage agreement since April 1, 1996.

     On January 31, 1997, Evergreen acquired KKSF-FM and KDFC-FM/AM in San Francisco from affiliates of The Brown Organization for $115.0 million in cash plus various other direct acquisition costs (the "KKSF/KDFC Acquisition"). Evergreen had previously been operating KKSF-FM and KDFC-FM/AM under a time brokerage agreement since November 1, 1996. On July 21, 1997, Evergreen sold KDFC-FM to Bonneville for $50.0 million in cash (the "Bonneville/KDFC Disposition"). The assets of KDFC-FM are classified as assets held for sale on June 30, 1997 in connection with the purchase price allocation of KKSF-FM and KDFC-FM/AM and no gain or loss was recognized by Evergreen upon consummation of the sale.

     On April 1, 1997, Evergreen acquired WJLB-FM and WMXD-FM in Detroit from Secret Communications L.P. ("Secret") for $168.0 million in cash plus various other direct acquisition costs (the "Secret/ Detroit Acquisition"). Evergreen had previously been operating WJLB-FM and WMXD-FM under time brokerage agreements since September 1, 1996.

     On April 3, 1997, Evergreen exchanged WQRS-FM in Detroit (which Evergreen acquired on April 3, 1997 from Secret for $32.0 million in cash plus various other direct acquisition costs) to affiliates of Greater Media Radio, Inc. ("Greater Media") in return for WWRC-AM in Washington, D.C. and $9.5 million in cash (the "Greater Media Exchange"). The net purchase price to Evergreen of WWRC-AM was therefore $22.5 million. Evergreen had previously been operating WWRC-AM under a time brokerage agreement since June 17, 1996.

     On May 1, 1997, Evergreen acquired WDAS-FM/AM in Philadelphia from affiliates of Beasley FM Acquisition Corp. ("Beasley") for $103.0 million in cash plus various other direct acquisition costs (the "Beasley Acquisition").

     On May 15, 1997, Evergreen exchanged five of its six stations in Charlotte, North Carolina (WPEG-FM, WBAV-FM/AM, WRFX-FM and WFNZ-AM) for two FM stations (WIOQ-FM and WUSL-FM) owned by EZ Communications, Inc. ("EZ") in Philadelphia (the "EZ Exchange"), and also sold Evergreen's sixth radio station in Charlotte, WNKS-FM, to EZ for $10.0 million in cash and recognized a gain of $3.5 million (the "EZ Sale" and, collectively with the EZ Exchange, the "EZ Transaction").

     On May 30, 1997, Evergreen acquired WPNT-FM in Chicago from affiliates of Century Broadcasting Company ("Century") for $75.7 million in cash (including $2.0 million for the purchase of the station's account receivables) plus various other direct acquisition costs (the "Century Acquisition"). On June 19, 1997, Evergreen sold WPNT-FM in Chicago to Bonneville for $75.0 million in cash and recognized a gain of $0.5 million (the "Bonneville/WPNT Disposition").

     On June 3, 1997, Evergreen sold WEJM-FM in Chicago to affiliates of Crawford Broadcasting ("Crawford") for $14.8 million in cash and recognized a gain of $9.3 million (the "Crawford Disposition").

     On July 2, 1997, Evergreen acquired WLTW-FM and WAXQ-FM in New York and WMZQ-FM, WJZW-FM, WZHF-AM and WBZS-AM in Washington, D.C. from Viacom International, Inc. ("Viacom") for approximately $612.4 million (including various direct acquisition costs) (the "Evergreen Viacom Acquisition"). On July 7, 1997, Evergreen sold WJZW-FM in Washington, D.C. to affiliates of Capital Cities/ABC Radio ("ABC") for $68.0 million in cash (the "ABC/Washington Disposition"). The assets of WJZW-FM were accounted for as assets held for sale in connection with the purchase price allocation of the Evergreen Viacom Acquisition and no gain or loss was recognized by Evergreen upon consummation of the sale.


     On July 7, 1997, Evergreen sold the FCC authorizations and certain transmission equipment previously used in the operation of KYLD-FM in San Francisco to Susquehanna Radio Corp. ("Susquehanna") for $44.0 million in cash (the "San Francisco Frequency Disposition"). Simultaneously therewith, Chancellor sold the call letters "KSAN-FM" (which Chancellor previously used in San Francisco) to Susquehanna. On July 7, 1997, Evergreen and Chancellor entered a time brokerage agreement to enable Evergreen to operate KYLD-FM on the frequency previously assigned to KSAN-FM, which has an improved broadcast signal in the San Francisco market, and on July 7, 1997, Chancellor changed the call letters of KSAN-FM to KYLD-FM. Upon the consummation of the Chancellor Merger, the Company changed the format of the new KYLD-FM to the format previously operated on the old KYLD-FM.



     On July 14, 1997, Evergreen completed the disposition of WLUP-FM in Chicago to Bonneville (the "Bonneville/WLUP Disposition" and, collectively with the Bonneville/KDFC Disposition and the Bonneville/WPNT Disposition, the "Bonneville Dispositions"). On October 7, 1997, the Company applied the net proceeds from the disposition of WLUP-FM of $80.0 million in cash, plus an additional $3.5 million in cash and various other direct acquisition costs, in a deferred exchange of WLUP-FM for KZPS-FM and KDGE-FM in Dallas (the "Chicago/Dallas Exchange"). The Company had previously operated KDGE-FM and KZPS-FM under time brokerage agreements effective August 1, 1997.


     On August 13, 1997, Evergreen sold KDFC-AM in San Francisco and WBZS-AM and WZHF-AM in Washington, D.C. to affiliates of Douglas Broadcasting ("Douglas") for $18.0 million in the form of a promissory note (the "Douglas AM Dispositions"). The promissory note bears interest at 7 3/4%, with a balloon principal payment due four years after closing. At closing, Douglas was required to post a $1.0 million letter of credit for the benefit of Evergreen that will remain outstanding until all amounts due under the promissory note are paid.

     On August 27, 1997, Evergreen sold WEJM-AM in Chicago to Douglas for $7.5 million in cash (the "Douglas Chicago Disposition").


     The foregoing transactions, together with (i) the acquisition on January 17, 1996 of Pyramid Communications, Inc. for approximately $316.3 million; (ii) the acquisition on May 3, 1996 of WKLB-FM in Boston for $34.0 million in cash;
(iii) the acquisition on August 14, 1996 of KYLD-FM in San Francisco for $44.0 million in cash; (iv) the acquisition on October 18, 1996 of WEDR-FM in Miami for $65.0 million in cash; (v) the exchange on November 26, 1996 of WKLB-FM in Boston for WGAY-FM in Washington, D.C.; and (vi) the dispositions on July 19, 1996 and August 1, 1996 of WHTT-FM/AM and WSJZ-FM in Buffalo for $32.0 million are referred to as the "Completed Evergreen/Chancellor Media Transactions."


  COMPLETED CHANCELLOR TRANSACTIONS


     Between January 1, 1997 and the date of completion of the Chancellor Merger, Chancellor had completed (i) the acquisition of 24 radio stations for a net purchase price of approximately $1.07 billion, (ii) the exchange of three stations for one station and $33.0 million in cash and (iii) the sale of five stations for $108.3 million in cash.


     On January 23, 1997, Chancellor acquired Colfax Communications, a radio broadcasting company with eight FM stations and four AM stations located in four markets (Minneapolis/St. Paul, Phoenix, Washington, D.C. and Milwaukee) (the "Colfax Acquisition") for $383.7 million in cash (including acquisition costs). On March 31, 1997, Chancellor sold WMIL-FM and WOKY-AM in Milwaukee, which were acquired as part of the Colfax Acquisition, for $41.3 million in cash (the "Milwaukee Disposition").

     On January 31, 1997, Chancellor sold WWWW-FM and WDFN-AM in Detroit to EMCLA for $30.0 million in cash plus various other direct transaction costs (the "WWWW/WDFN Disposition").

     On February 13, 1997, Chancellor acquired three FM stations in Orlando, two FM stations and one AM station in West Palm Beach and two FM stations in Jacksonville from OmniAmerica Group for $166.0 million in cash (including acquisition costs) and common stock of Chancellor valued at $15.0 million (the "Omni Acquisition"). Chancellor had been operating the Orlando stations acquired in the Omni Acquisition pursuant to a time brokerage agreement since July 1, 1996. On March 24, 1997, Chancellor exchanged WEAT-FM/AM and WOLL-FM in West Palm Beach, which were acquired as part of the Omni Acquisition, for KSTE-FM in Sacramento and $33.0 million in cash (the "West Palm Beach Exchange"). Chancellor had previously been operating KSTE-FM under a time brokerage agreement since August 1, 1996. Prior to consummating the West Palm Beach Exchange, Chancellor had sold all of the broadcast time on WEAT-FM/AM and WOLL-FM pursuant to a time brokerage agreement since July 1, 1996.

     On July 2, 1997, Chancellor acquired KIBB-FM and KYSR-FM in Los Angeles, WLIT-FM in Chicago and WDRQ-FM in Detroit from Viacom for approximately $500.8 million (including various direct acquisition costs) (the "Chancellor Viacom Acquisition" and, together with the Evergreen Viacom Acquisition, the "Viacom Acquisition"). On August 11, Chancellor sold WDRQ-FM in Detroit, to ABC for $37.0 million in cash (the "ABC/Detroit Disposition" and, together with the ABC/Washington Disposition, the "ABC Dispositions").

     The forgoing transactions, together with (i) the acquisition by Chancellor on February 14, 1996 of Trefoil Communications, Inc. and its wholly owned subsidiary, Shamrock Broadcasting, Inc. (collectively, "Shamrock Broadcasting"), a radio broadcasting company with 11 FM stations and 8 AM stations in 10 markets for $408.0 million in cash (including acquisition costs) (the "Shamrock Acquisition"), (ii) the exchange by Chancellor on July 31, 1996 of KTBZ-FM in Houston (which was acquired as part of the Shamrock Acquisition) and $5.6 million in cash for KIMN-FM and KALC-FM in Denver (the "Houston/Denver Exchange") and (iii) the acquisition by Chancellor on November 22, 1996 of WKYN-AM in Cincinnati for $1.4 million in cash are referred to as the "Completed Chancellor Transactions." The Completed Evergreen Transactions and the Completed Chancellor Transactions are referred to collectively as the "Completed Transactions."

  PENDING TRANSACTIONS

     Gannett Acquisition

     On April 4, 1997, Evergreen entered into the Gannett Agreements with P&S, pursuant to which Evergreen will acquire WGCI-AM and WGCI-FM in Chicago for $140.0 million, KKBQ-AM and KKBQ-FM in Houston for $110.0 million, and KHKS-FM in Dallas for $90.0 million. The aggregate purchase price is subject to an upward adjustment of up to $10.0 million depending on the timing of the closings. The Gannett Agreements are independent with respect to each market and may be consummated at different times. On April 10, 1997, Evergreen issued letters of credit for the benefit of P&S in the aggregate amount of $34.0 million to secure Evergreen's obligations under the Gannett Agreements.

     The Company expects that it will ultimately borrow the funds necessary to complete the Gannett Acquisition from the Senior Credit Facility. However, if the Company does not have sufficient borrowing capacity under the Senior Credit Facility or otherwise to consummate the Gannett Acquisition within the time period specified in the Gannett Agreements, Chancellor Media has agreed, pursuant to an alternative financing facility with certain lenders, to issue common equity securities for the account of those lenders if the alternative facility is drawn. The Company presently expects that it will be able to consummate the Gannett Acquisition by drawing on the Senior Credit Facility and that, as a result, Chancellor Media will not be required to make any draw under an alternative facility.

     Although there can be no assurances, the Company expects that the Gannett Acquisition will be completed in the fourth quarter of 1997 or the first quarter of 1998.


     Denver Acquisition. On July 30, 1997, Chancellor entered into an agreement to acquire KXPK-FM in Denver from Ever Green Wireless LLC (which is unrelated to the Company) for $26.0 million in cash (including $1.7 million paid by Chancellor in escrow) (the "Denver Acquisition"). Chancellor also entered into an agreement to operate KXPK-FM under a time brokerage agreement effective as of September 1, 1997. Although there can be assurance, the Company expects that the Denver Acquisition will be completed in the first quarter of 1998.


     SFX Exchange. On July 1, 1996, Chancellor entered into an agreement with SFX pursuant to which Chancellor agreed to exchange WAPE-FM and WFYV-FM in Jacksonville and $11.0 million in cash to SFX Broadcasting Inc. ("SFX") in return for WBAB-FM, WBLI-FM, WHFM-FM and WGBB-AM in Nassau/Suffolk (Long Island). Chancellor has been operating WBAB-FM, WBLI-FM, WHFM-FM and WGBB-FM pursuant to a time brokerage agreement effective July 1, 1996 and SFX has been operating WAPE-FM and WFYV-FM pursuant to time brokerage agreements each effective July 1, 1996. The Company is unable to predict whether or when it will consummate the SFX Exchange, as it is pending review by the DOJ under the HSR Act.


     Bonneville Option. On August 6, 1997, Evergreen and Chancellor announced that they had paid $3.0 million to Bonneville for an option to exchange Evergreen's station WTOP-AM in Washington and Chancellor's stations KZLA-FM in Los Angeles and WGMS-FM in Washington and $57.0 million in cash for Bonneville's stations WNSR-FM in New York, KLDE-FM in Houston and KBIG-FM in Los Angeles. The Bonneville Option was exercised by the Company on October 1, 1997, and definitive exchange documentation is presently being negotiated. The Company has entered time brokerage agreements relating to these stations, which were effective on October 1, 1997 for WTOP-AM, KZLA-FM, WGMS-FM, KLDE-FM and KBIG-FM, and effective on October 10, 1997 for WNSR-FM.



     The Gannett Acquisition, the Denver Acquisition, the SFX Exchange and the Bonneville Option are referred to collectively herein as the "Pending Transactions."


  Katz Acquisition

     On July 14, 1997, Evergreen, Chancellor and Katz entered into an agreement pursuant to which a jointly owned affiliate of Evergreen and Chancellor (referred to herein as "Morris Acquisition Corporation") would acquire Katz, a full-service media representation firm serving multiple types of electronic media with leading market shares in the representation of radio and television stations and cable television systems, in a tender offer transaction valued at approximately $376.1 million at September 30, 1997.



     Under the terms of the Katz Acquisition, shareholders of Katz would be offered in a tender offer $11.00 in cash per share for each share of common stock held. Shares not purchased in the tender offer would be converted in a second-step merger into the right to receive $11.00 in cash per share, subject to statutory appraisal and dissenters' rights. Assuming completion of the Katz Acquisition, debt of Katz and its subsidiaries of approximately $212 million at September 30, 1997 would be assumed or refinanced as part of the Katz Acquisition. In connection with the execution of the Katz Acquisition agreement on July 14, 1997, holders of approximately 51.6% of Katz' outstanding common stock agreed to tender their shares in the offer and vote in favor of the transaction.


     Consummation of the Katz Acquisition is subject to the tender of a majority of the shares of common stock of Katz on a fully diluted basis, approval of the Katz shareholders and receipt of necessary regulatory approvals, including the expiration or termination of the required waiting period under the HSR Act. The DOJ has issued a second request for information under the HSR Act concerning the Katz Acquisition. Accordingly, there can be no assurance as to whether or when the Katz Acquisition may be consummated.

  FINANCING TRANSACTIONS


     In addition to the various radio station transactions described above, Chancellor, CRBC, Evergreen and EMCLA have undertaken the following transactions:


     On April 25, 1997, EMCLA entered into the Senior Credit Facility (as amended on June 26, 1997 and August 7, 1997) with certain banks and financial institutions and Toronto Dominion (Texas), Inc. as Administrative Agent for such lenders. Pursuant to the Senior Credit Facility, EMCLA's previous facility was refinanced and increased to a total commitment of $1.75 billion and, upon consummation of the Chancellor Merger, such total commitment increased to $2.50 billion.


     On June 16, 1997 Evergreen completed its private offering of 5,500,000 shares of $3.00 Convertible Preferred Stock for aggregate gross proceeds of $275.0 million and on June 20, 1997, the initial purchasers of the $3.00 Convertible Preferred Stock exercised an over-allotment option granted by Evergreen to acquire an additional 490,000 shares of the $3.00 Convertible Preferred Stock for additional gross proceeds of $24.5 million. The net proceeds of $287.8 million were contributed to the Company and were used to repay borrowings under the Senior Credit Facility and subsequently were reborrowed as part of the financing of the Evergreen Viacom Acquisition. This Prospectus relates to resales of the $3.00 Convertible Preferred Stock.



     On June 24, 1997, CRBC completed its private offering of the 8 3/4% Notes. The net proceeds of the offering of 8 3/4% Notes of $194.1 million were used to repay borrowings under CRBC's previous senior credit agreement.



     On July 2, 1997, CRBC entered into the CRBC Restated Credit Agreement with certain lenders and Bankers Trust Company as Managing Agent for such lenders. Pursuant to the CRBC Restated Credit Agreement, CRBC's credit facility was refinanced and increased to a total commitment of $750.0 million. Additionally, on July 2, 1997 Chancellor borrowed funds under an interim loan of $170.0 million. These financing transactions were used to finance the Chancellor Viacom Acquisition. Upon consummation of the Chancellor Merger, all borrowings under the CRBC Restated Credit Agreement and the Chancellor Interim Financing were refinanced or repaid by CMHC and the Company.


     The foregoing transactions are referred to collectively as the "Financing Transactions."

BROADCAST PROPERTIES


     The following table sets forth selected information with respect to the portfolio of radio stations that are owned by the Company as of October 13, 1997.



                          RANKING OF
                          STATION'S                                                                             STATION RANKING
                          MARKET BY                   AUDIENCE                                      TARGET         IN TARGET
       MARKET(1)          REVENUE(2)     STATION     SHARE(%)(3)         STATION FORMAT          DEMOGRAPHICS   DEMOGRAPHICS(4)
------------------------  ----------   -----------   -----------   ---------------------------   ------------   ---------------
Los Angeles, CA             1          KKBT-FM         4.5         Urban Contemporary            Women 18-34        2
                                       KYSR-FM         2.8         Hot Adult Contemporary        Persons           18
                                                                                                 25-54
                                       KIBB-FM         1.6         Rhythmic Adult                Persons           18
                                                                   Contemporary                  25-54
                                       KLAC-AM         2.2         Adult Standards/Sports        Persons           21
                                                                                                 35-64
                                       KZLA-FM+        2.5         Country                       Persons           10
                                                                                                 25-54
New York, NY                2          WKTU-FM         4.7         Rhythmic Contemporary         Persons            5
                                                                   Hits                          25-54
                                       WLTW-FM         6.0         Soft Adult Contemporary       Persons            1
                                                                                                 25-54
                                       WAXQ-FM         2.0         Classic Rock                  Persons           12
                                                                                                 25-54
                                       WHTZ-FM         3.5         Contemporary Hit Radio        Persons            6
                                                                                                 18-34
Chicago, IL                 3          WMVP-AM         1.4         Personality/Sports            Men 25-54         18
                                       WRCX-FM         3.2         Mainstream Rock               Men 18-34          1
                                       WVAZ-FM         4.2         Black Adult                   Women 25-54        3
                                       WNUA-FM         3.9         Contemporary Jazz             Persons            5
                                                                                                 25-54
                                       WLIT-FM         4.8         Soft Adult Contemporary       Persons            1
                                                                                                 25-54
San Francisco, CA           4          KIOI-FM         3.2         Adult Contemporary            Women 25-54        2
                                       KMEL-FM         3.9         Contemporary Hits             Persons            1
                                                                                                 18-34
                                       KKSF-FM         3.6         Contemporary Jazz             Persons            4
                                                                                                 25-54
                                       KNEW-AM         1.0         Country/Sports                Persons           34
                                                                                                 25-54
                                       KYLD-FM         4.2         Contemporary Hits             Persons           13
                                                                                                 18-34
                                       KABL-AM         2.5         Adult Standards               Persons           12
                                                                                                 35-64
                                       KISQ-FM         2.7         70's Oldies                   Persons            8
                                                                                                 25-54
Dallas, TX                  5          KSKY-AM         0.1         Inspirational                 N/M               N/M
                                       KDGE-FM         3.0         Alternative Rock              Persons            5
                                                                                                 18-34
                                       KZPS-FM         3.8         Classic Rock                  Persons            4
                                                                                                 25-54
Philadelphia, PA            6          WYXR-FM         3.5         Adult Contemporary            Women 18-49        3
                                       WJJZ-FM         3.9         Contemporary Jazz             Persons            4
                                                                                                 35-54
                                       WDAS-FM         4.9         Urban Contemporary            Persons            2
                                                                                                 25-54
                                       WDAS-AM         1.2         Gospel                        N/M               N/M
                                       WUSL-FM         5.0         Urban Contemporary            Women 18-34        1
                                       WIOQ-FM         3.6         Contemporary Hit              Women 18-34        3
                                                                   Radio/Dance
Houston, TX                 7          KTRH-AM         4.5         News/Sports                   Men 25-54          3
                                       KLOL-FM         3.2         Album Rock                    Men 18-34          2
Washington, D.C.            8          WTOP-AM+        2.9         News/Sports                   Men 25-54         10
                                       WASH-FM         4.6         Adult Contemporary            Women 25-54        2
                                       WGAY-FM         3.9         Adult Contemporary            Persons            6
                                                                                                 35-64
                                       WWRC-AM         0.9         News/Talk                     Persons           24
                                                                                                 35-64
                                       WMZQ-FM         5.0         Country                       Persons            5
                                                                                                 25-54
                                       WBIG-FM         4.7         Oldies                        Persons            2
                                                                                                 25-54
                                       WGMS-FM+        4.1         Classical                     Persons            3
                                                                                                 35-64
                                       WTEM-AM         1.0         Sports/Talk                   Men 18-49         18
Boston, MA                  9          WJMN-FM         6.3         Contemporary Hits             Women 18-24        2
                                       WXKS-FM         6.2         Contemporary Hits             Women 25-34        1
                                       WXKS-AM         1.7         Nostalgia                     Women 45-54       12
Atlanta, GA                10          WFOX-FM         4.3         Oldies                        Persons           10
                                                                                                 25-54

                          RANKING OF
                          STATION'S                                                                             STATION RANKING
                          MARKET BY                   AUDIENCE                                      TARGET         IN TARGET
       MARKET(1)          REVENUE(2)     STATION     SHARE(%)(3)         STATION FORMAT          DEMOGRAPHICS   DEMOGRAPHICS(4)
------------------------  ----------   -----------   -----------   ---------------------------   ------------   ---------------
Detroit, MI                11          WKQI-FM         4.7         Adult Contemporary            Women 25-54        4
                                       WNIC-FM         7.2         Adult Contemporary            Women 25-54        1
                                       WYUR-AM(5)      N/M         Adult Contemporary            Women 25-54       N/M
                                       WWWW-FM         3.6         Country                       Women 25-54        9
                                       WDFN-AM         1.3         Sports/Talk                   Men 25-49         11
                                       WJLB-FM         8.1         Urban Contemporary            Persons            1
                                                                                                 18-34
                                       WMXD-FM         4.3         Black Adult                   Persons            4
                                                                                                 25-54
Miami/Ft. Lauderdale, FL   12          WVCG-AM         0.6         Brokered(6)                   N/M               N/M
                                       WEDR-FM         4.9         Urban Contemporary            Persons            6
                                                                                                 25-54
Denver, CO                 15          KRRF-AM         0.6         Talk                          Men 25-54         18
                                       KXKL-FM         4.2         Oldies                        Persons            7
                                                                                                 25-54
                                       KVOD-FM         1.8         Classical                     Persons           19
                                                                                                 25-54
                                       KIMN-FM         2.7         70's Oldies                   Persons           13
                                                                                                 25-54
                                       KALC-FM         4.8         Hot Adult Contemporary        Persons            1
                                                                                                 18-34
Minneapolis/St. Paul, MN   16          KTCZ-FM         4.4         Progressive Album Rock        Men 25-49          2
                                       KTCJ-AM(7)      0.2         Progressive Album Rock        Men 25-49         20
                                       KDWB-FM         6.9         Contemporary Hit Radio        Persons            2
                                                                                                 18-34
                                       KFAN-AM         1.8         Sports                        Men 18-49         11
                                       KEEY-FM         6.9         Country                       Persons            3
                                                                                                 25-54
                                       KQQL-FM         5.0         Oldies                        Persons            4
                                                                                                 25-54
                                       WRQC-FM(8)      4.5         Young Country                 Persons            7
                                                                                                 18-49
Phoenix, AZ                17          KMLE-FM         6.0         Country                       Persons            3
                                                                                                 25-54
                                       KISO-AM         0.8         Urban Adult Contemporary      Persons           25
                                                                                                 25-54
                                       KOOL-FM         6.0         Oldies                        Persons            2
                                                                                                 25-54
                                       KOY-AM          5.1         Adult Standards               Persons           10
                                                                                                 35-64
                                       KYOT-FM         3.1         Contemporary Jazz             Persons           13
                                                                                                 25-54
                                       KZON-FM         3.7         Alternative Rock              Persons            4
                                                                                                 18-34
Cincinnati, OH             20          WUBE-FM(9)      8.6         Country                       Persons            1
                                                                                                 25-54
                                       WUBE-AM         0.4         Nostalgia                     Persons           24
                                                                                                 35-64
                                       WYGY-FM(9)      3.3         Young Country                 Men 18-34          8
                                       WKYN-AM         0.7         Sports/Talk                   Men 18-49         15
Pittsburgh, PA             24          WWSW-AM(10)     0.3         Oldies                        Persons           24
                                                                                                 25-54
                                       WWSW-FM         5.6         Oldies                        Persons            4
                                                                                                 25-54
Sacramento, CA             25          KGBY-FM         3.8         Adult Contemporary            Women 25-54        2
                                       KHYL-FM         4.1         Oldies                        Persons            6
                                                                                                 25-54
                                       KFBK-AM        10.5         News/Talk                     Persons            2
                                                                                                 25-54
                                       KSTE-AM         2.9         Talk                          Persons           15
                                                                                                 25-54
Orlando, FL                26          WOCL-FM         4.4         Oldies                        Persons           10
                                                                                                 25-54
                                       WOMX-FM         4.7         Adult Contemporary            Persons            1
                                                                                                 25-54
                                       WJHM-FM         8.2         Urban Contemporary            Persons            1
                                                                                                 18-34
                                       WXXL-FM         6.9         Contemporary Hit Radio        Persons            2
                                                                                                 18-34
Nassau/Suffolk
 (Long Island) NY(11)      44          WALK-FM         6.2         Adult Contemporary            Persons            1
                                                                                                 25-54
                                       WALK-AM         0.3         Adult Contemporary            Persons           38
                                                                                                 35-64
Jacksonville, FL           47          WAPE-FM+        8.1         Contemporary Hit Radio        Women 18-34        1
                                       WFYV-FM+        8.6         Album Oriented Rock           Men 25-54          1
Riverside/ San
 Bernardino, CA            64          KGGI-FM         6.2         Contemporary Hit Radio        Persons            1
                                                                                                 18-34
                                       KMRZ-AM         0.4         Oldies                        Men 25-54         32

---------------

N/M: Not meaningful

+     Indicates station to be disposed in a Pending Transaction.


  (1) Actual city of license may differ from metropolitan market served in certain cases.


  (2) Ranking of principal radio market served by the station among all U.S. radio broadcast markets by aggregate 1996 gross radio broadcasting revenue as reported by James H. Duncan, Duncan's Radio Market Guide (1997 ed.).

  (3) Information derived from The Arbitron Company, Spring 1997, Local Market Reports in the specified markets for listeners age 12+, Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

  (4) Information derived from The Arbitron Company, Spring 1997, Local Market Reports in the specified markets for the Target Demographics specified for listening Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

  (5) The Company has historically brokered WYUR-AM to third parties.

  (6) The Company sells airtime on WVCG-AM to third parties for broadcast of specialty programming on a variety of topics.

  (7) Programming provided to KTCJ-AM via simulcast of programming broadcast on KTCZ-FM. The format of KTCJ-AM was changed to Classic Country with a target demographic of Persons 35-64 effective April 25, 1997.

  (8) The format of WRQC-FM was changed to Album Rock with a target demographic of Men 18-34 effective April 15, 1997.

  (9) WUBE-FM and WYGY-FM are sold in combination.

 (10) Programming provided to WWSW-AM via simulcast of programming broadcast on WWSW-FM.

 (11) Nassau/Suffolk (Long Island) may be considered part of the greater New York market, although it is reported separately as a matter of convention.

PENDING ACQUISITIONS


     The following table sets forth selected information with respect to the radio stations that will be acquired by the Company in the Pending Transactions.



                       RANKING OF
                       STATION'S                                                                           STATION RANKING
                       MARKET BY                   AUDIENCE                                    TARGET         IN TARGET
      MARKET(1)        REVENUE(2)     STATION     SHARE(%)(3)        STATION FORMAT         DEMOGRAPHICS   DEMOGRAPHICS(4)
---------------------  ----------   -----------   -----------   -------------------------   ------------   ---------------
Los Angeles, CA          1          KBIG-FM         2.4         Adult Contemporary          Persons           14
                                                                                            25-54
New York, NY             2          WNSR-FM         1.2         Modern Adult Contemporary   Women 25-44       12
Chicago, IL              3          WGCI-AM         1.4         Urban/R&B                   Persons           25
                                                                                            18-34
                                    WGCI-FM         5.6         Urban Oldies                Persons            2
                                                                                            25-54
Dallas, TX               5          KHKS-FM         8.0         Contemporary Hits           Women 18-34        1
Houston, TX              7          KKBQ-AM         0.2         Country                     Persons           34
                                                                                            25-54
                                    KKBQ-FM         4.3         Fresh Country               Persons            6
                                                                                            25-54
                                    KLDE-FM         7.2         Oldies                      Persons            2
                                                                                            25-54
Denver, CO              15          KXPK-FM         3.1         Alternative                 Persons           11
                                                                                            18-49
Nassau/Suffolk
 (Long Island) NY       44          WBAB-FM         2.8         Album Rock                  Men 25-49          3
                                    WBLI-FM         3.9         Adult Contemporary          Women 25-54        2
                                    WHFM-FM         N/M         Album Rock                  Men 25-49         N/M
                                    WGBB-AM         N/M         News/Talk                   Persons           N/M
                                                                                            25-54


---------------

N/M: Not meaningful


  (1) Actual city of license may differ from metropolitan market served in certain cases.


  (2) Ranking of principal radio market served by the station among all U.S. radio broadcast markets by aggregate 1996 gross radio broadcasting revenue as reported by James H. Duncan, Duncan's Radio Market Guide (1997 ed.).

  (3) Information derived from The Arbitron Company, Spring 1997, Local Market Reports in the specified markets for listeners age 12+, Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

  (4) Information derived from The Arbitron Company, Spring 1997, Local Market Reports in the specified markets for the Target Demographics specified for listening Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.


     Assuming consummation of the Katz Acquisition, for which no assurance can be given, the Company will also own and operate Katz, a full-service media representation firm serving multiple types of electronic media with leading market shares in the representation of radio and television stations and cable television systems.


COMPANY STRATEGY

     The Company's senior management team, led by Scott K. Ginsburg and James de Castro, has extensive experience in acquiring and operating large market radio station groups. The Company's business strategy is to assemble and operate radio station clusters in order to maximize broadcast cash flow generated in each market. This strategy relies on the following six key elements.

     Create Large Market Superduopolies. The Company seeks to be the owner and operator of the leading superduopoly in the largest markets in the United States. Management believes that the large revenue base in these markets, in conjunction with operating synergies achievable through the operation of multiple stations, will enable it to appeal to a wider universe of national and local advertisers and to achieve a greater degree of profitability than that of operators and broadcasters in smaller markets. The Pending Transactions will complement the Company's existing stations in the Los Angeles, New York, Chicago, San Francisco, Dallas, Houston, Denver and Nassau/Suffolk (Long Island) markets. The Company expects to continue to selectively pursue acquisition opportunities in the major markets in which it will compete as well as in other markets.

     Maximize Superduopoly Revenue and Expense Synergies. The Company seeks to capitalize on the revenue growth and expense savings opportunities of superduopolies that have been created or that will be created by the Viacom Acquisition, the Chancellor Merger and the Pending Transactions. Superduopolies have only been permissible since the passage of the 1996 Act in January 1996. Management believes that substantial benefits can be derived from the successful integration of these station cluster groups. Management also believes that radio station clusters can attract increased revenues in a market by delivering larger combined audiences to advertisers and by engaging in joint marketing and promotional activities. In addition, management expects to realize significant expense savings through the consolidation of facilities and through the economies of scale created in areas such as national representation commissions, employee benefits, insurance premiums and other operating costs.

     Establish Strong Listener Loyalty. Management believes that strong listener familiarity with a given radio station produces listener loyalty. Management seeks to establish this familiarity through a variety of programming and marketing techniques, including the development of high-profile on-air personalities and creative station-sponsored promotional events, all of which are designed to secure heightened listener awareness. The Company also conducts extensive market research to help identify programming format opportunities and attract new listeners, as has been the case with WKTU-FM in New York. After operating WKTU-FM for nine months under the call letters and country music format inherited from a prior operator, in February 1996 the Company began to operate WKTU-FM as a rhythmic contemporary hits station. According to Arbitron, WKTU-FM was ranked eleventh in its target demographic group as a country station, and was ranked first in several key demographic groups (including its target demographic group) in the first full ranking period after the station changed its format. The station has continued to rank among the top five stations in its target demographic group in subsequent periods. Management believes that institutionalizing its radio stations in their markets through programming, marketing and research ensures steady long-term audience share ratings.

     Maintain Strict Cost Controls. Management maintains a company-wide focus on cost controls in an effort to maximize broadcast cash flow margins. Management reviews station spending on a monthly basis. In addition, corporate level employees maintain weekly sales reporting systems designed to enable management to evaluate station performance on a current basis. The Company's focus on maximizing superduopoly revenues and maintaining cost controls is reflected by the fact that, for the last two years, the Company has achieved broadcast cash flow margins of 40% or more. The Company also carefully monitors capital expenditures.

     Develop Experienced, Incentivized Management Team. The Company believes that management depth is critical to achieving superior operating performance in a portfolio as large as the Company's. The Company's senior management team of Scott K. Ginsburg and James de Castro have an aggregate of more than 30 years of radio industry operating experience. This senior management team is supported by an experienced team of veteran group operators and station general managers. At the station level, the Company seeks to incentivize its individual radio station managers and sales forces to outperform revenue and broadcast cash flow budget expectations by granting quarterly and annual performance measurement-based bonuses. The Company believes that the incentives it offers to its employees, as well as its stature in the radio industry, will enable it to continue to be successful in recruiting top industry employees.

     Maximize Free Cash Flow. By emphasizing the revenue and expense synergies achievable through the assembly and operation of superduopolies and by carefully monitoring operating costs and capital expenditures, the Company seeks to maximize broadcast cash flow and, ultimately, free cash flow (broadcast cash flow less corporate general and administrative expenses, debt service, tax payments, dividend requirements and capital expenditures). This focus on free cash flow should facilitate reduction of leverage without undue dependence on capital markets and position the Company to pursue attractive acquisitions.


     In addition to the foregoing strategy elements, the Company also anticipates that it will attempt to leverage its radio expertise and expand into industries related to the operation of radio stations in the future. In this respect, the Company has announced its intention to acquire Katz, a full-service media representation firm, and has also announced a plan to create a new national radio network. There can be no assurance that these plans will ultimately be successful. In addition, there can be no assurance that the acquisition of Katz will be consummated. See "Risk Factors -- Antitrust Matters."


FEDERAL REGULATION OF RADIO BROADCASTING INDUSTRY

     Introduction. The radio broadcasting industry is subject to extensive and changing regulation over, among other things, program content, technical operations and business and employment practices.

     The ownership, operation and sale of radio broadcast stations (including those licensed to the Company) are subject to the jurisdiction of the FCC, which acts under authority granted by the Communications Act. The Communications Act prohibits the assignment or transfer of control of an FCC license without the prior consent of the FCC. In determining whether to grant requests for consent to such assignments or transfers, and in determining whether to grant or renew a radio broadcast license, the FCC considers a number of factors pertaining to the licensee (and proposed licensee), including: limitations on alien ownership and the common ownership of television broadcast, radio broadcast and daily newspaper properties, the "character" of the licensee (and proposed licensee) and those persons or entities that have "attributable" interests, and compliance with the Anti-Drug Abuse Act of 1988. Among other things, the FCC assigns frequency bands for radio broadcasting; determines the particular frequencies, locations and operating power of radio broadcast stations; issues, renews, revokes and modifies radio broadcast station licenses; regulates equipment used by radio broadcast stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation, program content and employment and business practices of radio broadcast stations; and has the power to impose penalties for violations of its rules and the Communications Act.

     The following is a brief summary of certain provisions of the Communications Act and specific FCC rules and policies. Reference should be made to the Communications Act, FCC rules, and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of radio broadcast stations.

     Failure to observe these or other FCC rules and policies may result in the imposition of various sanctions, including admonishment, monetary forfeitures, the grant of "short" (less than the maximum eight-year term) renewal terms or, for particularly egregious violations, the denial of a license renewal application, the revocation of FCC licenses, or the denial of FCC consent to acquire additional broadcast properties.

     License Renewal. Radio broadcast licenses are granted for maximum terms of up to eight years. They may be renewed through an application to the FCC, and, in certain instances, licensees are entitled to renewal expectancies. During certain periods when a renewal application is pending, competing applicants may file for the radio frequency being used by the renewal applicant, although the FCC is prohibited from considering such competing applications if the existing license has satisfied certain obligations. Petitions to deny license renewals can be filed by interested parties, including members of the public. The FCC is required to hold hearings on a renewal application in certain circumstances.

     The following table sets forth, for the portfolio of stations that are or will be owned by the Company, (assuming the consummation of all Pending Transactions), (i) the date of acquisition by the Company (if applicable), (ii) the frequency of each station and (iii) the date of expiration of each station's main FCC broadcast license:



                                                     DATE OF                EXPIRATION DATE
      STATION                 MARKET(1)            ACQUISITION  FREQUENCY    OF FCC LICENSE
      -------                 ---------            -----------  ----------  ----------------
KKBT-FM              Los Angeles, CA                  5/89        92.3 MHz      12/97*
KYSR-FM              Los Angeles, CA                  9/97        98.7 MHz      12/97*
KIBB-FM              Los Angeles, CA                  9/97       100.3 MHz      12/97*
KLAC-AM              Los Angeles, CA                  9/97         570 kHz      12/97*
KZLA-FM+             Los Angeles, CA                  9/97        93.9 MHz      12/97*
KBIG-FMS             Los Angeles, CA                 Pending     104.3 MHz      12/97*
WKTU-FM              New York, NY                     5/95       103.5 MHz        6/98
WLTW-FM              New York, NY                     7/97       106.7 MHz        6/98
WAXQ-FM              New York, NY                     7/97       104.3 MHz        6/98
WHTZ-FM              New York, NY                     9/97       100.3 MHz        6/98
WNSR-FMS             New York, NY                    Pending     105.1 MHz        6/98
WMVP-AM              Chicago, IL                      5/84        1000 kHz       12/03
WRCX-FM              Chicago, IL                      12/93      103.5 MHz      12/96*
WVAZ-FM              Chicago, IL                      5/95       102.7 MHz       12/03
WNUA-FM              Chicago, IL                      1/96        95.5 MHz       12/03
WLIT-FM              Chicago, IL                      9/97        93.9 MHz       12/03
WGCI-FMS             Chicago, IL                     Pending     107.5 MHz       12/03
WGCI-AMS             Chicago, IL                     Pending      1390 kHz       12/03
KIOI-FM              San Francisco, CA                4/94       101.3 MHz      12/97*
KMEL-FM              San Francisco, CA                11/92      106.1 MHz      12/97*
KKSF-FM              San Francisco, CA                1/97       103.7 MHz      12/97*
KNEW-AM              San Francisco, CA                9/97         910 kHz      12/97*
KYLD-FM(2)           San Francisco, CA                9/97        94.9 MHz      12/97*
KABL-AM              San Francisco, CA                9/97         960 kHz      12/97*
KISQ-FM              San Francisco, CA                9/97        98.1 MHz      12/97*
KSKY-AM              Dallas, TX                       5/95         660 kHz        8/05
KZPS-FM              Dallas, TX                       10/97       92.5 MHz        8/05
KDGE-FM              Dallas, TX                       10/97       94.5 MHz        8/05
KHKS-FMS             Dallas, TX                      Pending     106.1 MHz        8/05
WYXR-FM              Philadelphia, PA                 1/96       104.5 MHz        8/98
WJJZ-FM              Philadelphia, PA                 1/96       106.1 MHz        8/98
WDAS-AM              Philadelphia, PA                 5/97        1480 kHz        8/98
WDAS-FM              Philadelphia, PA                 5/97       105.3 MHz        8/98
WIOQ-FM              Philadelphia, PA                 5/97       102.1 MHz        8/98
WUSL-FM              Philadelphia, PA                 5/97        98.9 MHz        8/98
KTRH-AM              Houston, TX                      6/93         740 kHz        8/05
KLOL-FM              Houston, TX                      6/93       101.1 MHz        8/05
KKBQ-FMS             Houston, TX                     Pending      92.9 MHz        8/05
KKBQ-AMS             Houston, TX                     Pending       790 kHz        8/05
KLDE-FMS             Houston, TX                     Pending      94.5 MHz        8/05
WTOP-AM+             Washington, D.C.                 11/92       1500 kHz       10/02
WASH-FM              Washington, D.C.                 11/92       97.1 MHz       10/02
WGAY-FM              Washington, D.C.                 11/96       99.5 MHz       10/02
WWRC-AM              Washington, D.C.                 4/97         980 kHz       10/02
WMZQ-FM              Washington, D.C.                 7/97        98.7 MHz       10/02
WBIG-FM              Washington, D.C.                 9/97       100.3 MHz       10/03
WGMS-FM+             Washington, D.C.                 9/97       103.5 MHz       10/03
WTEM-AM              Washington, D.C.                 9/97         570 kHz       10/03
WJMN-FM              Boston, MA                       1/96        94.5 MHz        4/98
WXKS-FM              Boston, MA                       1/96       107.9 MHz        4/98
WXKS-AM              Boston, MA                       1/96        1430 kHz        4/98

                                                     DATE OF                EXPIRATION DATE
      STATION                 MARKET(1)            ACQUISITION  FREQUENCY    OF FCC LICENSE
      -------                 ---------            -----------  ----------  ----------------
WFOX-FM              Atlanta, GA                      9/97        97.1 MHz        4/03
WKQI-FM              Detroit, MI                      5/95        95.5 MHz       10/03
WNIC-FM              Detroit, MI                      5/95       100.3 MHz       10/03
WYUR-AM              Detroit, MI                      5/95        1310 kHz       10/03
WWWW-FM              Detroit, MI                      1/97       106.7 MHz       10/03
WDFN-AM              Detroit, MI                      1/97        1130 kHz       10/03
WJLB-FM              Detroit, MI                      4/97        97.9 MHz       10/03
WMXD-FM              Detroit, MI                      4/97        92.3 MHz       10/03
WVCG-AM              Miami/Ft. Lauderdale, FL         7/83        1080 kHz        2/03
WEDR-FM              Miami/Ft. Lauderdale, FL         10/96       99.1 MHz        2/03
KRRF-AM              Denver, CO                       9/97        1280 kHz        4/05
KXKL-FM              Denver, CO                       9/97       105.1 MHz        4/05
KVOD-FM              Denver, CO                       9/97        92.5 MHz        4/05
KIMN-FM              Denver, CO                       9/97       100.3 MHz        4/05
KALC-FM              Denver, CO                       9/97       105.9 MHz        4/97*
KXPK-FMS             Denver, CO                      Pending      96.5 MHz        4/05
KTCZ-FM              Minneapolis/St. Paul, MN         9/97        97.1 MHz        4/05
KTCJ-AM              Minneapolis/St. Paul, MN         9/97         690 kHz        4/05
KDWB-FM              Minneapolis/St. Paul, MN         9/97       101.3 MHz        4/05
KFAN-AM              Minneapolis/St. Paul, MN         9/97        1130 kHz        4/05
KEEY-FM              Minneapolis/St. Paul, MN         9/97       102.1 MHz        4/05
KQQL-FM              Minneapolis/St. Paul, MN         9/97       107.9 MHz        4/05
WRCQ-FM              Minneapolis/St. Paul, MN         9/97       100.3 MHz        4/05
KMLE-FM              Phoenix, AZ                      9/97       107.9 MHz      10/97*
KISO-AM              Phoenix, AZ                      9/97        1230 kHz       10/05
KOOL-FM              Phoenix, AZ                      9/97        94.5 MHz       10/05
KOY-AM               Phoenix, AZ                      9/97         550 kHz       10/05
KYOT-FM              Phoenix, AZ                      9/97        95.5 MHz       10/05
KZON-FM              Phoenix, AZ                      9/97       101.5 MHz      10/97*
WUBE-FM              Cincinnati, OH                   9/97       105.1 MHz       10/03
WUBE-AM              Cincinnati, OH                   9/97        1230 kHz       10/03
WYGY-FM              Cincinnati, OH                   9/97        96.5 MHz       10/03
WKYN-AM              Cincinnati, OH                   9/97        1160 kHz       10/03
WWSW-AM              Pittsburgh, PA                   9/97         970 kHz        8/98
WWSW-FM              Pittsburgh, PA                   9/97        94.5 MHz        8/98
KGBY-FM              Sacramento, CA                   9/97        92.5 MHz      12/97*
KHYL-FM              Sacramento, CA                   9/97       101.1 MHz      12/97*
KFBK-AM              Sacramento, CA                   9/97        1530 kHz      12/97*
KSTE-AM              Sacramento, CA                   9/97         650 kHz      12/97*
WOCL-FM              Orlando, FL                      9/97       105.9 MHz        2/03
WOMX-FM              Orlando, FL                      9/97       105.1 MHz        2/03
WJHM-FM              Orlando, FL                      9/97       101.9 MHz        2/03
WXXL-FM              Orlando, FL                      9/97       106.7 MHz        2/03
WALK-FM              Nassau/Suffolk
                     (Long Island), NY                9/97        97.5 MHz        6/98
WALK-AM              Nassau/Suffolk
                     (Long Island), NY                9/97        1370 kHz        6/98
WBAB-FMS             Nassau/Suffolk
                     (Long Island), NY               Pending     102.3 MHz        6/98
WBLI-FMS             Nassau/Suffolk
                     (Long Island), NY               Pending     106.1 MHz        6/98
WHFM-FMS             Nassau/Suffolk
                     (Long Island), NY               Pending      95.3 MHz        6/98
WGBB-AMS             Nassau/Suffolk
                     (Long Island), NY               Pending      1240 kHz        6/98

                                                     DATE OF                EXPIRATION DATE
      STATION                 MARKET(1)            ACQUISITION  FREQUENCY    OF FCC LICENSE
      -------                 ---------            -----------  ----------  ----------------
WAPE-FM+             Jacksonville, FL                 9/97        95.1 MHz        2/03
WFYV-FM+             Jacksonville, FL                 9/97       104.5 MHz        2/03
KGGI-FM              Riverside/San Bernardino, CA     9/97        99.1 MHz      12/97*
KMRZ-AM              Riverside/San-Bernardino, CA     9/97        1290 kHz      12/97*

---------------
   *  Indicates pending renewal application.
  S  Indicates station to be acquired in a Pending Transaction.
   +  Indicates station to be disposed in a Pending Transaction.


(1) Actual city of license may differ from metropolitan market served in certain cases.



     Ownership Matters. Under the Communications Act, a broadcast license may not be granted to or held by any corporation that has more than one-fifth of its capital stock owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. Under the Communications Act, a broadcast license also may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations, if the FCC finds that the public interest will be served by the refusal or revocation of such license. The Company has been advised that the FCC staff has interpreted this provision of the Communications Act to require an affirmative public interest finding before a broadcast license may be granted to or held by any such corporation and that the FCC has made such an affirmative finding only in limited circumstances. These restrictions apply in modified form to other forms of business organizations, including partnerships. The Company, which serves as a holding company for its direct and indirect radio station subsidiaries, therefore may be restricted from having more than one-fourth of its stock owned or voted by aliens, foreign governments or non-U.S. corporations. The respective Certificates of Incorporation of the Company, CMHC and CMCLA prohibit alien ownership and control that are intended to facilitate compliance with the provisions of the Communications Act applicable to alien ownership. The Company believes that in light of current levels of alien ownership of the Company's capital stock, the foregoing restrictions are not likely to have a material impact on the Company, CMHC or CMCLA.


     The Communications Act and FCC rules also generally prohibit the common ownership, operation or control of a radio broadcast station and a television broadcast station serving the same local market, and of a radio broadcast station and a daily newspaper serving the same local market. Under these "cross-ownership" rules, absent waivers, the Company would not be permitted to acquire any daily newspaper or television broadcast station (other than low-power television) in a local market where it then owned any radio broadcast station. In October 1996, the Commission issued a Notice of Inquiry to explore possible changes in the newspaper/broadcast cross-ownership waiver policy with respect to newspaper/radio combinations, including the possibility of adopting a waiver policy based on market size or on the number of independently owned media in a market.

     The 1996 Act eliminated national ownership caps on ownership of AM and FM radio stations. Prior to the 1996 Act, radio groups were limited to ownership of 20 FM stations and 20 AM stations on a national basis. Additionally, the 1996 Act increased local ownership limits. Prior to the 1996 Act, a single owner was limited to owning two FMs and two AMs in a single large radio market with common ownership of three stations, including two in the same service, permitted in smaller markets. After the 1996 Act, local ownership limits were increased as follows: in markets with 45 or more stations, ownership is limited to eight stations, no more than five of which can be in the same service; in markets with 30-44 stations, ownership is limited to seven stations, no more than four of which can be in the same service; in markets with 15-29 stations, ownership is limited to six stations, no more than four of which can be in the same service; and in markets with 14 or fewer stations, ownership is limited to no more than 50% of the market's total with no more than three stations in the same service.


     Because of these multiple ownership rules and the cross-interest policy described below, a purchaser of the Company's Common Stock who acquires an attributable interest in the Company may violate the FCC's rules if it also has an "attributable" interest in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such a purchaser also may be restricted in the companies in which it may invest, to the extent that those investments give rise to an attributable interest. If an attributable stockholder of the Company violates any of these ownership rules, the Company may be unable to obtain from the FCC one or more authorizations needed to conduct its radio station business and may be unable to obtain FCC consents for certain future acquisitions.

     The FCC generally applies its television/radio/newspaper cross-ownership rules, and its broadcast multiple ownership rules, by considering the "attributable," or cognizable, interests held by a person or entity. A person or entity can have an interest in a radio station, television station or daily newspaper by being an officer, director, partner or stockholder of a company that owns that station or newspaper. Whether that interest is cognizable under the FCC's ownership rules is determined by the FCC's attribution rules. If an interest is attributable, the FCC treats the person or entity who holds that interest as the "owner" of the radio station, television station or daily newspaper in question, and therefore subject to the FCC's ownership rules.

     In the case of corporations, the interest of officers, directors and persons or entities that directly or indirectly have the right to vote 5% or more of the corporation's voting stock (or 10% or more of such stock in the case of insurance companies, investment companies, bank trust departments and certain other "passive investors" that hold such stock for investment purposes only) are generally attributed with ownership of whatever radio stations, television stations, and daily newspapers the corporation owns. Likewise, the interest of an officer or a director of a corporate parent (as well as the corporate parent) is generally attributed with ownership of whatever the subsidiary owns.

     In the case of a partnership, the interest of a general partner is attributable, as is the interest of any limited partner who is "materially involved" in the media-related activities of the partnership. Debt instruments, non-voting stock, options and warrants for voting stock that have not yet been exercised, limited partnership interests where the limited partner is not "materially involved" in the media-related activities of the partnership, and minority voting stock interests in corporations where there is a single holder of more than 50% of the outstanding voting stock, generally do not subject their holders to attribution.

     The FCC has issued a Notice of Proposed Rulemaking (the "NPRM") that contemplates tightening attribution standards where parties have multiple nonattributable interests in and relationships with stations that would be prohibited by the FCC's cross-interest rules, if the interests/relationships were attributable. The NPRM contemplates that this change in attribution will apply only to persons holding debt or equity interests that exceed certain benchmarks.

     In addition, the FCC has a "cross-interest" policy that under certain circumstances could prohibit a person or entity with an attributable interest in a broadcast station or daily newspaper from having a "meaningful" nonattributable interest in another broadcast station or daily newspaper in the same local market. Among other things, "meaningful" interests could include significant equity interests (including non-voting stock, voting stock, and limited partnership interests) and significant employment positions. This policy may limit the permissible investments that an equity investor in the Company may make or hold. If the FCC determines that a stockholder of the Company has violated this cross-interest policy, the Company may be unable to obtain from the FCC one or more authorizations needed to conduct its radio station business and may be unable to obtain FCC consents for certain future acquisitions.

     Programming and Operation. The Communications Act requires broadcasters to serve the "public interest." The FCC has gradually relaxed or eliminated many of the more formalized procedures it had developed in the past to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. A licensee continues to be required, however, to present programming that is responsive to community problems, needs and interests and to maintain certain records demonstrating such responsiveness. Complaints from listeners concerning a station's programming often will be considered by the FCC when it evaluates the licensee's renewal application, but such complaints may be filed and considered at any time. Stations also must follow various FCC rules that regulate, among other things, political advertising, sponsorship identification, and technical operations (including limits on radio frequency radiation). In addition, licensees must develop and implement programs designed to promote equal employment opportuni-ties. The broadcast of obscene and indecent material and the advertisement of contests and lotteries are regulated by FCC rules, as well as by state and other federal laws.

     Time Brokerage Agreements. Over the past three years, a number of radio stations, including certain of the Company's stations, have entered into what commonly are referred to as "Time Brokerage Agreements," or "TBAs" (certain types of these agreements also are known as "Local Marketing Agreements," or "LMAs"). These agreements may take various forms. Separately-owned and licensed stations may agree to function cooperatively in terms of programming, advertising sales, and other matters, subject to the licensee of each station maintaining independent control over the programming and other operations of its own station and compliance with the requirements of antitrust laws. One typical type of TBA is a programming agreement between two separately-owned radio stations that serve a common service area, whereby the licensee of one station programs substantial portions of the broadcast day on the other licensee's station (subject to ultimate editorial and other controls being exercised by the latter licensee), and sells advertising time during those program segments. The FCC staff has held that such agreements do not violate the Communications Act as long as the licensee of the station that is being substantially programmed by another entity maintains complete responsibility for, and control over, operations of its broadcast station and otherwise ensures compliance with applicable FCC rules and policies.

     A station that brokers more than 15% of the broadcast time, on a weekly basis, on another station in the same market will be considered to have an attributable ownership interest in the brokered station for purposes of the FCC's ownership rules, discussed above. As a result, a broadcast station may not enter into a TBA that allows it to program more than 15% of the broadcast time, on a weekly basis, of another local station that it could not own under the FCC's local multiple ownership rules. FCC rules also prohibit a broadcast licensee from simulcasting more than 25% of its programming on another station in the same broadcast service (i.e., AM-AM or FM-FM) where the two stations serve substantially the same geographic area, whether the licensee owns the stations or owns and programs the other through a TBA arrangement.

     Proposed Changes. The FCC is considering various proposals to modify its broadcast "attribution" rules. Among the proposals are (i) raising the basic benchmark for attributing ownership from 5% to 10% of the licensee's voting stock, (ii) raising the attribution benchmark for certain institutional investors from 10% to 20%, (iii) limiting the applicability of the single majority shareholder rule (discussed above) to treat as attributable large stock interests coupled with other debt or securities and (iv) treating non-voting stock as attributable in certain circumstances. The FCC is also considering changes to its multiple ownership rules to encourage minority ownership of radio and television broadcast stations.

     The FCC has under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and financial performance of the Company's radio broadcast stations, result in the loss of audience share and advertising revenues for the Company's radio broadcast stations, and affect the ability of the Company to acquire additional radio broadcast stations or finance such acquisitions. Such matters include: changes to the license renewal process; the FCC's equal employment opportunity rules and other matters relating to minority and female involvement in the broadcasting industry; proposals to change rules relating to political broadcasting; technical and frequency allocation matters; AM stereo broadcasting; proposals to permit expanded use of FM translator stations; proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio; changes in the FCC's cross-interest, multiple ownership and cross-ownership policies; changes to broadcast technical requirements; proposals to allow telephone companies to deliver audio and video programming to the home through existing phone lines; proposals to limit the tax deductibility of advertising expenses by advertisers; proposals to auction to the highest bidder the right to use the radio broadcast spectrum, instead of granting FCC licenses and subsequent license renewals; and proposals to reinstate the "Fairness Doctrine" which requires a station to present coverage of opposing views in certain circumstances. It is also possible that Congress may enact additional legislation that could have a material impact on the operation, ownership and financial performance of the Company's radio stations over and above the already substantial impact of the 1996 Act.

     The FCC has taken initial steps to authorize the use of a new technology, DARS, to deliver audio programming by satellite. The FCC is also considering various proposals for terrestrial DARS. DARS may provide a medium for the delivery of multiple new audio programming formats to local and national audiences. It is not known at this time whether this technology also may be used in the future by existing radio broadcast stations either on existing or alternate broadcasting frequencies.

     The Company cannot predict what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.

     Federal Antitrust Laws. The FTC and the DOJ evaluate transactions requiring a pre-acquisition filing under the HSR Act to determine whether those transactions should be challenged under the federal antitrust laws. These agencies (particularly the DOJ) recently have been increasingly active in their review of radio station acquisitions where an operator proposes to acquire new stations in its existing markets.

     As part of its increased scrutiny of radio station acquisitions, the DOJ has stated publicly that it believes that TBAs and other similar agreements customarily entered into in connection with radio station transfers prior to the expiration of the waiting period under the HSR Act could violate the HSR Act. Since then, the DOJ has stated publicly that it will apply its new policy prohibiting TBAs in connection with purchase agreements until the expiration or termination of the HSR waiting period on a prospective basis.

     The DOJ has stated publicly that it has established certain revenue and audience share concentration benchmarks with respect to radio station acquisitions, above which a transaction may receive additional antitrust scrutiny. However, to date, the DOJ has also investigated transactions that do not meet or exceed these benchmarks and has cleared transactions that do exceed the benchmarks. Given this uncertainty, the Company cannot predict whether it will be required by the DOJ or the FTC to dispose of certain stations to be acquired as a result of the Pending Transactions. Although the Company does not believe that its acquisition strategy as a whole will be adversely affected in any material respect by antitrust review (including review under the HSR Act) or by additional divestitures that the Company may have to make as a result of antitrust review, there can be no assurance that this will be the case.

              DESCRIPTION OF THE $3.00 CONVERTIBLE PREFERRED STOCK

DIVIDENDS

     Holders of $3.00 Convertible Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors out of legally available funds, cash dividends at an annual rate of $3.00 per share, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each a "Dividend Payment Date"), beginning September 15, 1997. If a Dividend Payment Date is a Saturday, Sunday or day in which banking institutions are legally authorized to close in the City of New York, however, the dividend will be payable on the next business day. Dividends will accrue and be cumulative from the most recent date to which dividends have been paid or, if none have been paid, from the date of first issuance of the $3.00 Convertible Preferred Stock and will be payable to holders of record on the March 1, June 1, September 1 and December 1 immediately preceding the relevant Dividend Payment Date. No interest, or sum of money in lieu of interest, will be payable in respect of any accrued and unpaid dividends.

     The $3.00 Convertible Preferred Stock has priority as to dividends over the Common Stock and any other series or class of the Company's stock that ranks junior to the $3.00 Convertible Preferred Stock as to dividends ("Junior Dividend Stock"). Notwithstanding the foregoing, the $3.00 Convertible Preferred Stock shall rank junior as to dividends and rights upon a liquidation, dissolution or winding-up of the Company to any and all classes or series of capital stock (other than Common Stock) of the Company, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks on a parity with or junior to the $3.00 Convertible Preferred Stock as to dividends and rights upon a liquidation, dissolution or winding-up of the Company.

     No dividend (other than dividends payable solely in Common Stock, any Junior Dividend Stock or warrants or other rights to acquire such Common Stock or Junior Dividend Stock) may be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Company of, the Common Stock or Junior Dividend Stock unless all accrued and unpaid dividends on the $3.00 Convertible Preferred Stock, including the full dividend for the then-current quarterly dividend period, shall have been paid or declared and set apart for payment without interest.

     Except as provided below, the Company may not pay dividends on any class or series of stock, if hereafter issued, having parity with the $3.00 Convertible Preferred Stock as to dividends ("Parity Dividend Stock") unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior dividend payment periods on the Convertible Preferred Stock. The 7% Convertible Preferred Stock constitutes Parity Dividend Stock. In addition, except as provided below, the Company may not pay dividends on the $3.00 Convertible Preferred Stock unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior dividend payment periods on the Parity Dividend Stock. Whenever all accrued dividends in respect of prior dividend payment periods are not paid in full on the $3.00 Convertible Preferred Stock and on any Parity Dividend Stock, all dividends declared on the $3.00 Convertible Preferred Stock and the Parity Dividend Stock will be declared and make pro rata so that the amount of dividends declared on the $3.00 Convertible Preferred Stock and the Parity Dividend Stock will bear the same ratio that accrued and unpaid dividends in respect of prior dividend payment periods on the $3.00 Convertible Preferred Stock and the Parity Dividend Stock bear to each other.


     The Company may not purchase any shares of the $3.00 Convertible Preferred Stock or any Parity Dividend Stock (except for consideration payable in Common Stock or Junior Dividend Stock) or redeem fewer than all the shares of the $3.00 Convertible Preferred Stock and Parity Dividend Stock then outstanding if the Company has failed to pay any accrued dividend on the $3.00 Convertible Preferred Stock or any Parity Dividend Stock on a stated payment date. Notwithstanding the foregoing, in such event, the Company may purchase or redeem fewer than all the shares of the $3.00 Convertible Preferred Stock and Parity Dividend Stock if such repurchase or redemption is made pro rata so that the amounts purchased or redeemed bear to each other the same ratio that the required redemption payments on the shares of the $3.00 Convertible Preferred Stock and any Parity Dividend Stock then outstanding bear to each other.

     If the Company hereafter issues any series or class of stock that ranks senior as to dividends to the $3.00 Convertible Preferred Stock ("Senior Dividend Stock") and fails to pay or declare and set apart for payment accrued and unpaid dividends on any Series Dividend Stock (except to the extent allowed by the terms of the Senior Dividend Stock), the Company may not pay or declare and set apart for payment any dividend on the $3.00 Convertible Preferred Stock unless and until all accrued and unpaid dividends on the Senior Dividend Stock, including the full dividends for the then current dividend period, have been paid or declared and set apart for payment without interest. The Company has no Senior Dividend Stock outstanding on the date of this Prospectus.


     The dividend payable on $3.00 Convertible Preferred Stock for each quarterly dividend period will be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and for any period shorter than a full dividend period will be computed on the basis of a 360-day year of twelve 30-day months. No interest will be payable on any $3.00 Convertible Preferred Stock dividend that may be in arrears.


     Under Delaware law, the Company may declare and pay dividends or make other distributions on its capital stock only out of surplus, as defined in the Delaware General Corporation law (the "DGCL"), or if no surplus is available, out of its net profits for the fiscal year in which the dividend or distribution is declared and the preceding fiscal year. No dividends or distributions may be declared or paid if the Company is or would be rendered insolvent by virtue of the dividend or distribution, or if the declaration, payment or distribution would contravene the Company's Amended and Restated Certificate of Incorporation as then in effect. The Company's ability to pay dividends on its capital stock, including the $3.00 Convertible Preferred Stock, is dependent upon the receipt of funds from its subsidiaries.


LIQUIDATION RIGHTS


     In the case of the voluntary or involuntary liquidation dissolution or winding-up of the Company, subject to the payment in full, or until provision has been made for the payment in full, of all claims of creditors of the Company, holders of $3.00 Convertible Preferred Stock are entitled to receive the liquidation preference of $50.00 per share, plus an amount equal to any accrued and unpaid dividends, whether or not declared, to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of stock hereafter issued that ranks junior as to liquidation rights to the $3.00 Convertible Preferred Stock ("Junior Liquidation Stock"). Holders of $3.00 Convertible Preferred Stock will not be entitled to receive the liquidation preference of their shares until the liquidation preference of any other series or class of stock hereafter issued that ranks senior as to liquidation rights to the $3.00 Convertible Preferred Stock ("Senior Liquidation Stock"), if any has been paid in full. The holders of $3.00 Convertible Preferred Stock and any series or class of stock hereafter issued that ranks on a parity as to liquidation rights with the $3.00 Convertible Preferred Stock ("Parity Liquidation Stock") are entitled to share ratably, in accordance with the respective preferential amounts payable on their stock, in any distribution (after payment of the liquidation preference on any Senior Liquidation Stock) that is not sufficient to pay in full the aggregate liquidation preference on both the $3.00 Convertible Preferred Stock and any Parity Liquidation Stock. The 7% Convertible Preferred Stock constitutes Parity Liquidation Stock.



     After payment in full of the liquidation preference plus any accrued and unpaid dividends on the $3.00 Convertible Preferred Stock, the holders will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another entity nor a sale or transfer or all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.


VOTING RIGHTS


     The holders of $3.00 Convertible Preferred Stock will have no voting rights except as described below or as required by law. In exercising any voting rights, each outstanding share of $3.00 Convertible Preferred Stock will be entitled to one vote, although shares held by the Company or any entity controlled by the Company will have no voting rights.

     Whenever dividends on the $3.00 Convertible Preferred Stock are in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), the size of the Company's board of directors will be increased by two, and the holders of $3.00 Convertible Preferred Stock, voting separately as a class together with holders of any Parity Dividend Stock then having voting rights, will be entitled to elect two additional directors to the Board of Directors at, subject to certain limitations, any annual meeting of stockholders at which directors are to be elected held during the period when the dividends remain in arrears or, under certain circumstances, at a special meeting of stockholders. These voting rights will terminate when all dividends in arrears and for the current quarterly period have been paid in full or declared and set apart for payment. The term of office of the additional directors so elected will terminate immediately upon that payment or provision for payment.



     In addition, so long as any $3.00 Convertible Preferred Stock is outstanding, the Company will not, without the affirmative vote or consent of the holders of at least 66 2/3% of all outstanding shares of $3.00 Convertible Preferred Stock and outstanding Parity Dividend Stock, voting as a single class
(i) amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the by-laws of the Company so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the $3.00 Convertible Preferred Stock or (ii) effect any reclassification of the $3.00 Convertible Preferred Stock.



     Under Delaware law, holders of the $3.00 Convertible Preferred Stock will be entitled to vote as a class upon a proposed amendment to the Company's Certificate of Incorporation, whether or not entitled to vote thereon by the Certificate of Incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.


OPTIONAL REDEMPTION


     The $3.00 Convertible Preferred Stock may not be redeemed prior to June 16, 1999. Thereafter, the $3.00 Convertible Preferred Stock may be redeemed by the Company, at its option, in whole or in part at any time, if redeemed during the 12-month period beginning June 15 of any year specified below (June 16 in the case of 1999) at the following redemption prices (expressed as percentages of the liquidation preference thereof):


                            YEAR                              PERCENTAGE
                            ----                              ----------
1999........................................................    104.80%
2000........................................................    104.20
2001........................................................    103.60
2002........................................................    103.00
2003........................................................    102.40
2004........................................................    101.80
2005........................................................    101.20
2006........................................................    100.60
2007 and thereafter.........................................    100.00

plus in each case accrued and unpaid dividends, whether or not declared, to the redemption date.


     The foregoing is subject to the provision that on or prior to June 15, 2000 the $3.00 Convertible Preferred Stock may not be redeemed at the option of the Company unless the closing price of the Company's Common Stock has equalled or exceeded 150% of the conversion price at such time for at least 20 out of any 30 consecutive trading days ending within 15 days before the notice of redemption is first mailed.



     If fewer than all the outstanding shares of $3.00 Convertible Preferred Stock are to be redeemed, the Company will select those shares to be redeemed pro rata or in such other manner as the Board of Directors may determine. There is no mandatory or sinking fund obligation for the $3.00 Convertible Preferred Stock. In the event that the Company has failed to pay accrued and unpaid dividends on the $3.00 Convertible Preferred Stock, it may not redeem less than all of the outstanding shares of the $3.00 Convertible Preferred Stock until all accrued and unpaid dividends have been paid in full.


     Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of record of $3.00 Convertible Preferred Stock to be redeemed at the address shown on the stock transfer books. After the redemption date, dividends will cease to accrue on the shares of $3.00 Convertible Preferred Stock called for redemption and all rights of the holders of those shares will terminate, except the conversion rights to the extent described below and the right to receive the redemption price plus accrued and unpaid dividends, whether or not declared, to the redemption date, without interest.

CONVERSION RIGHTS

     Each holder of $3.00 Convertible Preferred Stock will have the right at any time at the holder's option to convert any and all shares of $3.00 Convertible Preferred Stock into Common Stock at a conversion price (subject to adjustment as described below) of $50.00 per share of underlying Common Stock (equivalent to a conversion rate of 1.00 share of Common Stock per share of $3.00 Convertible Preferred Stock). If the $3.00 Convertible Preferred Stock is called for redemption, the conversion right will terminate at the close of business on the redemption date fixed by the Board of Directors.


     If shares of $3.00 Convertible Preferred Stock not called for redemption are surrendered for conversion during the period between the close of business on any dividend record date and the opening of business on any corresponding Dividend Payment date such shares so surrendered must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. No such payment will be required to accompany shares of $3.00 Convertible Preferred Stock called for redemption and surrendered during such period. A holder of shares of $3.00 Convertible Preferred Stock on a dividend record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such dividend payment date will receive the dividend payable by the Company on such shares of $3.00 Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of $3.00 Convertible Preferred Stock for conversion. Except for shares of $3.00 Convertible Preferred Stock surrendered for conversion on a dividend payment date, the Company will make no payment or allowance for accrued and unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion. No fractional shares of Common Stock will be issued upon conversions but, in lieu thereof, an appropriate amount will be paid in cash based on the last reported sale price for the Common Stock on the day of conversion.



     The conversion price will be subject to adjustment in certain events, including (i) the payment of a dividend on any class of the Company's capital stock in shares of Common Stock; (ii) subdivisions or combinations of the Common Stock; (iii) the issuance to all holders of Common Stock or of certain rights or warrants (expiring within 45 days after the record date for determining stockholders entitled to receive them) to subscribe for or purchase shares of Common Stock of any class at less than current market price; or (iv) the payment of a dividend to all holders of Common Stock of any shares of capital stock of the Company or its subsidiaries (other than shares of Common Stock of any class) or evidences of indebtedness, cash (excluding cash dividends payable solely in cash that may from time to time be fixed by the Board of Directors, or dividends or distributions in connection with liquidation, dissolution or winding up of the Company), other assets or rights or warrants to subscribe for or purchase any securities (other than those referred to above); or (v) the issuance to all holder of Common Stock of securities convertible into or exchangeable for shares of Common Stock of any class (other than pursuant to transactions described above) for a consideration per share of Common Stock deliverable upon a conversion or exchange of the securities less than the current market price per share on the date of issuance of the securities. No adjustment of the conversion price will be required to be made until cumulative adjustments amount to 1% or more of the conversion price as last adjusted, and any adjustment below 1% will be carried forward.



     The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Conversion

Price is so reduced, the Company shall mail to holders of record of the $3.00 Convertible Preferred Stock a notice of the reduction at least 15 days before the date the reduced Conversion Price takes effect, stating the reduced Conversion Price and the period it will be in effect.



     In case of any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into, any other entity, any merger of any entity into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property, then the holder of each share of $3.00 Convertible Preferred Stock then outstanding shall have the right thereafter, during the period that the share of $3.00 Convertible Preferred Stock shall be convertible, to convert that share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which share of $3.00 Convertible Preferred Stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange.



     Change of Control. If there occurs a Change of Control with respect to the Company, then shares of the $3.00 Convertible Preferred Stock may be converted, at the option of the holder thereof at any time from the date of such Change of Control until the expiration of 45 days after the date of a note by the Company to all holders of the $3.00 Convertible Preferred Stock of the occurrence of the Change of Control, into the number of shares of Common Stock determined by dividing (i) the redemption price for the $3.00 Convertible Preferred Stock (see "-- Optional Redemption") in effect on the date of the Change of Control by (ii) the adjusted conversion price. The adjusted conversion price is the greater of
(i) the average closing price per share of the Common Stock for the last five trading days before the Change of Control or (ii) 66 2/3% of the last reported sales price of the Common Stock before the date hereof (as adjusted for stock splits or combinations). If the Change of Control occurs on or before June 16, 1999, the redemption price then in effect for the optional redemption by the Company shall, for purposes of the special conversion rights, be deemed to be the redemption price applicable beginning immediately after June 16, 1999. The special conversion rights will exist upon the occurrence of any Change of Control whether or not the transaction relating thereto has been approved by the Board of Directors of the Company and may not be waived by the Board of Directors.


     Exercise of the special conversion rights by the holder of a share of $3.00 Convertible Preferred Stock will be irrevocable. If the Change of Control involves a consolidation, merger or sale of assets of the Company, the holders of $3.00 Convertible Preferred Stock exercising their special conversion rights will be entitled to receive the same consideration as received for the number of shares of Common Stock into which their shares of $3.00 Convertible Preferred Stock would have been converted pursuant to the special conversion rights. The special conversion rights are in addition to the regular conversion rights that apply to the $3.00 Convertible Preferred Stock.


     The Company may, at its option, elect to pay holders of the $3.00 Convertible Preferred Stock exercising their special conversion rights an amount in cash equal to 101% of the liquidation preference of the $3.00 Convertible Preferred Stock plus any accrued and unpaid dividends. The Senior Credit Facility limits the Company's ability to pay cash upon election of the holders of the $3.00 Convertible Preferred Stock to exercise their special conversion rights.


     The special conversion rights may deter certain mergers, tender offers or other takeover attempts and may thereby adversely affect the market price of the Common Stock.


     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than to the Permitted Holders (as defined); or (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors (as defined); or (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.



     "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of Evergreen on June 10, 1997 or who became a director of the Company upon consummation of the Chancellor Merger,
(ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.


     "Permitted Holders" means (i) if the Chancellor Merger is not consummated, Scott K. Ginsburg and (ii) if the Chancellor Merger is consummated from and after the effective date thereof, Scott K. Ginsburg, Hicks Muse or any of its affiliates, officers and directors, or Steven Dinetz.


     This "Change of Control" covenant will not apply in the event of (a) changes to the Board of Directors contemplated by the Chancellor Merger Agreement, (b) changes in a majority of the Board of Directors of the Company so long as a majority of such Board of Directors continues to consist of Continuing Directors and (c) certain transactions with Permitted Holders. In addition, this covenant is not intended to afford holders of shares of $3.00 Convertible Preferred Stock protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of shares of $3.00 Convertible Preferred Stock, but would not constitute a Change of Control. The Company could in the future, enter into transactions including certain recapitalizations of the Company, that would not constitute a Change of Control but would increase the amount of indebtedness outstanding at such time.



     With respect to the sale of "all or substantially all" of the assets of the Company, which would constitute a Change of Control for proposes of the certificate of designation for the $3.00 Convertible Preferred Stock, the meaning of the phrase "all or substantially all" varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company and, therefore, it may be unclear whether a Change of Control has occurred and whether the $3.00 Convertible Preferred Stock is subject to a Change of Control Offer.



     None of the provisions in the certificate of designation for the $3.00 Convertible Preferred Stock relating to the special conversion rights upon a Change of Control are waiveable by the Board of Directors of the Company.


EXCHANGE


     Shares of $3.00 Convertible Preferred Stock will be exchangeable at the option of the Company, in whole but not in part, on any March 15, June 15, September 15 or December 15, commencing September 15, 2000 (a "Debenture Exchange Date"), through the issuance of the Company's Exchange Debentures in redemption of and in exchange for shares of $3.00 Convertible Preferred Stock, provided certain conditions are met. See "Description of the Exchange Debentures." Holders of the $3.00 Convertible Preferred Stock will be entitled to receive Exchange Debentures at the rate of $50.00 principal amount of Exchange Debentures for each share of $3.00 Convertible Preferred Stock. Since Exchange Debentures will only be issued in denominations of $1,000 or any multiple thereof, holders of $3.00 Convertible Preferred Stock holding less than such a multiple will receive in cash the liquidation preference of the $3.00 Convertible Preferred Stock not so exchanged. No shares of $3.00 Convertible Preferred Stock may be exchanged for Exchange Debentures unless the Company has paid or set aside for the benefit of the holders of the $3.00 Convertible Preferred Stock all accrued and unpaid dividends on the $3.00 Convertible Preferred Stock to the Debenture Exchange Date. The Senior Credit Facility may limit the Company's ability to cause the exchange of the $3.00 Convertible Preferred Stock for Exchange Debentures. The ability of the Company to exchange $3.00 Convertible Preferred Stock for Exchange Debentures is also subject to certain conditions contained in the indenture relating to the Exchange Debentures and to limitations imposed under the DGCL and by applicable laws protecting the rights of creditors.

                     DESCRIPTION OF THE EXCHANGE DEBENTURES

     If the Company elects to issue Exchange Debentures in exchange for the $3.00 Convertible Preferred Stock, the Exchange Debentures will be issued under an Indenture (the "Indenture") between the Company and The Bank of New York as Trustee (the "Trustee") at a rate of $50.00 principal amount of Exchange Debentures for each share of $3.00 Convertible Preferred Stock so exchanged. The following statements are subject to the detailed provisions of the Indenture and are qualified in their entirety by reference to the Indenture, a copy of which will be available for inspection at the office of the Trustee. Wherever particular provisions of the Indenture are referred to, such provisions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

GENERAL

     The Exchange Debentures will represent unsecured general obligations of the Company subordinate in right of payment to all Senior Debt (as defined) of the Company as described under "-- Subordination of Exchange Debentures," and convertible into Common Stock as described under "-- Conversion of Exchange Debentures." The Exchange Debentures are limited to $299.5 million principal amount, will be issued in fully registered form only in denominations of $1,000 or any multiple thereof and will mature on June 15, 2012, unless earlier redeemed at the option of the Company. The Exchange Debentures will initially be issued on the Debenture Exchange Date.

     The Indenture does not contain any restrictions on the payment of dividends or the repurchase of equity securities of the Company or any financial covenants.

     Exchange Debentures will bear interest at the annual rate of 6% payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing on the first payment date following the Exchange Date (as defined in the Indenture), to holders of record at the close of business on the preceding March 1, June 1, September 1 and December 1, respectively, and may, at the option of the Company, be paid by check mailed to such holders.

     Principal and premium, if any, will be payable, and the Exchange Debentures may be presented for conversion, registration of transfer and exchange, without service charge, at the office of the paying agent of the Company, initially the Trustee, in New York, and at the Corporate Trust office of the Trustee in New York.

CONVERSION OF EXCHANGE DEBENTURES

     The holders of Exchange Debentures will be entitled at any time through the close of business on the maturity date, subject to prior redemption, to convert any Exchange Debentures or portions thereof (in denominations of $1,000 or multiples thereof) into Common Stock of the Company, at the conversion price per share of Common Stock in effect for the $3.00 Convertible Preferred Stock at the Debenture Exchange Date, subject to adjustment as described below. Holders of Exchange Debentures will not be entitled to any payment or adjustment on account of accrued and unpaid interest upon conversion of the Exchange Debentures or dividends on any Common Stock issued. Exchange Debentures called for redemption will not be convertible after the close of business on the business day preceding the date fixed for redemption, unless the Company defaults in payment of the redemption price. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, in the sole discretion of the Board, either (i) such fractional interest will be rounded up to the next whole share or (ii) an appropriate amount will be paid in cash by the Company.

     The conversion price will be subject to adjustment in certain events, including (i) the payment of a dividend on any class of the Company's capital stock in shares of Common Stock; (ii) subdivisions or combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants (expiring within 45 days after the record date for determining stockholders entitled to receive them) to subscribe for or purchase shares of its Common Stock of any class at less than current market price; or (iv) the payment of a dividend to all holders of Common Stock of any shares of capital stock of the Company or its subsidiaries (other than shares of its Common Stock of any class) or evidences of indebtedness, cash

(excluding cash dividends payable solely in cash that may from time to time be fixed by the Board of Directors, or dividends or distributions in connection with liquidation, dissolution or winding up of the Company), other assets or rights or warrants to subscribe for or purchase any securities (other than those referred to above); or (v) the issuance to all holders of Common Stock of securities convertible into or exchangeable for shares of its Common Stock of any class (other than pursuant to transactions described above) for a consideration per share of Common Stock deliverable upon a conversion or exchange of the securities less than the current market price per share on the date of issuance of the securities. No adjustment of the conversion price will be required to be made until cumulative adjustments amount to 1% or more of the conversion price as last adjusted, and any adjustment below 1% will be carried forward.

     To the extent permitted by law, the Company from time to time may reduce the conversion price by any amount for any period of at least 20 days, if the Board has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. In such case, the Company shall give at least 15 days notice of the reduction. In addition, at its option the Company may make such reduction in the conversion price as the Board deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock rights (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain United States Federal Income Tax Considerations -- Adjustment of Conversion Price."

     In case of any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into, any other entity, any merger of any entity into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the Common Stock is converted into certain other securities, cash or other property, then the holders of each Exchange Debenture then outstanding shall have the right thereafter, during the period that the Exchange Debenture shall be convertible, to convert that share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which each Exchange Debenture would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange.

CHANGE OF CONTROL

     If there occurs a Change of Control (as hereinafter defined) with respect to the Company, then each holder of the Exchange Debentures will have the option (the "Holder's Redemption Option") to require the Company to buy such holder's Exchange Debentures pursuant to the offer described below (the "Debenture Change of Control Offer") at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (the "Debenture Change of Control Payment"). The Holder's Redemption Option will exist upon the occurrence of any Change of Control whether or not the transaction relating thereto has been approved by management of the Company and may not be waived by management. Exercise of the Holder's Redemption Option by the holder of a Exchange Debenture will be irrevocable.

     Within 30 days following the date upon which the Company becomes aware that a Change of Control has occurred, the Company must send, by first class mail postage prepaid, a notice to each holder of Exchange Debentures, with a copy to the Trustee, which notice shall govern the terms of the Debenture Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Debenture Change of Control Payment Date"). Holders electing to have an Exchange Debenture purchased pursuant to a Debenture Change of Control Offer will be required to surrender the Exchange Debenture, properly endorsed for transfer together with such other customary documents as the Company may reasonably request, to the paying agent at the address specified in the notice prior to the close of business on the business day prior to the Debenture Change of Control Payment Date. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Debentures as a result of a Change of Control.

     On the Debenture Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Exchange Debentures or portions thereof properly tendered pursuant to the Debenture Change of Control Offer, (2) deposit with the paying agent an amount equal to the Debenture Change of Control Payment in respect of all Exchange Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Exchange Debentures so accepted together with an officers' certificate stating the aggregate principal amount of Exchange Debentures or portions thereof being purchased by the Company. The paying agent will promptly mail to each holder of Exchange Debentures so tendered the Debenture Change of Control Payment for such Exchange Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder new Exchange Debentures equal in aggregate principal amount to any unpurchased portion of the Exchange Debentures surrendered, if any. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price of the Exchange Debentures that the Company might be required to purchase.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than to the Permitted Holders (as defined); or (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors (as defined); or (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

     "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on June 10, 1997 or becomes a director upon consummation of the Chancellor Merger, (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

     "Permitted Holders" means (i) if the Chancellor Merger is not consummated, Scott K. Ginsburg and (ii) if the Chancellor Merger is consummated, from and after the effective date thereof, Scott K. Ginsburg, Hicks Muse or any of its affiliates, officers and directors, or Steven Dinetz.

     This "Change of Control" covenant will not apply in the event of (a) changes to the Board of Directors contemplated by the Chancellor Merger Agreement, (b) changes in a majority of the Board of Directors of the Company so long as a majority of such Board of Directors continues to consist of Continuing Directors and (c) certain transactions with Permitted Holders. In addition, this covenant is not intended to afford holders of shares of $3.00 Convertible Preferred Stock protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of shares of Convertible Preferred Stock, but would not constitute a Change of Control. The Company could, in the future, enter into certain transactions including certain recapitalizations of the Company, that would not constitute a Change of Control with respect to the Change of Control purchase feature of the $3.00 Convertible Preferred Stock, but would increase the amount of indebtedness outstanding at such time.

     With respect to the sale of "all or substantially all" of the assets of the Company, which would constitute a Change of Control for proposes of the Indenture, the meaning of the phrase "all or substantially all" varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company and, therefore, it may be unclear whether a Change of Control has occurred.

     None of the provisions in the Indenture relating to the Holder's Redemption Option upon a Change of Control are waiveable by the Board of Directors of the Company.

OPTIONAL REDEMPTION

     The Exchange Debentures are not subject to any mandatory redemption, sinking fund or other similar provision. The Exchange Debentures will be redeemable at the option of the Company upon notice at any time, in whole or in part, at the following redemption prices (expressed as a percentage of the principal amount), together with accrued and unpaid interest to the date fixed for redemption, if redeemed during the twelve-month period commencing immediately after September 15 of the years indicated below:

                                                              REDEMPTION
                            YEAR                                PRICE
                            ----                              ----------
2000........................................................    104.20%
2001........................................................    103.60
2002........................................................    103.00
2003........................................................    102.40
2004........................................................    101.80
2005........................................................    101.20
2006........................................................    100.60
2007 and thereafter.........................................    100.00

     The ability of the Company to redeem Exchange Debentures will be restricted under the terms of the Senior Credit Facility.

SUBORDINATION OF EXCHANGE DEBENTURES


     The indebtedness evidenced by the Exchange Debentures will be subordinate to the prior payment when due of all Senior Debt. Upon maturity of any Senior Debt by lapse of time, acceleration or otherwise, payment in full must be made on such Senior Debt before any payment is made on or in respect of the Exchange Debentures. During the continuance of any default in payment or any event of default pursuant to the terms of any Senior Debt, no payment may be made by the Company on or in respect of the Exchange Debentures. Upon any acceleration of the principal amount due on the Exchange Debentures or distribution of assets of the Company in any dissolution, winding-up, liquidation or reorganization of the Company, payment of the principal of, and interest on, the Exchange Debentures will be subordinated to the extent and in the manner set forth in the Exchange Debenture Indenture, to the prior payment in full of all Senior Debt. Such subordination will not prevent the occurrence of any Event of Default (as defined in the Exchange Debenture Indenture). "Senior Debt" means the principal of (and premium, if any) and interest on all Indebtedness of the Company (other than the Exchange Debentures) (including, without limitation, any interest that would accrue but for the filing of a petition in bankruptcy, insolvency, reorganization or similar proceeding) on such Indebtedness, whether outstanding on the date of issuance of the Exchange Debentures or thereafter created, incurred or assumed. Notwithstanding anything in the Exchange Debenture Indenture to the contrary, Senior Debt will not include (i) Indebtedness of or monies owed by the Company for compensation to employees or for goods or materials purchased or for services rendered in the ordinary course of business,
(ii) Indebtedness of the Company to any affiliate and (iii) any other Indebtedness which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Exchange Debentures. "Indebtedness" means (i) any liability of any person (a) for borrowed money, (b) evidenced by bonds, debentures, notes or other similar instruments, (c) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (d) for the payment of the deferred purchase price of property or services or (e) as lessee under capital leases; (ii) all indebtedness of others secured by a lien on any asset of a person, whether or not such indebtedness is assumed by that person; (iii) any liability of others described in the preceding clause that the person has guaranteed; and (iv) to the extent not otherwise included, obligations under Currency Agreements and Interest Rate Agreements (as defined in the Exchange Debenture Indenture). Because the Company is a holding company, the Exchange Debentures will be structurally subordinated to the obligations of the Company's subsidiaries, which liabilities as of June 30, 1997 would have been, on a pro forma basis after giving effect to the Completed Transactions completed after such date, the Chancellor Merger, the Pending Transactions, and the Financing Transactions, but without giving effect to the Katz Acquisition, $2.78 billion. There are no restrictions in the Indenture on the ability of the Company and its subsidiaries to incur additional indebtedness, including Senior Debt.


EVENTS OF DEFAULT AND REMEDIES

     An Event of Default is defined in the Indenture as being a default in payment of the principal of or premium, if any, when due, upon maturity, acceleration, redemption or otherwise, on any of the Exchange Debentures; default for 30 days in payment of any installment of interest on the Exchange Debentures; default by the Company for 45 days after notice in the observance or performance of any other covenants in the Indenture; and certain events involving bankruptcy, insolvency or reorganization of the Company. The Indenture provides that the Trustee may withhold notice to the holders of Exchange Debentures of any default (except in payment of principal, or premium, if any, or interest with respect to the Exchange Debentures) if the Trustee considers it in the interest of the holders of the Exchange Debentures to do so.

     The Indenture provides that if any Event of Default shall have occurred and be continuing the Trustee or the holders of not less than 25% in principal amount of the Exchange Debentures then outstanding may declare the principal of all Exchange Debentures to be due and payable immediately, but if the Company shall cure all defaults (except the nonpayment of interest and premium, if any, on and principal of any Exchange Debentures which shall have become due by acceleration) and certain other conditions are met, such declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of Exchange Debentures then outstanding.

     The holders of a majority in principal amount of the Exchange Debentures then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Exchange Debentures at the time outstanding (or prior to any exchange of Exchange Debentures for $3.00 Convertible Preferred Stock, with the consent of holders of not less than a majority of the outstanding shares of $3.00 Convertible Preferred Stock), to modify the Indenture or any supplemental indenture or the rights of the holders of the Exchange Debentures, except that no such modification shall (i) extend the final maturity of any Exchange Debentures, reduce the rate or extend the time for payment of interest thereon, reduce the principal amount thereof or premium, if any, thereon, change the provisions for redemption at the option of the holders in a manner adverse to the holders, impair or affect the right of a holder to institute suit for the payment thereof, change the currency in which the Exchange Debentures are payable, impair the right to convert the Exchange Debentures into Common Stock, subject to the terms set forth in the Indenture, or change the subordination provisions in a way that adversely affects a holder, without the consent of the holder of each Exchange Debenture so affected; or (ii) reduce the aforesaid percentage of Exchange Debentures, the consent of the holders of which is required for any such modification.

CONCERNING THE TRUSTEE

     The Bank of New York, the Trustee under the Indenture, is the registrar, transfer agent, conversion agent and dividend disbursing agent for the $3.00 Convertible Preferred Stock. The Bank of New York also serves as the transfer agent and registrar for the Common Stock, the 7% Convertible Preferred Stock, the 12 1/4% Preferred Stock and the 12% Preferred Stock.

                             BOOK-ENTRY PROCEDURES



     The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of the DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of $3.00 Convertible Preferred Stock made pursuant to this Prospectus. Substantially all of the shares of $3.00 Convertible Preferred Stock were issued as fully registered securities registered in the name of Cede & Co. (as nominee for the DTC). Fully registered global $3.00 Convertible Preferred Stock certificates (collectively, the "Global Certificate") were issued, representing such $3.00 Convertible Preferred Stock, and were deposited with the DTC.



     So long as DTC, or its nominee, is the registered owner or holder of the $3.00 Convertible Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the $3.00 Convertible Preferred Stock represented by such Global Certificate for all purposes. No beneficial owner of an interest in the Global Certificate will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Certificate of Designation.



     Payments of the liquidation preference or redemption price and dividends on the Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company nor the Transfer Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership in the Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.



     The Company expects that DTC or its nominee, upon receipt of any payment of the liquidation preference or redemption price and dividends in respect of the Global Certificate will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amounts of the Global Certificate as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Certificate held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.



     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell shares of $3.00 Convertible Preferred Stock to persons in states that require physical delivery of the certificate evidencing the shares of $3.00 Convertible Preferred Stock, or to pledge such securities, such holder must transfer its interest in the Global Certificate, in accordance with the normal procedures of DTC and with the procedures set forth in the Certificate of Designation.



     DTC has advised the Company that it will take any action permitted to be taken by a holder of $3.00 Convertible Preferred Stock only at the direction of one or more participants to whose account the DTC interests in the Global Certificate are credited and only in respect of such shares of $3.00 Convertible Preferred Stock as to which such participant or participants has or have given such direction.



     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").



     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificate among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Transfer Agent have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                          DESCRIPTION OF CAPITAL STOCK



CHANCELLOR MEDIA CAPITAL STOCK


  Common Stock

     General

     Chancellor Media's authorized common stock consists of 250,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), approximately 59,613,500 of which were issued and outstanding as of September 5, 1997 and 75,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), none of which were issued and outstanding as of September 5, 1997.

     The shares of Common Stock currently outstanding are validly issued, fully paid and nonassessable.


     It is not contemplated that any shares of Class A Common Stock will be issued at any time. The Amended and Restated Certificate of Incorporation of Chancellor Media (the "Chancellor Media Certificate") provides that the issuance of any shares of Class A Common Stock will require the unanimous affirmative vote of the Board of Directors of Chancellor Media. Chancellor Media presently expects that the Board of Directors of Chancellor Media will submit a proposal at the 1998 annual meeting of stockholders in order to eliminate the authorized shares of Class A Common Stock.


     Dividends

     Holders of shares of Common Stock and Class A Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of Chancellor Media out of funds legally available for such purpose. The Senior Credit Facility and the certificates of designation governing the $3.00 Convertible Preferred Stock and the 7% Convertible Preferred Stock each directly restrict, and the 9 3/8% Indenture, the Indenture and the certificates of designation governing the 12% Preferred Stock and the 12 1/4 Preferred Stock will each indirectly restrict, Chancellor Media's ability to pay cash dividends on the Common Stock and Class A Common Stock.

     Neither Evergreen nor Chancellor has declared or paid any dividends with respect to its respective formerly outstanding common stock in the past, and it is not anticipated that Chancellor Media will pay any cash dividends on the Common Stock and Class A Common Stock in the foreseeable future.

     Voting Rights

     Holders of shares of Common Stock and Class A Common Stock, each voting as a separate class, shall be entitled to vote on all matters submitted to a vote of the stockholders, except as otherwise provided by law. Each share of Common Stock and Class A Common Stock is entitled to one vote per share. Holders of Common Stock and Class A Common Stock are not entitled to cumulative votes in the election of directors.


     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of capital stock of Chancellor Media is required to approve any amendment to the Chancellor Media Certificate that would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of any class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely.


     Liquidation Rights

     Upon liquidation, dissolution, or winding-up of Chancellor Media, the holders of Common Stock and Class A Common Stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and the holders of preferred stock of Chancellor Media.

     Change of Control Provisions


     Certain provisions of the Chancellor Media Certificate and Bylaws may have the effect of preventing, discouraging or delaying any change of control of Chancellor Media and may maintain the incumbency of the Board of Directors and management. The authorization of 50,000,000 shares of preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control of Chancellor Media. In addition, the

Chancellor Media Certificate provides for three classes of directors serving for staggered three-year terms. Under the Delaware General Corporation Law, directors on a classified board may only be removed by shareholders for cause. This provision could also impede the success of any attempt to effect a change of control of Chancellor Media.



     Chancellor Media is subject to Section 203 ("Section 203") of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (excluding certain shares held by persons who are both directors and officers of the corporation and certain employee stock plans) or (iii) on or after the consummation date, the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. For purposes of Section 203, a "business combination" includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is generally a person who, together with affiliates and associates, owns (or within three years, owned) 15% or more of the corporation's voting stock.


     Alien Ownership


     The Chancellor Media Certificate restricts the ownership and voting of Chancellor Media's capital stock, including its Common Stock, in accordance with the Communications Act and the rules of the FCC, to prohibit ownership of more than 25% of Chancellor Media's outstanding capital stock (or control of more than 25% of the voting power it represents) by or for the account of aliens, foreign governments, or non-U.S. corporations or corporations otherwise subject to control by such persons or entities. The Chancellor Media Certificate also prohibits any transfer of Chancellor Media's capital stock that would cause Chancellor Media to violate this prohibition. In addition, the Chancellor Media Certificate authorizes the Board of Directors of Chancellor Media to adopt such provisions as its deems necessary to enforce these prohibitions.


     Other Provisions

     The holders of Common Stock and Class A Common Stock are not entitled to preemptive or similar rights. The shares of Common Stock are not subject to redemption or a sinking fund.

     No single shareholder of Chancellor Media holds more than 50.0% of the combined voting power of Chancellor Media. See "Risk Factors -- Control of the Company." As a result, a holder of an "attributable" interest in Chancellor Media may violate the FCC's multiple ownership rules or cross interest rules if such holder also has an "attributable" interest (or, in some cases, a "meaningful" nonattributable interest) in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such a stockholder may also be restricted in the companies in which such stockholder may invest. See "Business and Properties -- Federal Regulation of Radio Broadcasting Industry -- Ownership Matters."

     Transfer Agent

     The Bank of New York serves as the Transfer Agent and Registrar for the Common Stock.

  PREFERRED STOCK

  General

     Chancellor Media's authorized preferred stock consists of 50,000,000 shares of preferred stock, par value $.01 per share. Chancellor Media has issued 2,200,000 shares of 7% Convertible Preferred Stock with a stated liquidation preference of $50.00 per share and 5,990,000 shares of $3.00 Convertible Preferred Stock with a stated liquidation preference of $50.00 per share.

  7% CONVERTIBLE PREFERRED STOCK

     Dividends

     Holders of 7% Convertible Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of Chancellor Media out of legally available funds, cash dividends at an annual rate equal to 7% of the liquidation preference per share, payable quarterly.

     The 7% Convertible Preferred Stock has priority as to dividends over the Common Stock and Class A Common Stock of Chancellor Media and any other series or class of Chancellor Media's stock that ranks junior to the 7% Convertible Preferred Stock as to dividends (the "Junior Dividend Stock"). Notwithstanding the foregoing, the 7% Convertible Preferred Stock shall rank junior as to dividends, redemption payments and rights upon a liquidation, dissolution or winding-up of Chancellor Media to any and all classes or series of capital stock (other than common stock) of Chancellor Media, issued in the future, that does not by its terms expressly provide that it ranks on a parity with or junior to the 7% Convertible Preferred Stock as to dividends and rights upon a liquidation, dissolution or winding-up of Chancellor Media.

     No dividend (other than dividends payable solely in common stock, any Junior Dividend Stock or warrants or other rights to acquire such common stock or Junior Dividend Stock) may be paid or declared and set apart for payment on, and no purchase, redemption or other acquisition shall be made by Chancellor Media of, the Common Stock of Chancellor Media or Junior Dividend Stock unless all accrued and unpaid dividends on the 7% Convertible Preferred Stock, including the full dividend for the then-current quarterly dividend period, shall have been paid or declared and set apart for payment without interest.

     Except as provided below, Chancellor Media may not pay dividends on any class or series of stock issued in the future having parity with the 7% Convertible Preferred Stock as to dividends ("Parity Dividend Stock") unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior dividend payment periods on the 7% Convertible Preferred Stock. In addition, except as provided below, Chancellor Media may not pay dividends on the 7% Convertible Preferred Stock unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior dividend payment periods on the Parity Dividend Stock. Whenever all accrued dividends in respect of prior dividend payment periods are not paid in full on 7% Convertible Preferred Stock and on any Parity Dividend Stock, all dividends declared on the 7% Convertible Preferred Stock and the Parity Dividend Stock will be declared and made pro rata so that the amount of dividends declared on the 7% Convertible Preferred Stock and the Parity Dividend Stock will bear the same ratio that accrued and unpaid dividends in respect of prior dividend payment periods on the 7% Convertible Preferred Stock and the Parity Dividend Stock bear to each other. The $3.00 Convertible Preferred Stock constitutes "Parity Dividend Stock" for purposes of the 7% Convertible Preferred Stock.

     Chancellor Media may not purchase any shares of the 7% Convertible Preferred Stock or any Parity Dividend Stock (except for consideration payable in common stock or Junior Dividend Stock) or redeem fewer than all the shares of the 7% Convertible Preferred Stock and Parity Dividend Stock then outstanding if Chancellor Media has failed to pay any accrued dividend on the 7% Convertible Preferred Stock or on any Parity Dividend Stock on a stated payment date. Notwithstanding the foregoing, in such event, Chancellor Media may purchase or redeem fewer than all the shares of the 7% Convertible Preferred Stock and Parity Dividend Stock if such repurchase or redemption is made pro rata so that the amounts purchased or redeemed bear to each other the same ratio that the required redemption payments on the shares of the 7% Convertible Preferred Stock and any Parity Dividend Stock then outstanding bear to each other.

     If Chancellor Media issues any series or class of stock that ranks senior as to dividends to the 7% Convertible Preferred Stock ("Senior Dividend Stock") and fails to pay or declare and set apart for payment accrued and unpaid dividends on any Senior Dividend Stock (except to the extent allowed by the terms of the Senior Dividend Stock), Chancellor Media may not pay or declare and set apart for payment any dividend on the 7% Convertible Preferred Stock unless and until all accrued and unpaid dividends on the Senior Dividend

Stock, including the full dividends for the then current dividend period, have been paid or declared and set apart for payment without interest.

     Liquidation Rights

     In the case of the voluntary or involuntary liquidation, dissolution or winding up of Chancellor Media, subject to the payment in full, or until provision has been made for the payment in full, of all claims of creditors of Chancellor Media, holders of 7% Convertible Preferred Stock are entitled to receive the liquidation preference of the 7% Convertible Preferred Stock, plus an amount equal to any accrued and unpaid dividends, whether or not declared, to the payment date, before any payment or distribution is made to the holders of common stock or any other series or class of stock issued in the future that ranks junior as to liquidation rights to the 7% Convertible Preferred Stock ("Junior Liquidation Stock"). Holders of 7% Convertible Preferred Stock will not be entitled to receive the liquidation preference of their shares until the liquidation preference of any other series or class of stock that ranks senior as to liquidation rights to the 7% Convertible Preferred Stock ("Senior Liquidation Stock"), if any, and any creditors of Chancellor Media have been paid in full. The holders of 7% Convertible Preferred Stock and any series or class of stock that ranks on a parity as to liquidation rights with the 7% Convertible Preferred Stock ("Parity Liquidation Stock") are entitled to share ratably, in accordance with the respective preferential amounts payable on their stock, in any distribution (after payment of the liquidation preference on any Senior Liquidation Stock) that is not sufficient to pay in full the aggregate liquidation preference on both the 7% Convertible Preferred Stock and on any Parity Liquidation Stock. The $3.00 Convertible Preferred Stock constitutes "Parity Liquidation Stock" for purposes of the 7% Convertible Preferred Stock.

     Voting Rights

     The holders of 7% Convertible Preferred Stock will have no voting rights except as described below or as required by law.

     Whenever dividends on the 7% Convertible Preferred Stock are in arrears in aggregate amount equal to at least six quarterly dividends (whether or not consecutive), the size of Chancellor Media's Board of Directors will be increased by two, and the holders of 7% Convertible Preferred Stock, voting separately as a class together with holders of any Parity Dividend Stock of Chancellor Media then having voting rights, will be entitled to elect two additional directors to the Board of Directors of Chancellor Media at, subject to certain limitations, any annual meeting of stockholders at which directors are to be elected held during the period when the dividends remain in arrears or, under certain circumstances, at a special meeting of stockholders. These voting rights will terminate when all dividends in arrears and for the current quarterly period have been paid in full or declared and set apart for payment. The term of office of the additional directors so elected will terminate immediately upon that payment or provision for payment.

     In addition, so long as any 7% Convertible Preferred Stock is outstanding, Chancellor Media may not, without the affirmative vote or consent of the holders of at least 66 2/3% of all outstanding shares of 7% Convertible Preferred Stock and outstanding Parity Dividend Stock, voting as a single class (i) amend, alter or repeal (by merger or otherwise) any provision of the certificate of designation for the 7% Convertible Preferred Stock, the Certificate of Incorporation of Chancellor Media or the bylaws of Chancellor Media so as to affect adversely the relative rights, preferences, qualifications, limitations of restrictions of the 7% Convertible Preferred Stock or (ii) effect any reclassification of the 7% Convertible Preferred Stock.

     Change of Control

     The certificate of designation for the 7% Convertible Preferred Stock provides that, upon the occurrence of a change of control (as defined in such certificate of designation), each holder will have the right to require that Chancellor Media purchase all or a portion of such holder's 7% Convertible Preferred Stock in cash at a purchase price equal to 101% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends per share to the date of repurchase. If the repurchase of the 7% Preferred Stock would violate or constitute a default under the Senior Credit Facility or other indebtedness of Chancellor Media, then, pursuant to the certificate of designation for the 7% Convertible Preferred Stock, Chancellor Media will either (A) repay in full all such indebtedness or (B) obtain the requisite consents, if any, under such indebtedness required to permit the repurchase of the 7% Convertible Preferred Stock.

     Redemption at Option of Chancellor Media

     The 7% Convertible Preferred Stock may not be redeemed prior to January 19, 2000. Thereafter, the 7% Convertible Preferred Stock may be redeemed by Chancellor Media, at its option (subject to contractual and other restrictions with respect thereto, including limitations under the Senior Credit Facility, the 9 3/8% Indenture and the Indenture and to the legal availability of funds therefor), in whole or in part at any time, if redeemed during the 12-month period beginning January 15 (January 19 in the case of 2000), of any year specified below at the following redemption prices (expressed as percentages of the liquidation preference thereof):

                            YEAR                              DIVIDEND
                            ----                              --------
2000........................................................   104.90%
2001........................................................   104.20
2002........................................................   103.50
2003........................................................   102.80
2004........................................................   102.10
2005........................................................   101.40
2006........................................................   100.70
2007 and thereafter.........................................   100.00

plus in each case accrued and unpaid dividends, whether or not declared, to the redemption date.

                                                               Conversion Rights

     Each holder of 7% Convertible Preferred Stock will have the right, at the holder's option, to convert any or all shares of 7% Convertible Preferred Stock into Common Stock at any time at a conversion price (subject to adjustment) of $36.19 per share of underlying Common Stock. If the 7% Convertible Preferred Stock is called for redemption, the conversion right, with respect to the called shares of 7% Convertible Preferred Stock, will terminate at the close of business on the redemption date fixed by the Board of Directors of Chancellor Media.

  $3.00 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

     For a description of the $3.00 Convertible Preferred Stock, see "Description of the $3.00 Convertible Preferred Stock."


CMCLA CAPITAL STOCK



     The authorized capital stock of CMCLA as of September 15, 1997 consists of 1,000 shares of common stock, par value $.01 per share, all of which are owned of record and beneficially by CMHC, and 10,000,000 shares of preferred stock, par value $.01 per share, 1,000,000 of which are designated 12 1/4% Preferred Stock with an initial liquidation value of $119.444944 per share, of which 1,000,000 shares are issued and outstanding, and 3,600,000 of which are designated 12% Preferred Stock with a stated liquidation value of $100.00 per share, of which 2,117,629 shares are issued and outstanding.


  12 1/4% PREFERRED STOCK


     Dividends. Holders of the 12 1/4% Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of CMCLA, out of funds legally available therefor, dividends on each share of 12 1/4% Preferred Stock at a rate per annum equal to 12 1/4% of the then effective liquidation preference per share of the 12 1/4% Preferred Stock, payable quarterly. If any dividend payable on any dividend payment date on or before February 15, 2001 is not declared or paid in full in cash on such dividend payment date, the amount not paid on such dividend payment date will be added to the liquidation preference of the 12 1/4% Preferred Stock on such dividend payment date and will be deemed paid in full and will not accumulate. After February 15, 2001, dividends may be paid only in cash out of funds legally available therefor.


     Ranking. The 12 1/4% Preferred Stock ranks, with respect to dividend rights and distribution rights on liquidation, winding-up and dissolution (a) senior to the common stock of CMCLA, to the 12% Preferred Stock and to each other class of capital stock or series of preferred stock that may in the future be established by the Board of Directors of CMCLA the terms of which do not expressly provide that it ranks senior to or on a parity with the 12 1/4% Preferred Stock, (b) on a parity with each other class of capital stock or series of preferred stock that may in the future be established by the Board of Directors of CMCLA the terms of which expressly provide that such class or series will rank on a parity with the 12 1/4% Preferred Stock and (c) junior to each class of capital stock or series of preferred stock that may in the future be established by the Board of Directors of CMCLA the terms of which expressly provide that such class or series will rank senior to the 12 1/4% Preferred Stock.



     Optional Redemption. The 12 1/4% Preferred Stock is redeemable (subject to contractual and other restrictions with respect thereto, including limitations under the Senior Credit Facility, the 9 3/8% Indenture and the 8 3/4% Indenture, and to the legal availability of funds therefor), in whole or in part at any time on and after February 15, 2001 at the option of the Board of Directors of CMCLA, at the redemption prices (expressed as percentages of the then effective liquidation preference thereof) set forth below, if redeemed during the twelve-month period commencing on February 15 of each of the years set forth below, plus accumulated and unpaid dividends to the date of redemption:


                            YEAR                              DIVIDEND
                            ----                              --------
2001........................................................  106.125%
2002........................................................  104.900
2003........................................................  103.675
2004........................................................  102.450
2005........................................................  101.225
2006 and thereafter.........................................  100.000


     In addition, on or prior to February 15, 1999, CMCLA may, at its option, use the net cash proceeds of any Public Equity Offering (as defined in the certificate of designation for the 12 1/4% Preferred Stock) to redeem the 12 1/4% Preferred Stock, in part, at a redemption price equal to 111.025% of the then effective liquidation preference if redeemed during the twelve-month period commencing on February 15, 1997 and 109.8% of the then effective liquidation preference if redeemed during the twelve-month period commencing on February 15, 1998, plus, in each case, accumulated and unpaid dividends to the date of redemption; provided, however, that after any such redemption from the proceeds of a Public Equity Offering, the shares of 12 1/4% Preferred Stock outstanding must equal at least 75% of the aggregate number of shares of 12 1/4% Preferred Stock originally issued; provided further, that any such redemption must occur on or prior to 60 days after receipt by CMCLA of the proceeds of the Public Equity Offering.


     Mandatory Redemption. The 12 1/4% Preferred Stock is subject to mandatory redemption (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) in whole on February 15, 2008, at a price equal to the then effective liquidation preference thereof, plus all accumulated and unpaid dividends to the date of redemption.


     Voting Rights. Holders of the 12 1/4% Preferred Stock have no voting rights except as otherwise required by law; provided that CMCLA may not authorize any class of capital stock that ranks senior to or on a parity with the 12 1/4% Preferred Stock and may not, subject to certain exceptions, effect a merger or sale of substantially all of its assets, without the affirmative vote of holders of at least a majority of the shares of 12 1/4% Preferred Stock then outstanding voting or consenting, as the case may be, as one class and, provided further, that the holders of 12 1/4% Preferred Stock, voting together as a single class, shall have the right to elect the lesser of two directors and that number of directors constituting 25% of the Board of Directors of CMCLA upon the occurrence of certain events including, but not limited to, the failure by CMCLA on or after February 15, 2001 to pay cash dividends in full on the 12 1/4% Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the failure by CMCLA to discharge any mandatory redemption or repayment obligation with respect to the 12 1/4% Preferred Stock, the failure by CMCLA to make a Change of Control Offer (as defined in the certificate of designation for the 12 1/4% Preferred Stock), the breach or violation of one or more of the covenants contained in the certificate of designation for the 12 1/4% Preferred Stock or the failure CMCLA to repay at final stated maturity, or the acceleration of the final stated maturity of certain indebtedness of CMCLA (including indebtedness under the Senior Credit Facility, the 9 3/8% Notes and the Original Notes (and, assuming consummation of the Exchange Offer, the Exchange Notes).



     Change of Control. The certificate of designation for the 12 1/4% Preferred Stock provides that, upon the occurrence of a Change of Control (as defined below), each holder will have the right to require that CMCLA repurchase all or a portion of such holder's 12 1/4% Preferred Stock in cash at a purchase price equal to 101% of the then current effective liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share to the date of repurchase. If the repurchase of the 12 1/4% Preferred Stock would violate or constitute a default under the Senior Credit Facility, the 9 3/8% Indenture, or other indebtedness of CMCLA, then pursuant to the certificate of designation for the 12 1/4% Preferred Stock, CMCLA will either
(A) repay in full all such indebtedness and terminate all commitments outstanding under the Senior Credit Facility or (B) obtain the requisite consents, if any, under the Senior Credit Facility, the 9 3/8% Indenture, or such other indebtedness required to permit the repurchase of 12 1/4% Preferred Stock. In an offer by CMCLA to repurchase the 12 1/4% Preferred Stock at the holder's option upon a Change of Control, CMCLA will comply with Section 14(e) of the Exchange Act and the rules and regulations promulgated thereunder, as then in effect.


     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than to Hicks Muse or any of its affiliates, officers and directors or to Steven Dinetz (the "Permitted Holders"); or (ii) a majority of the Board of Directors of Chancellor Media, CMHC or CMCLA shall consist of Persons who are not Continuing Directors (as defined below); or (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of Chancellor Media, CMHC or CMCLA.

     "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of CRBC on February 26, 1996,
(ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.


     With respect to the sale of "all or substantially all" of the assets of CMCLA, which would constitute a Change of Control for purposes of the certificate of designation for the 12 1/4% Preferred Stock, the meaning of the phrase "all or substantially all" varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company and, therefore, it may be unclear whether a Change of Control has occurred and whether the 12 1/4% Preferred Stock is subject to a Change of Control Offer.



     Certain Covenants. The certificate of designation for the 12 1/4% Preferred Stock contains covenants customary for securities comparable to the 12 1/4% Preferred Stock, including covenants that restrict the ability of CMCLA and its subsidiaries to incur additional indebtedness, pay dividends and make certain other restricted payments, and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially of the assets of CMCLA.



     Exchange. CMCLA may, at its option, subject to certain conditions, including its ability to incur additional indebtedness under the 9 3/8% Indenture and the Senior Credit Facility, on any scheduled dividend payment date, exchange the 12 1/4% Preferred Stock, in whole but not in part, for its 12 1/4% Subordinated

Exchange Debentures due 2008 (the "12 1/4% Exchange Debentures"). Holders of the 12 1/4% Preferred Stock will be entitled to receive $1.00 principal amount of 12 1/4% Exchange Debentures for each $1.00 in liquidation preference of 12 1/4% Preferred Stock including, to the extent necessary, 12 1/4% Exchange Debentures in principal amounts of less than $1,000.


     The 12 1/4% Exchange Debentures, if issued, will be issued under an indenture (the "12 1/4% Exchange Indenture") between CRBC and U.S. Trust Company of Texas, N.A., as Trustee (as supplemented, the "12 1/4% Exchange Debenture Trustee"). The 12 1/4% Exchange Debentures will be unsecured obligations of CMCLA, ranking subordinate in right of payment to all senior indebtedness of CMCLA, including the 9 3/8% Notes, the Notes and the indebtedness under the Senior Credit Facility. Interest on the 12 1/4% Exchange Debentures will accrue at the same rate per annum as the stated dividend rate on the 12 1/4% Preferred Stock. The 12 1/4% Exchange Debentures will be redeemable, at CMCLA's option, in whole at any time or in part from time to time, after an initial period, at redemption prices equivalent to those relating to the optional redemption of the 12 1/4% Preferred Stock. The 12 1/4% Exchange Indenture provides that upon the occurrence of a change of control of CMCLA (as defined therein), each holder will have the right to require that CMCLA repurchase all or a portion of such holder's 12 1/4% Exchange Debentures at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of repurchase. The 12 1/4% Exchange Indenture contains certain customary covenants for securities comparable to the 12 1/4% Exchange Debentures, including covenants restricting the incurrence of additional indebtedness, the issuance of subsidiary preferred stock, the making of certain restricted payments, the creation of dividend and other payment restrictions affecting subsidiaries, certain transactions with affiliates, and the lines of business in which CMCLA and its subsidiaries may be engaged.


  12% PREFERRED STOCK


     Dividends. Holders of the 12% Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of CMCLA, out of funds legally available therefor, dividends on each share of 12% Preferred Stock at a rate per annum equal to 12%, subject to increase in certain circumstances of the then effective liquidation preference per share of the 12% Preferred Stock, payable semi-annually. All dividends on the 12% Preferred Stock are cumulative. CMCLA, at its option, may pay dividends on any dividend payment date occurring on or before January 15, 2002 either in cash or in additional shares of 12% Preferred Stock. After January 15, 2002, dividends may be paid only in cash out of funds legally available therefor.



     Ranking. The 12% Preferred Stock ranks with respect to dividend rights and rights on liquidation, winding-up and dissolution, (a) senior to the common stock of CMCLA and to each other class of capital stock or series of preferred stock that may in the future be established by the Board of Directors of CMCLA the terms of which expressly provide that it ranks junior to or on a parity with the 12% Preferred Stock, (b) on a parity with each other class of capital stock or series of preferred stock that may in the future be established by the Board of Directors of CMCLA the terms of which expressly provide that such class or series will rank on a parity with the 12% Preferred Stock and (c) junior to the 12 1/4% Preferred Stock and to each class of capital stock or series of preferred stock that may in the future be established by the Board of Directors of CMCLA the terms of which do not expressly provide that such class or series will rank junior to the 12 1/4% Preferred Stock.



     Optional Redemption. The 12% Preferred Stock is redeemable (subject to contractual and other restrictions with respect thereto, including limitations under the Senior Credit Facility, the 9 3/8% Indenture and the Indenture, and to the legal availability of funds therefor), in whole or in part at any time on or after January 15, 2002 at the option of CMCLA, at the redemption prices (expressed as percentages of the then effective liquidation preference thereof) set forth below, if redeemed during the twelve-month period commencing on January 15 of each of the years set forth below, plus accumulated and unpaid dividends to the date of redemption:

                            YEAR                              DIVIDEND
                            ----                              --------
2002........................................................   106.00%
2003........................................................   104.80%
2004........................................................   103.60%
2005........................................................   102.40%
2006........................................................   101.20%
2007 and thereafter.........................................   100.00%


In addition, on or prior to January 15, 2000, CMCLA may, at its option, use the net cash proceeds of any Public Equity Offering (as defined in the certificate of designation for the 12% Preferred Stock) to redeem the 12% Preferred Stock, in part, at a redemption price equal to 112% of the then effective liquidation preference, plus, in each case, accumulated and unpaid dividends to the date of redemption; provided, however, that after any such redemption from the proceeds of a Public Equity Offering, there must be at least $150.0 million aggregate liquidation preference of 12% Preferred Stock outstanding; provided further, that any such redemption must occur on or prior to 60 days after receipt by CMCLA of the proceeds of the Public Equity Offering.


     Mandatory Redemption. The 12% Preferred Stock is also be subject to mandatory redemption (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) in whole on January 15, 2009 at a price equal to the then effective liquidation preference thereof, plus all accumulated and unpaid dividends to the date of redemption.


     Voting Rights. Holders of the 12% Preferred Stock will have no voting rights except as otherwise required by law; provided that CMCLA may not authorize any class of capital stock that is senior to or on a parity with the 12% Preferred Stock (subject to an exception for the authorization of up to $50 million initial liquidation preference of Parity Stock) and may not, subject to certain exceptions, effect a merger or sale of substantially all of its assets, without the affirmative vote of holders of at least a majority of the shares of 12% Preferred Stock then outstanding voting or consenting, as the case may be, as one class and, provided further, that the holders of 12% Preferred Stock, voting together as a single class, shall have the right to elect the lesser of two directors or that number of directors constituting 25% of the members of the Board of Directors of CMCLA upon the occurrence of certain events including, but not limited to, the failure by CMCLA on or after January 15, 2002 to pay cash dividends in full on the 12% Preferred Stock for three or more quarterly dividend periods, whether or not consecutive, the failure by CMCLA to discharge any mandatory redemption or repayment obligation with respect to the 12% Preferred Stock, the failure by CMCLA to make a Change of Control Offer (as defined in the certificate of designation for the 12% Preferred Stock), the breach or violation of one or more of the covenants contained in the certificate of designation for the 12% Preferred Stock or the failure by CMCLA to repay at final stated maturity, or the acceleration of the first stated maturity of certain indebtedness of CMCLA, whether or not consecutive (including indebtedness under the Senior Credit Facility, the 9 3/8% Notes and the 8 3/4% Notes).



     Change of Control. The certificate of designation for the 12% Preferred Stock provides that, upon the occurrence of a change of control (which is defined identically to the definition of "change of control" applicable to the 12 1/4% Preferred Stock), each holder will have the right to require that CMCLA repurchase all or a portion of such holder's 12% Preferred Stock in cash at a purchase price equal to 101% of the then current effective liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share to the date of repurchase. If the repurchase of the 12% Preferred Stock would violate or constitute a default under the certificate of designation for the 12 1/4% Preferred Stock, the Senior Credit Facility, the
9 3/8% Indenture, or other indebtedness of CMCLA, then pursuant to the certificate of designation for the 12% Preferred Stock, CMCLA will either (A) repay in full all such indebtedness and terminate all commitments outstanding under the Senior Credit Facility or (B) obtain the requisite consents, if any, under the Senior Credit Facility, the 9 3/8% Indenture, or such other indebtedness required to permit the repurchase of the 12% Preferred Stock. In an offer by CMCLA to repurchase the 12% Preferred Stock at the holder's option upon a Change of Control, CMCLA will comply with Section 14(e) of the Exchange Act and the rules and regulations promulgated thereunder, as then in effect.



     Certain Covenants. The certificate of designation of the 12% Preferred Stock contains covenants customary for securities comparable to the 12% Preferred Stock, including covenants that restrict the ability of CMCLA and its subsidiaries to incur additional indebtedness, pay dividends and make certain other restricted payments, and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially of the assets of CMCLA.



     Exchange. CMCLA may, at its option, subject to certain conditions, including its ability to incur additional indebtedness under the 9 3/8% Indenture and the Senior Credit Facility, on any scheduled dividend payment date, exchange the 12% Preferred Stock, in whole but not in part, for its 12% Subordinated Exchange Debentures due 2009 (the "12% Exchange Debentures"). Holders of the 12% Preferred Stock will be entitled to receive $1.00 principal amount of 12% Exchange Debentures for each $1.00 in liquidation preference of 12% Preferred Stock including, to the extent necessary, 12% Exchange Debentures in principal amounts of less than $1,000.



     The 12% Exchange Debentures, if issued, will be issued under an indenture (the "12% Exchange Indenture") between CRBC and U.S. Trust Company of Texas, N.A., as Trustee (as supplemented, the "12% Exchange Debenture Trustee"). The 12% Exchange Debentures will be unsecured obligations of CMCLA, ranking subordinate in right of payment to all senior indebtedness of CMCLA, including the 9 3/8% Notes, the 8 3/4% Notes and the indebtedness under the Senior Credit Facility. Interest on the 12% Exchange Debentures will accrue at the same rate per annum as the stated dividend rate on the 12% Preferred Stock. The 12% Exchange Debentures will be redeemable, at CMCLA's option, in whole at any time or in part from time to time, after an initial period, at redemption prices equivalent to those relating to the optional redemption of the 12% Preferred Stock. The 12% Exchange Indenture provides that upon the occurrence of a change of control (as defined therein) of CMCLA, each holder will have the right to require that CMCLA repurchase all or a portion of such holder's 12% Exchange Debentures at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of repurchase. The 12% Exchange Indenture contains certain customary covenants for securities comparable to the 12% Exchange Debentures, including covenants restricting the incurrence of additional indebtedness, the issuance of subsidiary preferred stock, the making of certain restricted payment, the creation of dividend and other repayment restrictions affecting subsidiaries, certain transactions with affiliates, and the lines of business in which CMCLA and its subsidiaries may be engaged.


                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR CREDIT FACILITY


     On April 25, 1997, CMCLA (which was then known as EMCLA) closed its Second Amended and Restated Loan Agreement (as amended from time to time, the "Senior Credit Facility") with TD Securities (USA) Inc. as arranging agent, The Bank of New York and Bankers Trust Company, as co-syndication agents, NationsBank of Texas, N.A. and Union Bank of California, as co-documentation agents, Toronto Dominion (Texas), Inc., as administrative agent (the "Administrative Agent"), and the financial institutions party thereto (the "Lenders"). The Senior Credit Facility initially provided for a maximum commitment of $1.75 billion, and upon consummation of the Chancellor Merger, the aggregate commitment under the Senior Credit Facility was increased to $2.50 billion. Loans under the Senior Credit Facility consist of (i) a $900.0 million term loan facility (the "Term Loan Facility") and (ii) a $1.60 billion revolving loan facility (the "Revolving Loan Facility" and, collectively with the Term Loan Facility, the "Loans").


     The following description of certain provisions of the Senior Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Senior Credit Facility, a copy of which is available from the Company on request.

     Term Loan Facility


     The Term Loan Facility matures on June 30, 2005. The Term Loan Facility requires scheduled annual reductions of the principal balance of the Term Loan Facility outstanding on June 30, 2000, payable quarterly in equal quarterly amounts, commencing on September 30, 2000 in the following percentages: (i) from 9/30/00 through and including 6/30/01, 15.00%; (ii) from 9/30/01 through and including 6/30/02, 20.00%; (iii) from 9/30/02 through and including 6/30/03, 20.00%; (iv) from 9/30/03 through and including 6/30/04, 20.00%; and (v) from 9/30/04 through and including 6/30/05, 25.00%. Mandatory or optional prepayments made by CMCLA against the Term Loan Facility will not affect the reduction percentages set forth above.


     Revolving Loan Facility


     The Revolving Loan Facility matures on June 30, 2005. The Revolving Loan Facility requires scheduled annual reductions of the Revolving Loan Commitment (as defined in the Senior Credit Facility) as of June 30, 2000, payable quarterly in equal quarterly amounts, commencing on September 30, 2000 in the following percentages: (i) from 9/30/00 through and including 6/30/01, 15.00%;
(ii) from 9/30/01 through and including 6/30/02, 20.00%; (iii) from 9/30/02 through and including 6/30/03, 20.00%; (iv) from 9/30/03 through and including 6/30/04, 20.00%; and (v) from 9/30/04 through and including 6/30/05, 25.00%.
Voluntary reductions of the Revolving Loan Commitment made by CMCLA shall not affect the reduction percentages set forth above.


     Additional Facility Indebtedness


     CMCLA has the ability to incur additional indebtedness ("Additional Facility Indebtedness") in a principal amount not to exceed $250.0 million from one or more of the Lenders or any other institution acceptable to the Administrative Agent that agrees to extend such credit, provided that certain conditions under the Senior Credit Facility are complied with. As of the date hereof, CMCLA has not requested, and no Lender has issued, any commitment to extend such Additional Facility Indebtedness to CMCLA.


     Interest Rate


     The Loans bear interest at a rate equal to, at CMCLA's option, (i) the Prime Rate (as defined in the Senior Credit Facility) in effect from time to time plus the Applicable Margin (as defined) (a "Prime Rate Loan") or (ii) the Eurodollar Rate (as defined in the Senior Credit Facility) as determined by the Administrative Agent for the respective interest period plus the Applicable Margin (a "Eurodollar Loan"). The Applicable Margin is calculated based on CMCLA's Total Leverage Ratio (as defined in the Senior Credit Facility) according to the table set forth below:


                                                           PRIME RATE        EURODOLLAR RATE
                 TOTAL LEVERAGE RATIO                   APPLICABLE MARGIN   APPLICABLE MARGIN
                 --------------------                   -----------------   -----------------
Greater than 6.75.....................................        1.000%              2.000%
Greater than 6.50 but less than or equal to 6.75......        0.750%              1.750%
Greater than 6.00 but less than or equal to 6.50......        0.375%              1.375%
Greater than 5.50 but less than or equal to 6.00......        0.125%              1.125%
Greater than 5.00 but less than or equal to 5.50......        0.000%              0.875%
Greater than 4.50 but less than or equal to 5.00......        0.000%              0.625%
Greater than 4.00 but less than or equal to 4.50......        0.000%              0.500%
Less than or equal to 4.00............................        0.000%              0.400%

                                                                            Fees


     CMCLA is required to pay commitment fees on the aggregate unused amount of the Available Revolving Loan Commitment (as defined in the Senior Credit Facility) based on the Total Leverage Ratio for the most recent fiscal quarter end. If the Total Leverage Ratio is greater than or equal to 5.50, the corresponding commitment fee is 0.375%; if the Total Leverage Ratio is less than 5.50, the corresponding commitment fee is

0.250%. The Administrative Agent will also receive such other customary fees as have been separately agreed upon with the Company. CMCLA also is required to pay fees for outstanding letters of credit drawn under the Senior Credit Facility at a rate per annum on the amount of the Letter of Credit Obligations (as defined in the Senior Credit Facility) equal to the Applicable Margin for Eurodollar Loans plus an issuing bank fee of $2,000 for issuing, amending or renewing any letter of credit.


     Security and Guarantees

     The Senior Credit Facility is secured by (i) a pledge of all capital stock owned by CMCLA and its subsidiaries, (ii) a pledge of all capital stock of CMCLA owned by CMHC, (iii) a non-recourse pledge of all capital stock of CMHC owned by Chancellor Media, (iv) a pledge of all debt and equity securities of persons engaged in any Non-Core Business (as defined in the Senior Credit Facility) purchased by the Company, (v) a collateral assignment of all partnership interests held by the subsidiaries of CMCLA, (vi) a collateral assignment of all trust interests held by the subsidiaries of CMCLA, (vii) a collateral assignment of all limited liability company interests held by CMCLA, (viii) a downstream guarantee provided by CMHC and (ix) upstream guarantees provided by the subsidiaries of CMCLA.

     Covenants


     The Senior Credit Facility contains customary restrictive covenants, which, among other things and with certain exceptions, limit the ability of CMCLA to incur additional indebtedness and liens in connection therewith, enter into certain transactions with affiliates, pay dividends, consolidate, merge or effect certain asset sales, issue additional stock, effect an asset swap, make acquisitions and make capital expenditures and enter new lines of business.



     Under the Senior Credit Facility, CMCLA is required to maintain specified financial ratios, based on its Senior Leverage Ratio and Total Leverage Ratio (in each case, as defined in the Senior Credit Facility), for specified periods of time. Under the Senior Credit Facility, CMCLA must not exceed the following ratios during the following periods of time:


                  PERIOD ENDING                     SENIOR LEVERAGE RATIO   TOTAL LEVERAGE RATIO
                  -------------                     ---------------------   --------------------
4/25/97 through 12/31/97..........................      6.50 to 1.00            7.00 to 1.00
1/1/98 through 12/31/98...........................      5.75 to 1.00            6.75 to 1.00
1/1/99 through 12/31/99...........................      5.00 to 1.00            6.00 to 1.00
1/1/00 through 12/31/00...........................      4.25 to 1.00            5.25 to 1.00
1/1/01 and thereafter.............................      4.00 to 1.00            5.00 to 1.00


In the event that Chancellor Media, CMHC or CMCLA issues Subordinated Indebtedness (as defined in the Senior Credit Facility), other than the assumption or refinancing of the 9 3/8% Notes and the 8 3/4% Notes, the Senior Leverage Ratio will be permanently reduced by 0.50.



     Under the Senior Credit Facility, CMCLA may not, as of the end of any fiscal quarter, allow its ratio of the sum of Operating Cash Flow plus the Available Revolving Commitment (in each case, as defined in the Senior Credit Facility) during the last fiscal four-quarter period to Pro Forma Fixed Changes (as defined in the Senior Credit Facility) for the four-quarter period beginning on the day following that fiscal quarter end, to be less than 1.05 to 1.00.



     Under the Senior Credit Facility, CMCLA also is required to comply with certain other financial tests, such as a specified ratio of Operating Cash Flow to Cash Interest Expense (as each such term is defined in the Senior Credit Facility).


     Use of Proceeds


     The Senior Credit Facility requires that the Net Proceeds from any Permitted Asset Sale (in each case, as defined in the Senior Credit Facility) be applied, at CMCLA's election, to the Term Loan Facility or the Revolving Loan Facility or any combination thereof. In the alternative, CMCLA may elect to make an acquisition with the Net Proceeds, so long as CMCLA has entered into a contract for such acquisition within 12 months from the date of such Permitted Asset Sale and has concluded the purchase with 18 months from the date of such Permitted Asset Sale. In addition, 50% of Net Proceeds from any Subordinated Indebtedness issued by CMCLA, other than the assumption or refinancing of the 9 3/8% Notes and the 8 3/4% Notes, must be applied, at CMCLA's election, to the Term Loan Facility or the Revolving Loan Facility or any combination thereof. To the extent that CMCLA elects to apply any amounts described in this paragraph to the Revolving Loan Facility, the commitments under such facility will not be permanently reduced and will be available for subsequent borrowing by CMCLA.


     Events of Default


     The Senior Credit Facility contains customary events of default, including
(i) the default in the payment of any interest, reimbursement amounts with respect to letters of credit, or fees or other amounts payable to the Lenders (other than principal) when due which is not cured within five days from the date that such payment was due, (ii) the default in the payment of any principal amount when due, (iii) the default in the performance or observance of certain representations, warranties, covenants and agreements contained in the Senior Credit Facility, (iv) a Senior Credit Facility Change of Control (as defined below), (v) the entry of an order for relief, winding-up or liquidation under Title 11 of the United States Code or similar federal or state laws against Chancellor Media, CMHC or CMCLA, (vi) the voluntary commencement by CMCLA of bankruptcy proceedings under Title 11 of the United States Code or similar federal or state laws, or the commencement of involuntary bankruptcy proceedings against CMCLA, which are not diligently contested or which continue undismissed for a period of 45 consecutive days, (vii) the entry of a judgment against CMCLA which, individually or when aggregated with other such judgments, exceeds $10 million, (viii) the failure to satisfy certain minimum employee benefit funding standards, (ix) the acceleration of the maturity of (a) Subordinated Indebtedness of CMCLA or (b) any other indebtedness of CMCLA in an aggregate principal amount exceeding $3 million, (x) any event which would permit the acceleration of such subordinated indebtedness or such other indebtedness which has not been cured within any applicable cure period or waived in writing, (xi) any event which does not permit acceleration of such Subordinated Indebtedness or such other indebtedness but requires CMCLA to purchase or acquire such Subordinated Indebtedness or such other indebtedness, (xii) any material default under any Interest Hedge Agreement (as defined in the Senior Credit Facility) with a notional principal amount of $6 million or more, (xii) the issuance by the FCC of a revocation order based on alleged alien ownership of CMCLA, (xiii) the final, non-appealable termination or revocation of any material FCC license or failure to renew any such license, (xiv) the failure of any security document or note under the Senior Credit Facility to be in effect, or (xv) the breach by CMHC of the guarantee or stock pledge made by it pursuant to the Senior Credit Facility.


     A "Senior Credit Facility Change of Control" will be deemed to have occurred under the Senior Credit Facility if (i) any Person (as defined in the Senior Credit Facility), other than Scott K. Ginsburg, Matthew Devine, Kenneth
J. O'Keefe, James de Castro and Hicks Muse and its affiliates, shall individually or collectively control more than 51% on a fully diluted basis of the voting power of Chancellor Media or (ii) CMHC shall cease to own all of the issued and outstanding common stock of CMCLA.

9 3/8% NOTES


     The 9 3/8% Notes mature on October 1, 2004. Interest on the 9 3/8% Notes accrue at the rate of 9 3/8% per annum and is payable semiannually. The 9 3/8% Notes are unsecured obligations of CMCLA, ranking subordinate in right of payment to all Senior Debt (as defined in the 9 3/8% Indentures) of CMCLA, and rank pari passu with the 8 3/4% Notes.



     CMCLA's subsidiaries fully and unconditionally guarantee the full and prompt payment of principal of all interest on the 9 3/8% Notes, and of all other obligations under the 9 3/8% Indenture. The indebtedness evidenced by each such guarantee are subordinated to each guarantor's Senior Debt on the same terms as the 9 3/8% Notes are subordinated to CMCLA's Senior Debt.



     Prior to January 31, 1999 CMCLA may redeem the 9 3/8% Notes with the net cash proceeds of one or more Public Equity Offerings (as defined in the 9 3/8% Indenture) at a redemption price of 108.203% or

107.031% of the principal amount thereof, plus, in each case, accrued and unpaid interest to the redemption date, during the respective 12-month periods commencing on February 1, 1997 and 1998; provided, however, that after any such redemption at least 75% of the aggregate principal amount of the 9 3/8% Notes originally issued must be outstanding. CMCLA's ability to optionally redeem the 9 3/8% Notes is subject to restrictions contained in the Senior Credit Facility, which limits the amount of debt subordinate to the indebtedness under the Senior Credit Facility that may be redeemed by CMCLA.



     Under the 9 3/8% Indenture, in the event of a change of control (as defined in the 9 3/8% Indenture) of CMCLA, each holder of 9 3/8% Notes will have the right to require CMCLA to repurchase, in whole or in part, such holder's 9 3/8% Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any to the date of repurchase.



     The 9 3/8% Indenture contains certain restrictive covenants which, among other things, impose limitations (subject to certain exceptions) on CMCLA with respect to (i) the payment of dividends or other distributions on capital stock and the purchase, redemption or retirement for value of shares of capital stock as any warrants, options or other rights for shares of capital stock; (ii) the incurrence of additional indebtedness; (iii) the incurrence of subsidiary indebtedness; (iv) the repayment or redemption of subordinated indebtedness other than in accordance with its scheduled repayment; (v) sales of assets by CMCLA; (vi) asset swaps; (vii) transactions with stockholders and affiliates;
(viii) the restriction of certain payments by subsidiaries to their respective parents; (ix) the creation of liens on the assets of CMCLA or its subsidiaries;
(x) the incurrence of indebtedness senior to the 9 3/8% Notes and subordinate to other indebtedness of CMCLA; (xi) investments by CMCLA or its subsidiaries;
(xii) the issuance of preferred stock by any of CMCLA's subsidiaries; (xiii) sales and leasebacks by CMCLA or its subsidiaries; (xiv) the guarantee of indebtedness; (xv) the conduct of business other than the ownership and operation of radio broadcast stations; and (xvi) the merger or sale of all or substantially all the assets of CMCLA. Upon the happening of certain events of default specified in the 9 3/8% Indenture, the trustee for the 9 3/8% Notes may, and the trustee upon the request of holders of 25% in principal amount then outstanding of the 9 3/8% Notes shall, or the holders of at least 25% in principal amount of outstanding 9 3/8% Notes may, declare the principal amount then outstanding of and accrued but unpaid interest, if any, on all of such 9 3/8% Notes to be due and payable. Upon the happening of certain other events of default specified in the 9 3/8% Indenture, the unpaid principal of and accrued but unpaid interest on all outstanding 9 3/8% Notes will automatically become due and payable without any action by the trustee or the holders of the 9 3/8% Notes.



     CMCLA may terminate its obligations under the 9 3/8% Indenture at any time, and the obligations of the guarantors with respect thereto shall terminate, by delivering all outstanding 9 3/8% Notes of the appropriate series to the appropriate trustee for cancellation and paying all sums payable by it thereunder. CMCLA, at its option, (i) will be discharged from any and all obligations with respect to the 9 3/8% Notes delivered, and the guarantor will be discharged from any and all obligations with respect to its guarantee of such 9 3/8% Notes, (except for certain obligations of CMCLA to register the transfer or exchange of such 9 3/8% Notes, replace stolen, lost or mutilated 9 3/8% Notes, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain of the restrictive covenants with respect to the 9 3/8% Indenture, in each case, if CMCLA, in addition to satisfying certain other obligations, deposits with the appropriate trustee, in trust, U.S. legal tender or U.S. Government Obligations (in each case, as defined in the 9 3/8% Indenture) or a combination thereof which, through the payment of interest thereon and principal in respect thereof in accordance with their terms, will be sufficient to pay all the principal of and interest on 9 3/8% Notes to be defeased on the dates such payments are due in accordance with the terms of 9 3/8% Notes as well as the trustee's fees and expenses.



8 3/4% NOTES



     The 8 3/4% Notes mature on June 15, 2007. Interest on the 8 3/4% Notes accrues at the rate of 8 3/4% per annum and is payable semiannually. The 8 3/4% Notes are unsecured obligations of CMCLA, ranking subordinate in right of payment to all Senior Debt (as defined in the 8 3/4% Indenture) of CMCLA, and ranking pari passu in right of payment to the 9 3/8% Notes.

     CMCLA's subsidiaries fully and unconditionally guarantee the full and prompt payment of principal of all interest on the 8 3/4% Notes, and all other obligations under the 8 3/4% Indenture. The indebtedness evidenced by each such guarantee are subordinated to each guarantor's Senior Debt on the same terms as the 8 3/4% Notes are subordinated to CMCLA's Senior Debt.



     Prior to June 15, 2000, CMCLA may, at its option, redeem the 8 3/4% Notes with the net cash proceeds of one or more Public Equity Offerings (as defined in the 8 3/4% Indenture) at a redemption price equal to 108.75% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the 8 3/4% Notes originally issued is outstanding. CMCLA's ability to optionally redeem the 8 3/4% Notes is subject to restrictions contained in the Senior Credit Facility, which limits the amount of debt subordinate to the indebtedness under the Senior Credit Facility that may be redeemed by CMCLA.



     Under the 8 3/4% Indenture, in the event of a change of control (as defined in the 8 3/8% Indenture) of CMCLA, each holder may have the right to require CMCLA to repurchase all or a portion of such holders' 8 3/4% Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of repurchase.



     The 8 3/4% Indenture contains certain restrictive covenants which, among other things, impose limitations (certain to certain exceptions) on CMCLA with respect to (i) the payment of dividends or other distribution on capital stock and the purchase, redemption or retirement for value of shares of capital stock as any warrants, options or other rights for shares of capital stock; (ii) the incurrence of additional indebtedness; (iii) the incurrence of subsidiary indebtedness; (iv) the repayment or redemption of subordinated indebtedness other than in accordance with its scheduled repayment; (v) sales of assets by CMCLA; (vi) asset swaps; (vii) transactions with stockholders and affiliates;
(viii) the restriction of certain payments by subsidiaries to their respective parents; (ix) the creation of liens on the assets of CMCLA or its subsidiaries;
(x) the incurrence of indebtedness senior to the 8 3/4% Notes and subordinate to other indebtedness of CMCLA; (xi) investments by CMCLA or its subsidiaries;
(xii) the issuance of preferred stock by any of CMCLA's subsidiaries; (xiii) sales and leasebacks by CMCLA or its subsidiaries; (xiv) the guarantee of indebtedness; (xv) the conduct of business other than the ownership and operation of radio broadcast stations; and (xvi) the merger or sale of all or substantially all the assets of CMCLA. Upon the happening of certain events of default specified in the 8 3/4% Indenture, the trustee for the 8 3/4% Notes may, and the trustee, upon the request of holders of 25% in principal amount of the 8 3/4% Notes shall, or the holders of at least 25% in principal amount of outstanding 8 3/4% Notes may, declare the principal of and accrued but unpaid interest, if any, on all the 8 3/4% Notes to be due and payable. Upon the occurrence of other events of default specified in the 8 3/4% Indenture, such amount automatically becomes due and payable without any action of the trustee of the holders of the 8 3/4% Notes.



     CMCLA may terminate its obligations under the 8 3/4% Indenture at any time, and the obligations of the guarantors with respect thereto shall terminate, by delivering all outstanding 8 3/4% Notes of the appropriate series to the appropriate trustee for cancellation and paying all sums payable by it thereunder. CMCLA at its option, (i) will be discharged from any and all obligations with respect to the 8 3/4% Notes delivered, and the guarantor will be discharged from any and all obligations with respect to its guarantee of the 8 3/4% Notes, (except for certain obligations of CMCLA to register the transfer or exchange of such 8 3/4% Notes, replace stolen, lost or mutilated 8 3/4% Notes, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain restrictive covenants with respect to the 8 3/4% Indenture, in each case, if CMCLA, in addition to satisfying certain other obligations, deposits with the appropriate trustee, in trust, U.S. legal tender or U.S. Government Obligations (as defined in the 8 3/4% Indenture) or a combination thereof which, through the payment of interest thereon and principal in respect thereof in accordance with their terms, will be sufficient to pay all the principal of and interest on the 8 3/4% Notes on the dates such payments are due in accordance with the terms of the 8 3/4% Notes as well as the trustee's fees and expenses.

6% EXCHANGE DEBENTURES



     For a description of the 6% Convertible Subordinated Exchange Debentures due 2012 issuable by Chancellor Media from time to time upon exchange of the $3.00 Convertible Preferred Stock, see "Description of the Exchange Debentures."



12% EXCHANGE DEBENTURES



     For a description of the 12% Subordinated Exchange Debentures due 2009 issuable by CMCLA from time to time upon exchange of the 12% Preferred Stock, see "Description of Capital Stock -- CMCLA -- 12% Preferred Stock -- Exchange."



12 1/4% EXCHANGE DEBENTURES



     For a description of the 12 1/4% Subordinated Exchange Debentures due 2008 issuable by CMCLA from time to time upon exchange of the 12 1/4% Preferred Stock, see "Description of Capital Stock -- CMCLA -- 12 1/4% Preferred
Stock -- Exchange."



            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS



     The following discussion summarizes the material Federal income tax considerations generally applicable to the purchase, ownership and disposition of the Securities. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Securities.



     The discussion assumes that the holders of Securities will hold such shares as "capital assets" within the meaning of Section 1221 of the Code. This discussion also assumes that the Exchange Debentures will be treated as debt for United States federal income tax consequences. However, no assurance can be given in this regard since the characterization of the Exchange Debentures will be determined based on the facts in existence at the time they are issued. Therefore, depending on the facts in existence at the time the Exchange Debentures are issued, the Exchange Debentures might constitute equity for United States federal income tax consequences in which case the consequences described below would differ. The consequences set forth in this discussion are not binding on the IRS or the courts. The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed herein, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Securities.



     The tax treatment of a holder of the Securities may vary depending on such holder's particular situation or status. Certain holders (including S corporations, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, taxpayers subject to alternative minimum tax and persons holding the Securities as part of a hedging or conversion transaction or a straddle) may be subject to special rules not discussed below. The following discussion is limited to the United States Federal income tax consequences relevant to a holder of the Securities that is a citizen or resident of the United States, or any state thereof, or a corporation or other entity created or organized under the laws of the United States, or any political subdivision thereof, or an estate the income of which is subject to United States Federal income tax regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. The following discussion does not consider all aspects of United States Federal income tax that may be relevant to the purchase, ownership, and disposition of the Securities by a holder in light of such holder's personal circumstances. In addition, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

DIVIDENDS ON $3.00 CONVERTIBLE PREFERRED STOCK


     Dividends paid on the $3.00 Convertible Preferred Stock will be taxable to a holder as ordinary dividend income to the extent of the Company's current or accumulated earnings and profits (as determined for Federal income tax purposes). To the extent that the amount of any distribution on the $3.00 Convertible Preferred Stock exceeds the Company's current or accumulated earnings and profits (as determined for Federal income tax purposes), such distribution will be treated as a return of capital that will reduce the holder's adjusted tax basis in such $3.00 Convertible Preferred Stock in respect of which such distribution is made. Any such excess distribution that is greater than the holder's adjusted tax basis in such $3.00 Convertible Preferred Stock will be taxed as a capital gain and in the case of a non-corporate holder will be mid-term or long-term capital gain if the holding period for such $3.00 Convertible Preferred Stock is more than one year or eighteen months, respectively. Although the Company does not expect to have significant accumulated earnings and profits for Federal income tax purposes as of the date of this offering, current and accumulated earnings and profits are computed annually at the close of the taxable year in which the distribution is paid. As a result, whether dividends on the $3.00 Convertible Preferred Stock will be treated as a return of capital or ordinary income will depend principally on the amount of earnings and profits for Federal income tax purposes which are generated by the Company in 1997 and future years. For purposes of the remainder of this discussion, the term "dividend" refers to a distribution taxed as ordinary income as described above unless the context indicates otherwise.


     Dividends received by corporate shareholders will be eligible for the 70% dividends-received deduction under section 243 of the Code, subject to limitations contained in sections 246 and 246A of the Code. Section 246(c) of the Code, as recently modified, requires that in order for a corporation to be eligible for the dividends-received deduction with respect to dividends paid or accrued after September 5, 1997, the corporate shareholder must generally hold the $3.00 Convertible Preferred Stock for a 46-day minimum holding period during the 90-day period beginning on the date that is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (or in the case of a dividend on Preferred Stock attributable to a period or periods aggregating more than 366 days, a minimum period of 91 days during the 180-day period beginning on the date which is 90 days before the date on which the stock becomes ex-dividend with respect to such dividend). A taxpayer's holding period is reduced for periods during which the shareholder's risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales or other similar transactions. Section 246(c) also denies the dividends-received deduction to the extent that a corporate taxpayer is under an obligation with respect to substantially similar or related property, to make payments corresponding to the dividend received. Under section 246(b) of the Code, the aggregate dividends-received deductions allowed may not exceed 70% of the taxable income (with certain adjustments) of the corporate shareholder. Moreover, under section 246A of the Code, to the extent that a corporate shareholder incurs indebtedness "directly attributable" to investment in the $3.00 Convertible Preferred Stock and the $3.00 Convertible Preferred Stock constitutes "debt financed portfolio stock" within the meaning of section 246A(c)(1) of the Code, the dividends-received deduction is proportionately reduced.

     Section 1059 of the Code requires a corporate shareholder to reduce its basis (but not below zero) in the $3.00 Convertible Preferred Stock by the "nontaxed portion" of any "extraordinary dividend" if the holder has not held its $3.00 Convertible Preferred Stock for more than two years before the earliest of the date such dividend is agreed to, announced or declared. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income under section 243 of the Code (relating to the dividends-received deduction). An "extraordinary dividend" on the $3.00 Convertible Preferred Stock generally would be a dividend that (i) equals or exceeds 5% of the holder's adjusted tax basis in the $3.00 Convertible Preferred Stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend, or (ii) exceeds 20% of the holder's adjusted tax basis in the $3.00 Convertible Preferred Stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend. In determining whether a dividend paid on the $3.00 Convertible Preferred Stock is an extraordinary dividend, a holder may elect to substitute the fair market value of the $3.00 Convertible Preferred Stock for such holder's adjusted tax basis for purposes of applying these tests, provided such fair market value is established to the satisfaction of the Secretary of the Treasury as of the day before the exdividend date. An "extraordinary dividend" also includes any amount treated as a dividend in the case of any redemption of stock: (i) in partial liquidation of the Company, (ii) which is not pro rata as to all shareholders, such as a redemption of the $3.00 Convertible Preferred Stock for cash or in exchange for Exchange Debentures in each case regardless of the shareholder's holding period and regardless of the size of the dividend (see "Redemption, Sale and Exchange of $3.00 Convertible Preferred Stock"). In addition, in the case of any redemption of stock that is treated as a dividend because the holding of options was deemed to be stock ownership under the constructive ownership rules of Section 318(a)(4) of the Code, the amount of the basis of such stock shall be treated as an "extraordinary dividend." If any part of the nontaxed portion of an extraordinary dividend is not applied to reduce the holder's tax basis as a result of the limitation on reducing basis below zero, the amount thereof will be treated as gain from the sale or exchange of stock and under recently enacted legislation, will be recognized at the time when the extraordinary dividend is paid.



     Special rules exist with respect to extraordinary dividends for "qualified preferred dividends." A "qualified preferred dividend" is any fixed dividend payable with respect to any share of stock which (i) provides for fixed preferred dividends payable no less often than annually and (ii) is not in arrears as to dividends when acquired, provided the actual rate of return, as determined under section 1059(e)(3) of the Code, on such stock does not exceed 15%. Section 1059 does not apply to qualified preferred dividends if the corporate stockholder holds such stock for more than five years. If the stockholder disposes of such stock before it has been held for more than five years, the aggregate reduction in basis cannot exceed the excess of the qualified preferred dividends paid on such stock during the period held by the taxpayer over the qualified preferred dividends which would have been paid during such period on the basis of the stated rate of return, as determined under section 1059(e)(3) of the Code. The length of time that a taxpayer is deemed to have held stock for purposes of section 1059 of the Code is determined under principles similar to those contained in section 246(c) of the Code discussed above.



     A corporate shareholder's liability for alternative minimum tax may be affected by the portion of the dividends received which such corporate shareholder deducts in computing taxable income. This results from the fact that corporate shareholders are required to increase alternative minimum taxable income by 75% of the excess of adjusted current earnings of the corporation (as defined in Section 56 of the Code) over alternative minimum taxable income (determined without regard to this adjusted current earnings adjustment or the alternative tax net operating loss deduction).


REDEMPTION PREMIUM ON $3.00 CONVERTIBLE PREFERRED STOCK

     Under Section 305(c) of the Code and the applicable Treasury Regulations thereunder, if the redemption price of $3.00 Convertible Preferred Stock exceeds its issue price, the difference ("redemption premium") may be taxable as a constructive distribution of additional $3.00 Convertible Preferred Stock to the holder (treated as a dividend to the extent of the Company's current and accumulated earnings and profits and otherwise subject to the treatment described above for dividends) over a certain period. In general, the issue price of the $3.00 Convertible Preferred Stock that is sold for money should be the price at which a substantial amount of such stock is sold. Because the $3.00 Convertible Preferred Stock provides for an optional right of redemption by the Company at a price in excess of the issue price, holders could be required to recognize such redemption under a constant interest rate method similar to that described for accruing original issue discount (see "Original Issue Discount on Exchange Debentures") if, based on all the facts and circumstances, the optional redemption is more likely than not to occur. If stock may be redeemed at more than one time, the time and price at which such redemption is most likely to occur must be determined based on all the facts and circumstances. Applicable Treasury Regulations provide a "safe harbor" under which a right to redeem will not be treated as more likely than not to occur if (i) the issuer and holder are not related within the meaning of the Treasury Regulations; (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock (disregarding, for this purpose, a separate mandatory redemption); and (iii) exercise of the right to redeem would not reduce the yield of the stock, as determined under the Treasury Regulations. Regardless of whether the optional redemption is more than likely not to occur, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount. The Company intends to take the position that the existence of the Company's optional redemption right does not result in a constructive distribution to the holders.


REDEMPTION, SALE AND EXCHANGE OF $3.00 CONVERTIBLE PREFERRED STOCK

     A redemption of shares of $3.00 Convertible Preferred Stock for cash, a sale of $3.00 Convertible Preferred Stock for cash or other property, or an exchange of shares of $3.00 Convertible Preferred Stock for Exchange Debentures will be a taxable event.

     A redemption of shares of $3.00 Convertible Preferred Stock for cash will be treated as a dividend to the extent of the Company's current or accumulated earnings and profits, unless the redemption (i) results in a "complete termination" of the shareholder's stock interest in the Company under section 302(b)(3) of the Code, (ii) is "substantially disproportionate" with respect to the shareholder under section 302(b)(2) of the Code or (iii) is "not essentially equivalent to a dividend" with respect to the shareholder under section 302(b)(1) of the Code. In determining whether any of these tests have been met, the shareholder must take into account not only stock he actually owns, but also stock he constructively owns within the meaning of section 318 of the Code. A distribution to a shareholder is "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the shareholder's stock interest in the Company. If, as a result of a redemption for cash of the $3.00 Convertible Preferred Stock, a shareholder of the Company, whose relative stock interest in the Company is minimal and who exercises no control over corporate affairs suffers a meaningful reduction in his proportionate interest in the Company (including any ownership of Common Stock and any shares constructively owned), that shareholder should be regarded as having suffered a meaningful reduction in his interest in the Company, but there can be no certainty as to when such reduction has occurred because the applicable test is not based on numerical criteria. Satisfaction of the "complete termination" and "substantially disproportionate" exceptions is dependent upon compliance with the objective tests set forth in sections 302(b)(3), and 302(b)(2) of the Code, respectively.


     If the redemption is not treated as a distribution taxable as a dividend, the redemption of the $3.00 Convertible Preferred Stock for cash, and any sale of the $3.00 Convertible Preferred Stock for cash or other property, would result in taxable gain or loss equal to the difference between the amount of cash and the fair market value of property, if any, received (less any portion thereof attributable to accumulated and declared but unpaid dividends which will be taxable as a dividend to the extent of the Company's earnings and profits, see "Dividends on $3.00 Convertible Preferred Stock") and the shareholder's adjusted tax basis in the $3.00 Convertible Preferred Stock redeemed or sold. Such gain or loss would be capital gain or loss and in the case of a non-corporate holder will be mid-term or long-term capital gain if the holding period for the $3.00 Convertible Preferred Stock is more than one year or eighteen months, respectively.



     An exchange of $3.00 Convertible Preferred Stock for Exchange Debentures at the option of the Company will be subject to the same general rules as a redemption for cash, including the rules for treating the redemption as a dividend or as a sale or exchange. However, because the Exchange Debentures will be convertible into Common Stock, which a holder of the Exchange Debentures will be deemed to own under the constructive ownership rules of the Code, the receipt of Exchange Debentures in exchange for the Convertible Preferred Stock would not qualify under the "complete termination" or "substantially disproportionate" tests described above. As such, unless the "not essentially equivalent to a dividend" test is satisfied, the redemption would be treated as a distribution to the extent of the issue price of the Exchange Debentures (determined in a manner described below for purposes of computing original issue discount, see, "Original Issue Discount on Exchange Debentures") and be taxable as a dividend (to the extent of the Company's current or accumulated earnings and profits). As noted above, the "not essentially equivalent to a dividend" test requires that the distribution result in a meaningful reduction of the shareholder's stock interest in the Company in order for the distribution to qualify as a sale or exchange. Because a holder will be deemed for purposes of section 302(b) of the Code to own shares of Common Stock into which Exchange Debentures are convertible under a literal interpretation of the Code, Treasury Regulations and IRS rulings, the receipt of Exchange Debentures in exchange for $3.00 Convertible Preferred Stock will be taxable as a dividend to the extent of the shareholder's allocable share of the Company's earnings and profits because the exchange does not result in any reduction in stock interest in the Company. Accordingly, each shareholder is urged to consult his tax advisor regarding this issue, including the possible effect of the disposition of a portion of its interest in the Company contemporaneously and as part of an integrated plan with the exchange of the $3.00 Convertible Preferred Stock for Exchange Debentures.


     If the amount received in a redemption or exchange of the $3.00 Convertible Preferred Stock is treated as a distribution that is taxable as a dividend, as opposed to consideration received in a sale or exchange, the amount of the distribution will be measured by the amount of cash or the issue price of the Exchange Debentures, as the case may be, received by the shareholder. The issue price of the Exchange Debentures would be determined in the manner described below for purposes of computing original issue discount, if any, on the Exchange Debentures (see "Original Issue Discount on Exchange Debentures"). The shareholder's adjusted tax basis in the redeemed $3.00 Convertible Preferred Stock would be transferred to any remaining stock holdings in the Company. If the shareholder does not retain any stock ownership in the Company, it is unclear whether the shareholder would be permitted to transfer such basis to any Exchange Debentures received in the redemption or will lose such basis entirely.


ORIGINAL ISSUE DISCOUNT ON EXCHANGE DEBENTURES

  General Original Issue Discount Rules

     The amount of original issue discount ("OID"), if any, on a debt instrument is the excess of its "stated redemption price at maturity" over its "issue price," subject to a statutorily defined de minimis exception.

     The "issue price" of an Exchange Debenture will be equal to (i) its fair market value as of the exchange date if the Exchange Debentures are traded on an established market at any time during the 60 day period ending 30 days after the exchange date or (ii) the fair market value at the exchange date of the $3.00 Convertible Preferred Stock if such $3.00 Convertible Preferred Stock is traded on an established securities market during the 60 day period ending 30 days after the exchange date but the Exchange Debentures are not so traded. If neither the $3.00 Convertible Preferred Stock nor the Exchange Debentures are so traded, the issue price of the Exchange Debentures is determined under section 1274 of the Code, in which case the issue price will be the stated principal amount of the Exchange Debentures provided that the yield on the Exchange Debentures is equal to or greater than the "applicable federal rate" in effect at the time the Exchange Debentures are issued. If the yield on the Exchange Debentures is less than such applicable federal rate, the issue price of such Exchange Debentures under section 1274 of the Code will be equal to the present value as of the issue date of all payments to be made on the Exchange Debentures discounted at the applicable federal rate.

     The "stated redemption price at maturity" of an Exchange Debenture is the sum of its principal amount plus all other payments required thereunder, other than payments of "qualified stated interest" (defined generally as stated interest that is unconditionally payable in cash or in property (other than debt instruments of the Company) at least annually at a single fixed rate that appropriately takes into account the length of intervals between payments).


     In general, the amount of OID that a holder of a debt instrument with OID must include in gross income for federal income tax purposes will be the sum of the daily portions of OID with respect to such debt instrument for each day during the taxable year or portion of a taxable year on which such holder holds the debt instrument. The daily portion is determined by allocating to each day of an accrual period (generally, a six month period or a shorter or longer period from the date of original issuance) a pro rata portion of an amount equal to the "adjusted issue price" of the debt instrument at the beginning of the accrual period multiplied by the yield to maturity of the debt instrument less the pro rata amount of any qualified stated interest allocable to the accrual period. The "adjusted issue price" is the issue price of the debt instrument increased by the accrued OID for all prior accrual periods and decreased by the amount of cash payments made in all prior accrual periods, other than qualified stated interest payments. The tax basis of the debt instruments in the hands of a holder will be increased by the OID, if any, on the debt instrument that is included in the holder's gross income and will be decreased by the amount of cash payments, other than qualified stated interest payments, received with respect to the debt instrument, whether such payments are denominated as principal or interest.

  Exchange Debentures

     Stated interest on the Exchange Debentures should be includible in income by a holder in accordance with its method of accounting.


     There is a risk that the Exchange Debentures will be treated as having OID taxable as interest income (See "Original Issue Discount on Exchange Debenture" for a discussion of having OID taxable as interest income). If the $3.00 Convertible Preferred Stock is exchanged for Exchange Debentures at a time when the stated redemption price at maturity of such Exchange Debentures exceeds their issue price (including the value of the conversion feature) by an amount equal to or greater than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, the Exchange Debentures will be treated as having OID equal to the entire amount of such excess. For purposes of this paragraph and the following discussion it is assumed that the Exchange Debentures will be treated as being traded on an established securities market, within the meaning of section 1273(b)(3) of the Code, at the time the Exchange Debentures are exchanged for $3.00 Convertible Preferred Stock. As such, the issue price of the Exchange Debentures will be their fair market value (including the value of the conversion feature) as of the issue date.


     If the Exchange Debentures are issued with OID, a holder of an Exchange Debenture would generally be required to include in gross income (irrespective of its method of accounting) a portion of such OID for each year during which it holds such an Exchange Debenture, even though the cash to which such income is attributable would not be received until maturity or redemption of the Exchange Debenture. The amount of any OID included in income for each year would be calculated under a constant yield to maturity formula (as described above) that would result in the allocation of less OID to the early years of the term of the Exchange Debenture and more OID for later years.

AMORTIZABLE BOND PREMIUM AND ACQUISITION PREMIUM ON EXCHANGE DEBENTURES


     If at the time $3.00 Convertible Preferred Stock is exchanged for Exchange Debentures or at the time a subsequent holder purchases the Exchange Debentures, the tax basis of such Exchange Debentures (excluding the amount thereof attributable to the conversion feature as determined under Treasury Regulation section 1.171-2(c)(2)) exceeds the amount payable at the maturity date (or earlier redemption date, if appropriate) of the Exchange Debentures, such excess will be deductible, subject to certain limitations with respect to individuals, by the holder of such Exchange Debentures as amortizable bond premium over the term of the Exchange Debentures (taking into account earlier call dates, as appropriate), under a yield to maturity formula, but only if an election by the taxpayer under section 171 of the Code is in effect or is made. An election under section 171 of the Code is available only if the Exchange Debentures are held as capital assets. Such election is binding once made and applies to all debt obligations owned or subsequently acquired by the taxpayer. Under the Code, the amortizable bond premium will be treated as an offset to interest income on the Exchange Debentures rather than as a separate deduction item unless otherwise provided in future regulations. Proposed Treasury Regulations issued on June 27, 1996, which are not yet effective, would modify the described rules under section 171 of the Code in order to coordinate such rules with the rules relating to OID.



     A holder that purchases an Exchange Debenture that is issued with OID for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Exchange Debenture after the purchase date other than payments of qualified stated interest will be considered to have purchased such Exchange Debenture at an "acquisition premium." Under the acquisition premium rules, the amount of OID, which such holder must include in its gross income with respect to such Exchange Debenture for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.


MARKET DISCOUNT ON SALE OF EXCHANGE DEBENTURES

     If a holder purchases an Exchange Debenture not issued with OID for an amount that is less than its stated redemption price at maturity or, in the case of an Exchange Debenture issued with OID, its adjusted issue price, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the Exchange Debentures as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Exchange Debenture at the time of such payment or disposition. In addition, the holder may be required to defer, until the maturity of the Exchange Debenture or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Exchange Debenture.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Exchange Debentures, unless the holder elects to accrue on a constant interest method. A holder of an Exchange Debenture may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

REDEMPTION OR SALE OF EXCHANGE DEBENTURES

     Generally, any redemption or sale of Exchange Debentures by a holder would result in taxable gain or loss equal to the difference between the amount of cash received (except to the extent that cash received is attributable to accrued interest not previously included in income) and the holder's adjusted tax basis in the Exchange Debentures. Such gain or loss would be capital gain or loss and in the case of a non-corporate holder will be mid-term or long-term capital gain if the holding period for the $3.00 Convertible Preferred Stock is more than one year or eighteen months, respectively. The adjusted tax basis of a holder who received an Exchange Debenture in exchange for Convertible Preferred Stock will generally be equal to the issue price of the Exchange Debenture plus any OID on the Exchange Debenture included in the holder's income prior to sale or redemption of the Exchange Debenture and reduced by any cash payments on the Exchange Debentures other than qualified stated interest and any amortizable bond premium applied against the holder's income prior to sale or redemption of the Exchange Debenture.

CONVERSION OF $3.00 CONVERTIBLE PREFERRED STOCK OR EXCHANGE DEBENTURES INTO COMMON STOCK


     No gain or loss will be recognized for federal income tax purposes on conversion of $3.00 Convertible Preferred Stock or Exchange Debentures solely into shares of Common Stock, except with respect to any cash received in lieu of a fractional share interest or to the extent the shares of Common Stock are attributable to dividend arrearage on the $3.00 Convertible Preferred Stock not previously included in income or accrued and unpaid interest and OID on the Exchange Debentures not previously included in income. The amount of gain recognized upon the conversion of $3.00 Convertible Preferred Stock into Common Stock as a result of the receipt of cash in lieu of fractional shares will equal the difference between the cash received and the shareholder's adjusted tax basis in such fractional shares. Except for any Common Stock treated as a payment of a dividend arrearage or treated as payment of interest and OID, or cash paid in lieu of fractional shares, the tax basis for the shares of Common Stock received upon conversion will be equal to the tax basis of the $3.00 Convertible Preferred Stock or Exchange Debentures converted, and the holding period of the shares of Common Stock will include the holding period of the $3.00 Convertible Preferred Stock or Exchange Debentures converted (provided the $3.00 Convertible Preferred Stock or Exchange Debentures were held as capital assets).


ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations issued under Section 305 of the Code treat certain adjustments to conversion provisions of stock such as the $3.00 Convertible Preferred Stock and securities such as the Exchange Debentures as constructive distributions of stock with respect to preferred stock or convertible securities (which are treated as stock for this purpose). Such constructive distributions would be taxable to holders of $3.00 Convertible Preferred Stock or Exchange Debentures as described above under the caption "Dividends on $3.00 Convertible Preferred Stock," although the holders would not receive any cash upon a conversion price adjustment. The conversion rates of the $3.00 Convertible Preferred Stock and the Exchange Debentures are subject to adjustment under certain circumstances. In general, any adjustment increasing the number of shares of Common Stock into which the $3.00 Convertible Preferred Stock or Exchange

Debentures can be converted could constitute a constructive distribution of stock to holders of $3.00 Convertible Preferred Stock or Exchange Debentures unless made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of $3.00 Convertible Preferred Stock or Exchange Debentures. Any adjustment in the conversion price to compensate holders of Convertible Preferred Stock or Exchange Debentures for taxable distributions of cash or property on any of the outstanding Common Stock of the Company will be treated as a constructive distribution of stock to holders of $3.00 Convertible Preferred Stock or Exchange Debentures.


INFORMATION REPORTING AND BACKUP WITHHOLDING



     In general, information reporting requirements will apply to certain payments of dividends, principal, interest, OID and to proceeds of certain sales of the $3.00 Convertible Preferred Stock, Exchange Debentures or Common Stock, as the case may be, other than payments to certain exempt recipients (such as corporations). A holder of $3.00 Convertible Preferred Stock, Exchange Debentures or Common Stock may be subject to backup withholding at the rate of 31% with respect to "reportable payments," which include payments of dividends and interest, OID, and the gross proceeds of a sale of the $3.00 Convertible Preferred Stock, Exchange Debentures or Common Stock as the case may be. The payor will be required to deduct and withhold the prescribed amounts unless (i) such holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss to exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of $3.00 Convertible Preferred Stock, Exchange Debentures or Common Stock who does not provide the Company with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the holder's federal income tax liabilities, so long as the required information is provided to the IRS. The Company will report to the holders of $3.00 Convertible Preferred Stock, Exchange Debentures or Common Stock and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any with respect to payment on the securities.


     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE HOLDER OF $3.00 CONVERTIBLE PREFERRED STOCK, EXCHANGE DEBENTURES OR COMMON STOCK SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE $3.00 CONVERTIBLE PREFERRED STOCK, EXCHANGE DEBENTURES OR COMMON STOCK INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN INCOME TAX LAWS, AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                                SELLING HOLDERS

     The $3.00 Convertible Preferred Stock was originally issued to and sold by Alex Brown & Sons, Inc., BT Securities Corporation, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., NationsBanc Capital Markets, Inc., and TD Securities (USA) Inc. (collectively, the "Initial Purchasers") in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and institutional "accredited investors" (as defined in Rule 501(a)(1)(2),(3) or (7) under the Securities Act). The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Securities. The term Selling Holder includes the holders listed below and the beneficial owners of the Securities and their transferees, pledgees, donees or other successors.

     The following table sets forth information with respect to the Selling Holders of the Securities and the respective number of Preferred Stock beneficially owned by each Selling Holder that may be offered pursuant to this Prospectus.


                                                            NUMBER OF           SHARES OF COMMON STOCK
                                                         SHARES OF $3.00       ISSUABLE UPON CONVERSION
                                                           CONVERTIBLE      OF $3.00 CONVERTIBLE PREFERRED
                    SELLING HOLDERS                      PREFERRED STOCK    STOCK OR EXCHANGE DEBENTURES*
                    ---------------                      ----------------   ------------------------------
Highbridge International LDC...........................       205,000                    205,000
Deutsche Morgan Grenfell, Inc..........................        65,050                     65,050
Northwestern Mutual Life Insurance Company(1)..........        75,000(2)                  75,000
Salomon Brothers, Inc..................................        17,200                     17,200
NatWest Securities Ltd.................................        28,000                     28,000
Fidelity Devonshire Trust Fidelity Equity-Income
  Fund(3)..............................................       395,800                    395,800
Variable Insurance Products Fund: Equity-Income
  Portfolio(4).........................................       187,200                    187,200
Fidelity Advisor Series II: Fidelity Advisor Balanced
  Fund(3)..............................................        58,000                     58,000
Fidelity Management Trust Company on behalf of accounts
  managed by it(4).....................................        56,800                     56,800
Pacific Life Insurance Company.........................        30,000                     30,000
Lipper Convertibles, L.P...............................       136,300                    136,300
Laterman Strategies 90's LLC...........................        21,900                     21,900
Laterman & Co..........................................        12,100                     12,100
Offshore Strategies Ltd................................        18,000                     18,000
United National Insurance..............................         2,000                      2,000
Lincoln National Life Insurance........................        83,595                     83,595
Lincoln National Convertible Securities Fund...........        47,075                     47,075
Weirton Trust..........................................        12,525                     12,525
Walker Art Center......................................         4,805                      4,805
Franklin & Marshall College............................         1,500                      1,500
GE Pension Trust.......................................         5,000                      5,000
IBM Corporation Retirement Plan
  Trust................................................        28,500                     28,500
Chrysler Corporation Employee #1 Pension Plan..........        15,000                     15,000
Putnam Convertible Income Growth Trust.................        72,000                     72,000
Putnam Balanced Retirement Fund........................         3,650                      3,650
Employers' Reinsurance Corporation.....................         4,400                      4,400
Putnam Funds Trust Putnam High Yield Total Return
  Fund.................................................           550                        550
Merrill Lynch Pierce Fenner & Smith, Inc...............       216,150                    216,150
Alscott Investments, LLC...............................        16,500                     16,500
Toronto Dominion (New York), Inc.(5)...................       169,800                    169,800
Common Fund............................................        42,000                     42,000
Golden Rule Insurance Company..........................        12,500                     12,500
United States Olympic Foundation.......................        29,000                     29,000

                                                            NUMBER OF           SHARES OF COMMON STOCK
                                                         SHARES OF $3.00       ISSUABLE UPON CONVERSION
                                                           CONVERTIBLE      OF $3.00 CONVERTIBLE PREFERRED
                    SELLING HOLDERS                      PREFERRED STOCK    STOCK OR EXCHANGE DEBENTURES*
                    ---------------                      ----------------   ------------------------------
OCM Convertible Trust..................................        93,700                     93,700
OCM Convertible Limited Partnership....................         3,600                      3,600
OCM Convertible Limited Partnership....................         3,000                      3,000
Delta Air Lines Master Trust...........................        49,500                     49,500
State Employees' Retirement Fund of the State of
  Delaware.............................................        27,200                     27,200
Vanguard Convertible Securities Fund, Inc..............        60,500                     60,500
Hughes Aircraft Company Master Retirement Trust........        30,700                     30,700
Chrysler Corporation Master Retirement Trust...........        65,400                     65,400
HSBC Securities Inc....................................        30,500                     30,500
LLT Ltd................................................         2,950                      2,950
Fox Family Portfolio Partnership.......................         2,700                      2,700
Forest Fulcrum Fund Ltd................................        43,450                     43,450
Forest Fulcrum Fund LP.................................        68,900                     68,900
KA Trading L.P.........................................        15,791                     15,791
KA Management Ltd......................................        13,909                     13,909
Orrington Investments L.P..............................        22,800                     22,800
Orrington International Fund, Ltd......................        12,200                     12,200
R2 Investments, LDC....................................        15,625                     15,625
Pace Setter I, L.P.....................................        34,250                     34,250
TQA Vantage Fund Ltd...................................        25,000                     25,000
TQA Arbitrage Fund L.P.................................        10,000                     10,000
TQA Leverage Fund L.P..................................        12,500                     12,500
TQA Vantage Plus Ltd...................................        12,500                     12,500
The TCW Group, Inc.....................................       207,500                    207,500
Dreyfus High Yield Securities Fund.....................        60,000                     60,000
Baptist Health of South Florida........................         3,170                      3,170
Nicholas-Applegate Income & Growth Fund................        41,310                     41,310
Wake Forest University.................................         7,740                      7,740
Engineers Joint Pension Fund...........................         4,970                      4,970
Boston Museum of Fine Art..............................         1,340                      1,340
San Diego County Convertible...........................        41,850                     41,850
Occidental College.....................................         2,890                      2,890
Dunham & Associates Fund III...........................           400                        400
San Diego City Retirement..............................         9,930                      9,930
Dunham & Associates Fund II............................           900                        900
Any other holder of $3.00 Convertible Preferred Stock
  or future transferee from any such holder............     2,878,425                  2,878,425
                                                            ---------               ------------
                                                            5,990,000                  5,990,000
                                                            =========               ============


---------------


  * No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash.



(1) In the ordinary course of business, Northwestern Mutual Investment Services, Inc., Robert W. Baird & Co. Incorporated, Baird/Mark Capital Group, and MGIC Mortgage Securities Corporation, each of which is a broker-dealer and affiliated with The Northwestern Mutual Life Insurance Company, may, from time to time, have acquired or disposed of, or may in the future acquire or dispose of, securities of Chancellor Media Corporation or its affiliates, for such broker-dealers' own accounts or for the accounts of others. Other affiliates of The Northwestern Mutual Life Insurance Company may, in the ordinary course of business, effect transactions in the securities of Chancellor Media Corporation or its affiliates.

Only security holdings of The Northwestern Mutual Life Insurance Company, Northwestern Mutual Series Fund, Inc. and Mason Street Funds, Inc. are reflected in the response to this questionnaire.



     The Northwestern Mutual Life Insurance Company has in the past held Chancellor Media Corporation of Los Angeles Preferred Stock, due 1/16/2049 (CUSIP 158910208), but does not currently hold any such securities.



     The Northwestern Mutual Life Insurance Company, Northwestern Mutual Series Fund, Inc. and Mason Street Funds, Inc. (the latter two, affiliates of The Northwestern Mutual Life Insurance Company) have, within the last three years, held Chancellor Media Corporation of Los Angeles 12% PIK Preferred Stock, due 1/15/2009 (CUSIP 158916205); their current holdings consist of:



The Northwestern Mutual Life Insurance Company      240,880 shares*
Mason Street Funds, Inc.                            7,941 shares (High Yield Bond
                                                    Fund)
Northwestern Mutual Series Funds, Inc.              21,176 shares (High Yield Bond
                                                    Portfolio)



          * Includes 21,176 shares held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account.



     The Northwestern Mutual Life Insurance Company and its affiliates may, in the ordinary course of business, take part in transactions involving the real property of Chancellor Media Corporation or its affiliates.



     In disclosing the foregoing information, The Northwestern Mutual Life Insurance Company does not concede that such information necessarily constitutes material relationships under S-K 507 that must be disclosed in the Prospectus.



(2) Includes 20,000 shares held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account.



(3) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management & Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly-owned subsidiary of FMR Corp. ("FMR"), a Massachusetts corporation. The holdings are as of October 6, 1997.



(4) Shares indicated as owned by such entity are owned directly by various private investment accounts, primarily employee benefit plans for which Fidelity Management Trust Company ("FMTC") serves as trustee or managing agent. FMTC is a wholly-owned subsidiary of FMR and a bank as defined in
    Section 3(a)(6) of the Securities Exchange Act of 1934, as amended. These holdings are as of October 6, 1997.



(5) One or more affiliates of Selling Holder have provided a variety of commercial banking, investment banking and financial advisory services to the Company and CMCLA, and expect to continue to provide such services to the Company and CMCLA in the future. By disclosing this information the Selling Holder does not concede that the provision of such services necessarily constitutes a material relationship that must be disclosed in this Prospectus



     Based on information provided to the Company by the Selling Holders, none of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Company or any of their predecessors or affiliates. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the $3.00 Convertible Preferred Stock, the Exchange Debentures or the Common Stock, no estimate can be given as to the amount of the $3.00 Convertible Preferred Stock, the Exchange Debentures or the Common Stock issuable upon conversion of the $3.00 Convertible Preferred Stock or Exchange Debentures that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders may have sold, transferred or otherwise disposed of all or a portion of their Securities since the date on which they provided the information regarding their Securities included herein in transactions exempt from the registration requirements of the Securities Act.


                              PLAN OF DISTRIBUTION

     The Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or in the over-the-counter market. At the time a particular offering of the Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

     Pursuant to the Registration Rights Agreement, the Company shall bear all reasonable fees and expenses customarily borne by issuers in a non-underwritten secondary offering by selling security holders or in an underwritten offering, as the case may be, incurred in connection with the performance of its obligations under the Registration Rights Agreement; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS


     Legal matters with respect to the Securities will be passed upon for the Company by Latham & Watkins, Washington, D.C. Eric L. Bernthal, a former director of Evergreen, is a partner of Latham & Watkins and owns options to purchase 2,500 shares of Common Stock.

                                    EXPERTS


     The consolidated financial statements of Evergreen Media Corporation and subsidiaries, the combined financial statements of WMZQ Inc. and Viacom Broadcasting East Inc., the financial statements of WDRQ Inc., the combined financial statements of Riverside Broadcasting Co., Inc. and WAXQ Inc., the financial statements of WLIT Inc., the combined financial statements of KYSR Inc. and KIBB Inc., the financial statements of WDAS-AM/FM (station owned and operated by Beasley FM Acquisition Corp.), and the financial statements of KKSF-FM/KDFC-FM and AM (A Division of The Brown Organization) have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants. Such financial statements are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.


     The consolidated financial statements of Chancellor Broadcasting Company and Subsidiaries and Chancellor Radio Broadcasting Company and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated statements of operations, changes in common stockholders' equity and cash flows of Trefoil Communications, Inc. and Subsidiaries for the period January 1, 1996 through February 13, 1996 incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The financial statements of Century Chicago Broadcasting, L.P. as of and for the year ended December 31, 1996 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of WJLB/WMXD, Detroit, as of December 31, 1996 and for the year then ended, incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Trefoil Communications, Inc., as of and for the years ended December 31, 1995 and 1994 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company hereby incorporates by reference in this Prospectus the following documents previously filed with the Commission pursuant to the Exchange Act:

          1. Evergreen Media Corporation's ("Evergreen") Annual Report on Form 10-K for the fiscal year ended December 31, 1996;


          2. Current Reports on Form 8-K filed under the name of Evergreen dated February 16, 1997 and filed March 9, 1997, dated April 1, 1997 and filed May 9, 1997, dated May 27, 1997 and filed May 28, 1997, dated May 27, 1997 and filed May 29, 1997, dated May 30, 1997 and filed June 4, 1997, dated June 11, 1997 and filed June 12, 1997, dated June 16, 1997 and filed July 2, 1997, and dated July 7, 1997 and filed July 31, 1997; and Current Reports on Form 8-K filed under the name of Chancellor Media Corporation, dated September 5, 1997 and filed September 17, 1997, as amended on Form 8-K/A, and dated September 23, 1997 and filed September 29, 1997;



          3. Evergreen's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;



          4. Chancellor Broadcasting Company's ("Chancellor") and Chancellor Radio Broadcasting Company's ("CRBC") Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended on Form 10-K/A;



          5. Chancellor's and CRBC's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;



          6. Chancellor's Current Reports on Form 8-K dated January 3, 1997 and filed January 7, 1997, dated January 23, 1997 and filed February 6, 1997, as amended on Form 8-K/A dated April 29, 1997, dated February 13, 1997 and filed March 11, 1997, dated June 3, 1997 and filed June 4, 1997, dated June 18, 1997 and filed June 25, 1997, and dated July 2, 1997 and filed July 17, 1997; and



          7. The Definitive Joint Proxy Statement of Chancellor and Evergreen dated August 1, 1997 and filed on August 4, 1997.



     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in the Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             ======================================================

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY (AS DEFINED HEREIN). THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES, BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                         ------------------------------

                               TABLE OF CONTENTS


                                              PAGE
                                              ----
Available Information.......................   ii
Prospectus Summary..........................    1
Risk Factors................................    6
Use of Proceeds.............................   11
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends.............   12
Business and Properties.....................   13
Description of $3.00 Convertible
  Exchangeable Preferred Stock..............   30
Description of the Exchange Debentures......   36
Book-Entry Procedures.......................   41
Description of Capital Stock................   42
Description of Certain Indebtedness.........   51
Certain United States Federal Income Tax
  Considerations............................   57
Selling Holders.............................   65
Plan of Distribution........................   68
Legal Matters...............................   68
Experts.....................................   69
Incorporation of Certain Documents by
  Reference.................................   70


             ======================================================
             ======================================================
                          CHANCELLOR MEDIA CORPORATION
                                5,990,000 SHARES

                         $3.00 CONVERTIBLE EXCHANGEABLE
                                PREFERRED STOCK
                          ---------------------------

                                   PROSPECTUS
                          ---------------------------

                                OCTOBER 16, 1997

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of all expenses in connection with the issuance and distribution of the securities registered hereby. Except for the SEC registration fee, all amounts provided are estimated.


SEC registration fee........................................  $ 90,758
Printing and engraving expenses.............................   150,000
Legal fees and expenses.....................................   100,000
Accounting fees and expenses................................    50,000
Miscellaneous...............................................   125,000
                                                              --------
          Total.............................................  $515,758
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

     Set forth below is a description of the Company's indemnification and director liability provisions. This description is intended as a summary and is qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation.

     Article Nine of the Amended and Restated Certificate (the "Certificate") provides indemnification for every person who is or was a party or is or was threatened to be made a party to any action suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law.

     Article Ten of the Certificate provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS

     A. Exhibits


        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        1.1*             -- Securities Purchase Agreement, dated June 10, 1997, among
                            Evergreen Media Corporation, Alex. Brown & Sons
                            Incorporated BT Securities Corporation, Credit Suisse
                            First Boston Corporation, Goldman, Sachs & Co.,
                            NationsBanc Capital Markets, Inc. and TD Securities (USA)
                            Inc.
        1.2*             -- Registration Rights Agreement, dated June 16, 1997, among
                            Evergreen Media Corporation, Alex. Brown & Sons
                            Incorporated, BT Securities Corporation, Credit Suisse
                            First Boston Corporation, Goldman, Sachs & Co.,
                            NationsBanc Capital markets, Inc. and TD Securities (USA)
                            Inc.
        2.9(f)           -- Plan of Reorganization and Merger by and between
                            Evergreen Media Corporation and Broadcasting Partners,
                            Inc., dated as of January 31, 1995, as amended, including
                            the Form of Registration Rights Agreement among MLGA Fund
                            I, L.P., MLGA Fund II, L.P., MLGA/BPI Partners I, L.P.,
                            MLGAL Partners, Limited Partnership and Evergreen Media
                            Corporation (see table of contents for a list of omitted
                            schedules).
        2.9A(g)          -- Agreement dated as of January 31, 1995 among Evergreen
                            Media Corporation, Broadcasting Partners, Inc., the
                            holders of the shares of capital stock of Broadcasting
                            Partners, Inc. and Scott K. Ginsburg, holder of shares of
                            capital stock of Evergreen Media Corporation.
        2.10(f)          -- Plan and Agreement of Merger among Evergreen Media
                            Partners Corporation, Evergreen Media Corporation and
                            Broadcasting Partners, Inc., dated as of April 12, 1995.
        2.11(h)          -- Agreement and Plan of Merger by and among Pyramid
                            Communications, Inc., Evergreen Media Corporation and
                            Evergreen Media/Pyramid Corporation dated as of July 14,
                            1995 (see table of contents for list of omitted exhibits
                            and schedules).
        2.11A(i)         -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated September
                            7, 1995.
        2.11B(i)         -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated January 11,
                            1996.
        2.12(j)          -- Purchase Agreement between Fairbanks Communications, Inc.
                            and Evergreen Media Corporation dated October 12, 1995
                            (see table of contents for list of omitted exhibits and
                            schedules).
        2.13(n)          -- Option Agreement dated as of January 9, 1996 between
                            Chancellor Broadcasting Company and Evergreen Media
                            Corporation (including Form of Advertising Brokerage
                            Agreement and Form of Asset Purchase Agreement).
        2.14(o)          -- Asset Purchase Agreement dated April 4, 1996 between
                            American Radio Systems Corporation and Evergreen Media
                            Corporation of Buffalo (see table of contents for list of
                            omitted exhibits and schedules).
        2.15(o)          -- Asset Purchase Agreement dated April 11, 1996 between
                            Mercury Radio Communications, L.P. and Evergreen Media
                            Corporation of Los Angeles, Evergreen Media/Pyramid
                            Holdings Corporation, WHTT (AM) License Corp. and WHTT
                            (FM) License Corp. (see table of contents for list of
                            omitted exhibits and schedules).

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        2.16(o)          -- Asset Purchase Agreement dated April 19, 1996 between
                            Crescent Communications L.P. and Evergreen Media
                            Corporation of Los Angeles (see table of contents for
                            list of omitted exhibits and schedules).
        2.17(p)          -- Asset Purchase Agreement dated June 13, 1996 between
                            Evergreen Media Corporation of Los Angeles and Greater
                            Washington Radio, Inc. (see table of contents for list of
                            omitted exhibits and schedules).
        2.18(p)          -- Asset Exchange Agreement dated June 13, 1996 among
                            Evergreen Media Corporation of Los Angeles, Evergreen
                            Media Corporation of the Bay State, WKLB License Corp.,
                            Greater Media Radio, Inc. and Greater Washington Radio,
                            Inc. (see table of contents for list of omitted exhibits
                            and schedules).
        2.19(p)          -- Purchase Agreement dated June 27, 1996 between WEDR,
                            Inc., Seller and Evergreen Media Corporation of Los
                            Angeles, Buyer. (See table of contents for list of
                            omitted schedules)
        2.20(p)          -- Time Brokerage Agreement dated July 10, 1996 by and
                            between Evergreen Media Corporation of Detroit, as
                            Licensee, and Kidstar Interactive Media Incorporated, as
                            Time Broker.
        2.21(p)          -- Asset Purchase Agreement dated July 15, 1996 by and among
                            Century Chicago Broadcasting L.P., an Illinois limited
                            partnership, ("Seller"), Century Broadcasting
                            Corporation, a Delaware Corporation ("Century"),
                            Evergreen Media Corporation of Los Angeles, a Delaware
                            Corporation ("Parent"), and Evergreen Media Corporation
                            of Chicago, a Delaware Corporation ("Buyer").
        2.22(p)          -- Asset Purchase Agreement dated August 12, 1996 by and
                            among Chancellor Broadcasting Company, Shamrock
                            Broadcasting, Inc. and Evergreen Media Corporation of the
                            Great Lakes.
        2.23(p)          -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles (WQRS-FM).
                            (See table of contents for list of omitted exhibits and
                            schedules)
        2.24(p)          -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles. (See table of
                            contents for list of omitted schedules)
        2.25(q)          -- Letter of intent dated August 27, 1996 between EZ
                            Communications, Inc. and Evergreen Media Corporation.
        2.26(q)          -- Asset Purchase Agreement dated September 19, 1996 between
                            Beasley-FM Acquisition Corp., WDAS License Limited
                            Partnership and Evergreen Media Corporation of Los
                            Angeles.
        2.27(q)          -- Asset Purchase Agreement dated September 19, 1996 between
                            The Brown Organization and Evergreen Media Corporation of
                            Los Angeles.
        2.28(r)          -- Stock Purchase Agreement by and between Viacom
                            International Inc. and Evergreen Media Corporation of Los
                            Angeles, dated February 16, 1997 (See table of contents
                            for omitted schedules and exhibits).
        2.29(r)          -- Agreement and Plan of Merger, by and among Evergreen
                            Media Corporation, Chancellor Broadcasting Company and
                            Chancellor Radio Broadcasting Company, dated as of
                            February 19, 1997.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        2.30(r)          -- Stockholders Agreement, by and among Chancellor
                            Broadcasting Company, Evergreen Media Corporation, Scott
                            K. Ginsburg (individually and as custodian for certain
                            shares held by his children), HM2/Chancellor, L.P.,
                            Hicks, Muse, Tate & First Equity Fund II, L.P., HM2/HMW,
                            L.P., The Chancellor Business Trust, HM2/HMD Sacramento
                            GP, L.P., Thomas O. Hicks, as Trustee of the William Cree
                            Hicks 1992 Irrevocable Trust, Thomas O. Hicks, as Trustee
                            of the Catherine Forgave Hicks 1993 Irrevocable Trust,
                            Thomas O. Hicks, as Trustee of the John Alexander Hicks
                            1984 Trust, Thomas O. Hicks, as Trustee of the Mack
                            Hardin Hicks 1984 Trust, Thomas O. Hicks, as Trustee of
                            Robert Bradley Hicks 1984 Trust, Thomas O. Hicks, as
                            Trustee of the Thomas O. Hicks, Jr. 1984 Trust, Thomas O.
                            Hicks and H. Rand Reynolds, as Trustees for the Muse
                            Children's GS Trust, and Thomas O. Hicks, dated as of
                            February 19, 1997.
        2.31(r)          -- Joint Purchase Agreement, by and among Chancellor Radio
                            Broadcasting Company, Chancellor Broadcasting Company,
                            Evergreen Media Corporation of Los Angeles, and Evergreen
                            Media Corporation, dated as of February 19, 1997.
        2.32(s)          -- Asset Exchange Agreement, by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Philadelphia, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of Charlotte,
                            Evergreen Media Corporation of the East, Evergreen Media
                            Corporation of Carolinaland, WBAV/WBAV-FM/WPEG License
                            Corp. and WRFX License Corp., dated as of December 5,
                            1996 (See table of contents for list of omitted
                            schedules).
        2.33(s)          -- Asset Purchase Agreement, by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Charlotte, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of the East and
                            Evergreen Media Corporation of Carolinaland, dated as of
                            December 5, 1996 (See table of contents for list of
                            omitted schedules).
        2.34(t)          -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: WGCI-AM and WGCI-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits).
        2.35(t)          -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KKBQ-AM and KKBQ-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits)
        2.36(t)          -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KHKS-FM), dated as of April 4, 1997 (see
                            table of contents for list of omitted schedules and
                            exhibits).
        2.41(y)          -- Amended and Restated Agreement and Plan of Merger among
                            Chancellor Broadcasting Company, Chancellor Radio
                            Broadcasting Company, Evergreen Media Corporation,
                            Evergreen Mezzanine Holdings Corporation and Evergreen
                            Media Corporation of Los Angeles, dated as of February
                            19, 1997, amended and restated as of July 31, 1997.
        2.42(gg)         -- Option Agreement, by and among Evergreen Media
                            Corporation, Chancellor Broadcasting Company, Bonneville
                            International Corporation and Bonneville Holding Company,
                            dated as of August 6, 1997.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        4.10(t)          -- Second Amended and Restated Loan Agreement dated as of
                            April 25, 1997 among Evergreen Media Corporation of Los
                            Angeles, the financial institutions whose names appear as
                            Lenders on the signature pages thereof (the "Lenders"),
                            Toronto Dominion Securities, Inc., as Arranging Agent,
                            The Bank of New York and Bankers Trust Company, as
                            Co-Syndication Agents, NationsBank of Texas, N.A. and
                            Union Bank of California, as Co-Documentation Agents, and
                            Toronto Dominion (Texas), Inc., as Administrative Agent
                            for the Lenders, together with certain collateral
                            documents attached thereto as exhibits, including
                            Assignment of Partnership Interests, Assignment of Trust
                            Interests, Borrower's Pledge Agreement, Parent Company
                            Guaranty, Stock Pledge Agreement, Subsidiary.
        4.11(z)          -- First Amendment to Second Amended and Restated Loan
                            Agreement, dated June 26, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
        4.12(y)          -- Specimen Common Stock Certificate of Chancellor Media
                            Corporation.
        4.25(pp)         -- Second Amendment to Second Amended and Restated Loan
                            Agreement, dated August 7, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
        4.31+            -- Specimen $3.00 Convertible Exchangeable Preferred Stock
                            Certificate
        4.32*            -- Certificate of Designation for $3.00 Convertible
                            Exchangeable Preferred Stock.
        4.33*            -- Convertible Subordinated Exchange Indenture (including
                            form of 6% Convertible Subordinated Exchange Debenture
                            attached thereto), dated June 16, 1997, between Evergreen
                            Media Corporation and The Bank of New York.
        5.1+             -- Opinion of Latham & Watkins.
        8.1+             -- Tax Matters Opinion of Latham & Watkins.
       12.1*             -- Chancellor Media Corporation Computation of Ratio of
                            Earnings to Combined Fixed Charges and Preferred Stock
                            Dividends.
       23.1+             -- Consent of Latham & Watkins (included as part of their
                            opinion listed as Exhibit 5.1).
       23.2+             -- Consent of KPMG Peat Marwick LLP, independent
                            accountants.
       23.3+             -- Consent of KPMG Peat Marwick LLP, independent
                            accountants.
       23.4+             -- Consent of Price Waterhouse LLP, independent accountants.
       23.5+             -- Consent of Arthur Andersen LLP, independent accountants.
       23.6+             -- Consent of Coopers & Lybrand L.L.P., independent
                            accountants.
       23.7+             -- Consent of Coopers & Lybrand L.L.P., independent
                            accountants.
       23.8+             -- Consent of Coopers & Lybrand L.L.P., independent
                            accountants.
       23.9+             -- Consent of Price Waterhouse LLP, independent accountants.
       23.10+            -- Consent of Arthur Andersen LLP, independent accountants.
       23.11+            -- Consent of Latham & Watkins (included as part of their
                            opinion listed as Exhibit 8.1).
       24.1              -- Powers of Attorney (included on signature page).
       25.1+             -- Statement of Eligibility on Form T-1 of The Bank of New
                            York under the Convertible Subordinated Exchange
                            Indenture.


---------------


 +   Filed herewith.



 *   Previously filed.

(a) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-1, as amended (Reg. No. 33-60036).

(f) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-4, as amended (Reg. No. 33-89838).

(g) Incorporated by reference to Exhibit No. 4.8 to Evergreen's Registration Statement on Form S-4, as amended (Reg. No. 33-89838).

(h) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated July 14, 1995.

(i) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated January 17, 1996.

(j) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ending September 30, 1995.

(k) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-1, as amended (Reg. No. 33-69752).

(n) Incorporated by reference to the identically numbered exhibit to Evergreen's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(o) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1996.

(p) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

(q) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-3, as amended (Reg. No. 333-12453).

(r) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated February 16, 1997 and filed March 9, 1997.

(s) Incorporated by reference to the identically numbered exhibit to Evergreen's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(t) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated April 1, 1997 and filed May 9, 1997.

(y) Incorporated by reference to the identically numbered exhibit of Evergreen's Registration Statement on Form S-4, filed August 1, 1997.

(z) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated July 7, 1997 and filed July 31, 1997.

(aa) Incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(bb) Incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K of Chancellor Broadcasting Company, Chancellor Radio Broadcasting Company and Chancellor Broadcasting Licensee Company for the fiscal year ended December 31, 1995.

(cc) Incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(dd) Incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K of Chancellor Radio Broadcasting Company, as filed on February 6, 1997.

(ee) Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company as filed on July 17, 1997.

(gg) Incorporated by reference to the identically-numbered exhibit to the Quarterly Report on Form 10-Q of Evergreen and EMCLA for the quarterly period ending June 30, 1997.

(pp) Incorporated by reference to the identically-numbered exhibit to CMCLA's Registration Statement on Form S-4 (Reg. No. 333-36451), dated September 26, 1997.

     The Company hereby agrees to furnish supplementarily a copy of any omitted schedule or exhibit to the Commission upon request.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the Initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on October 16, 1997.


                                            CHANCELLOR MEDIA CORPORATION

                                            By:    /s/ MATTHEW E. DEVINE
                                              ----------------------------------
                                                      Matthew E. Devine
                                                  Senior Vice President and
                                                   Chief Financial Officer

                               POWERS OF ATTORNEY


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                          *                            Chairman of the Board           October 16, 1997
-----------------------------------------------------
                   Thomas O. Hicks

                          *                            President, Chief Executive      October 16, 1997
-----------------------------------------------------    Officer and Director
                  Scott K. Ginsburg                      (Principal Executive
                                                         Officer)

                          *                            Chief Operating Officer and     October 16, 1997
-----------------------------------------------------    Director
                 James E. de Castro

                /s/ MATTHEW E. DEVINE                  Senior Vice President and       October 16, 1997
-----------------------------------------------------    Chief Financial Officer
                  Matthew E. Devine                      (Principal Financial Officer
                                                         and Principal Accounting
                                                         Officer)

                          *                            Director                        October 16, 1997
-----------------------------------------------------
                  Thomas J. Hodson

                          *                            Director                        October 16, 1997
-----------------------------------------------------
                   Perry J. Lewis

                          *                            Director                        October 16, 1997
-----------------------------------------------------
                   Eric C. Neuman

                          *                            Director                        October 16, 1997
-----------------------------------------------------
                   John H. Massey

                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----
                          *                            Director                        October 16, 1997
-----------------------------------------------------
                  Jeffrey A. Marcus

                          *                            Director                        October 16, 1997
-----------------------------------------------------
               Lawrence D. Stuart, Jr.

                          *                            Director                        October 16, 1997
-----------------------------------------------------
                    Steven Dinetz
                                                       Director
-----------------------------------------------------
                Vernon E. Jordan Jr.

             *By: /s/ MATTHEW E. DEVINE                                                October 16, 1997
  ------------------------------------------------
                  Attorney-in-Fact

                               INDEX TO EXHIBITS


        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------

        1.1*             -- Securities Purchase Agreement, dated June 10, 1997, among
                            Evergreen Media Corporation, Alex, Brown & Sons
                            Incorporated, BT Securities Corporation, Credit Suisse
                            First Boston Corporation, Goldman, Sachs & Co.,
                            NationsBanc Capital Markets, Inc. and TD Securities (USA)
                            Inc.
        1.2*             -- Registration Rights Agreement, dated June 16, 1997, among
                            Evergreen Media Corporation, Alex, Brown & Sons
                            Incorporated, BT Securities Corporation, Credit Suisse
                            First Boston Corporation, Goldman, Sachs & Co.,
                            NationsBanc Capital Markets, Inc. and TD Securities (USA)
                            Inc.
        2.9(f)           -- Plan of Reorganization and Merger by and between
                            Evergreen Media Corporation and Broadcasting Partners,
                            Inc., dated as of January 31, 1995, as amended, including
                            the Form of Registration Rights Agreement among MLGA Fund
                            I, L.P., MLGA Fund II, L.P., MLGA/BPI Partners I, L.P.,
                            MLGAL Partners, Limited Partnership and Evergreen Media
                            Corporation (see table of contents for a list of omitted
                            schedules).
        2.9A(g)          -- Agreement dated as of January 31, 1995 among Evergreen
                            Media Corporation, Broadcasting Partners, Inc., the
                            holders of the shares of capital stock of Broadcasting
                            Partners, Inc. and Scott K. Ginsburg, holder of shares of
                            capital stock of Evergreen Media Corporation.
        2.10(f)          -- Plan and Agreement of Merger among Evergreen Media
                            Partners Corporation, Evergreen Media Corporation and
                            Broadcasting Partners, Inc., dated as of April 12, 1995.
        2.11(h)          -- Agreement and Plan of Merger by and among Pyramid
                            Communications, Inc., Evergreen Media Corporation and
                            Evergreen Media/Pyramid Corporation dated as of July 14,
                            1995 (see table of contents for list of omitted exhibits
                            and schedules).
        2.11A(i)         -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated September
                            7, 1995.
        2.11B(i)         -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated January 11,
                            1996.
        2.12(j)          -- Purchase Agreement between Fairbanks Communications, Inc.
                            and Evergreen Media Corporation dated October 12, 1995
                            (see table of contents for list of omitted exhibits and
                            schedules).
        2.13(n)          -- Option Agreement dated as of January 9, 1996 between
                            Chancellor Broadcasting Company and Evergreen Media
                            Corporation (including Form of Advertising Brokerage
                            Agreement and Form of Asset Purchase Agreement).
        2.14(o)          -- Asset Purchase Agreement dated April 4, 1996 between
                            American Radio Systems Corporation and Evergreen Media
                            Corporation of Buffalo (see table of contents for list of
                            omitted exhibits and schedules).
        2.15(o)          -- Asset Purchase Agreement dated April 11, 1996 between
                            Mercury Radio Communications, L.P. and Evergreen Media
                            Corporation of Los Angeles, Evergreen Media/Pyramid
                            Holdings Corporation, WHTT (AM) License Corp. and WHTT
                            (FM) License Corp. (see table of contents for list of
                            omitted exhibits and schedules).

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        2.16(o)          -- Asset Purchase Agreement dated April 19, 1996 between
                            Crescent Communications L.P. and Evergreen Media
                            Corporation of Los Angeles (see table of contents for
                            list of omitted exhibits and schedules).
        2.17(p)          -- Asset Purchase Agreement dated June 13, 1996 between
                            Evergreen Media Corporation of Los Angeles and Greater
                            Washington Radio, Inc. (see table of contents for list of
                            omitted exhibits and schedules).
        2.18(p)          -- Asset Exchange Agreement dated June 13, 1996 among
                            Evergreen Media Corporation of Los Angeles, Evergreen
                            Media Corporation of the Bay State, WKLB License Corp.,
                            Greater Media Radio, Inc. and Greater Washington Radio,
                            Inc. (see table of contents for list of omitted exhibits
                            and schedules).
        2.19(p)          -- Purchase Agreement dated June 27, 1996 between WEDR,
                            Inc., Seller and Evergreen Media Corporation of Los
                            Angeles, Buyer. (See table of contents for list of
                            omitted schedules)
        2.20(p)          -- Time Brokerage Agreement dated July 10, 1996 by and
                            between Evergreen Media Corporation of Detroit, as
                            Licensee, and Kidstar Interactive Media Incorporated, as
                            Time Broker.
        2.21(p)          -- Asset Purchase Agreement dated July 15, 1996 by and among
                            Century Chicago Broadcasting L.P., an Illinois limited
                            partnership, ("Seller"), Century Broadcasting
                            Corporation, a Delaware Corporation ("Century"),
                            Evergreen Media Corporation of Los Angeles, a Delaware
                            Corporation ("Parent"), and Evergreen Media Corporation
                            of Chicago, a Delaware Corporation ("Buyer").
        2.22(p)          -- Asset Purchase Agreement dated August 12, 1996 by and
                            among Chancellor Broadcasting Company, Shamrock
                            Broadcasting, Inc. and Evergreen Media Corporation of the
                            Great Lakes.
        2.23(p)          -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles (WQRS-FM).
                            (See table of contents for list of omitted exhibits and
                            schedules)
        2.24(p)          -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles. (See table of
                            contents for list of omitted schedules)
        2.25(q)          -- Letter of intent dated August 27, 1996 between EZ
                            Communications, Inc. and Evergreen Media Corporation.
        2.26(q)          -- Asset Purchase Agreement dated September 19, 1996 between
                            Beasley-FM Acquisition Corp., WDAS License Limited
                            Partnership and Evergreen Media Corporation of Los
                            Angeles.
        2.27(q)          -- Asset Purchase Agreement dated September 19, 1996 between
                            The Brown Organization and Evergreen Media Corporation of
                            Los Angeles.
        2.28(r)          -- Stock Purchase Agreement by and between Viacom
                            International Inc. and Evergreen Media Corporation of Los
                            Angeles, dated February 16, 1997 (See table of contents
                            for omitted schedules and exhibits).
        2.29(r)          -- Agreement and Plan of Merger, by and among Evergreen
                            Media Corporation, Chancellor Broadcasting Company and
                            Chancellor Radio Broadcasting Company, dated as of
                            February 19, 1997.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        2.30(r)          -- Stockholders Agreement, by and among Chancellor
                            Broadcasting Company, Evergreen Media Corporation, Scott
                            K. Ginsburg (individually and as custodian for certain
                            shares held by his children), HM2/Chancellor, L.P.,
                            Hicks, Muse, Tate & First Equity Fund II, L.P., HM2/HMW,
                            L.P., The Chancellor Business Trust, HM2/HMD Sacramento
                            GP, L.P., Thomas O. Hicks, as Trustee of the William Cree
                            Hicks 1992 Irrevocable Trust, Thomas O. Hicks, as Trustee
                            of the Catherine Forgave Hicks 1993 Irrevocable Trust,
                            Thomas O. Hicks, as Trustee of the John Alexander Hicks
                            1984 Trust, Thomas O. Hicks, as Trustee of the Mack
                            Hardin Hicks 1984 Trust, Thomas O. Hicks, as Trustee of
                            Robert Bradley Hicks 1984 Trust, Thomas O. Hicks, as
                            Trustee of the Thomas O. Hicks, Jr. 1984 Trust, Thomas O.
                            Hicks and H. Rand Reynolds, as Trustees for the Muse
                            Children's GS Trust, and Thomas O. Hicks, dated as of
                            February 19, 1997.
        2.31(r)          -- Joint Purchase Agreement, by and among Chancellor Radio
                            Broadcasting Company, Chancellor Broadcasting Company,
                            Evergreen Media Corporation of Los Angeles, and Evergreen
                            Media Corporation, dated as of February 19, 1997.
        2.32(s)          -- Asset Exchange Agreement, by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Philadelphia, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of Charlotte,
                            Evergreen Media Corporation of the East, Evergreen Media
                            Corporation of Carolinaland, WBAV/WBAV-FM/WPEG License
                            Corp. and WRFX License Corp., dated as of December 5,
                            1996 (See table of contents for list of omitted
                            schedules).
        2.33(s)          -- Asset Purchase Agreement, by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Charlotte, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of the East and
                            Evergreen Media Corporation of Carolinaland, dated as of
                            December 5, 1996 (See table of contents for list of
                            omitted schedules).
        2.34(t)          -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: WGCI-AM and WGCI-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits).
        2.35(t)          -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KKBQ-AM and KKBQ-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits)
        2.36(t)          -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KHKS-FM), dated as of April 4, 1997 (see
                            table of contents for list of omitted schedules and
                            exhibits).
        2.41(y)          -- Amended and Restated Agreement and Plan of Merger among
                            Chancellor Broadcasting Company, Chancellor Radio
                            Broadcasting Company, Evergreen Media Corporation,
                            Evergreen Mezzanine Holdings Corporation and Evergreen
                            Media Corporation of Los Angeles, dated as of February
                            19, 1997, amended and restated as of July 31, 1997.
        2.42(gg)         -- Option Agreement, by and among Evergreen Media
                            Corporation, Chancellor Broadcasting Company, Bonneville
                            International Corporation and Bonneville Holding Company,
                            dated as of August 6, 1997.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        4.10(t)          -- Second Amended and Restated Loan Agreement dated as of
                            April 25, 1997 among Evergreen Media Corporation of Los
                            Angeles, the financial institutions whose names appear as
                            Lenders on the signature pages thereof (the "Lenders"),
                            Toronto Dominion Securities, Inc., as Arranging Agent,
                            The Bank of New York and Bankers Trust Company, as
                            Co-Syndication Agents, NationsBank of Texas, N.A. and
                            Union Bank of California, as Co-Documentation Agents, and
                            Toronto Dominion (Texas), Inc., as Administrative Agent
                            for the Lenders, together with certain collateral
                            documents attached thereto as exhibits, including
                            Assignment of Partnership Interests, Assignment of Trust
                            Interests, Borrower's Pledge Agreement, Parent Company
                            Guaranty, Stock Pledge Agreement, Subsidiary.
        4.11(z)          -- First Amendment to Second Amended and Restated Loan
                            Agreement, dated June 26, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
        4.12(y)          -- Specimen Common Stock Certificate of Chancellor Media
                            Corporation.
        4.25(pp)         -- Second Amendment to Second Amended and Restated Loan
                            Agreement, dated August 7, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
        4.31+            -- Specimen $3.00 Convertible Exchangeable Preferred Stock
                            Certificate.
        4.32*            -- Certificate of Designation for $3.00 Convertible
                            Exchangeable Preferred Stock.
        4.33*            -- Convertible Subordinated Exchange Indenture (including
                            form of 6% Convertible Subordinated Exchange Debenture
                            attached thereto), dated June 16, 1997, between Evergreen
                            Media Corporation and The Bank of New York.
        5.1+             -- Opinion of Latham & Watkins.
        8.1+             -- Tax Matters Opinion of Latham & Watkins.
       12.1*             -- Chancellor Media Corporation Computation of Ratio of
                            Earnings to Combined Fixed Charges and Preferred Stock
                            Dividends.
       23.1+             -- Consent of Latham & Watkins (included as part of their
                            opinion listed as Exhibit 5.1).
       23.2+             -- Consent of KPMG Peat Marwick LLP, independent
                            accountants.
       23.3+             -- Consent of KPMG Peat Marwick LLP, independent
                            accountants.
       23.4+             -- Consent of Price Waterhouse LLP, independent accountants.
       23.5+             -- Consent of Arthur Andersen LLP, independent accountants.
       23.6+             -- Consent of Coopers & Lybrand L.L.P., independent
                            accountants.
       23.7+             -- Consent of Coopers & Lybrand L.L.P., independent
                            accountants.
       23.8+             -- Consent of Coopers & Lybrand L.L.P., independent
                            accountants.
       23.9+             -- Consent of Price Waterhouse LLP, independent accountants.
       23.10+            -- Consent of Arthur Andersen LLP, independent accountants.
       23.11+            -- Consent of Latham & Watkins (included as part of their
                            opinion listed as Exhibit 8.1).
       24.1              -- Powers of Attorney (included on signature page).
       25.1+             -- Statement of Eligibility on Form T-1 of The Bank of New
                            York under the Convertible Subordinated Exchange
                            Indenture.

---------------


 +   Filed herewith.



 *   Previously filed.


(a) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-1, as amended (Reg. No. 33-60036).

(f) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-4, as amended (Reg. No. 33-89838).

(g) Incorporated by reference to Exhibit No. 4.8 to Evergreen's Registration Statement on Form S-4, as amended (Reg. No. 33-89838).

(h) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated July 14, 1995.

(i) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated January 17, 1996.

(j) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ending September 30, 1995.

(k) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-1, as amended (Reg. No. 33-69752).

(n) Incorporated by reference to the identically numbered exhibit to Evergreen's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(o) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1996.

(p) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

(q) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-3, as amended (Reg. No. 333-12453).

(r) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated February 16, 1997 and filed March 9, 1997.

(s) Incorporated by reference to the identically numbered exhibit to Evergreen's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(t) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated April 1, 1997 and filed May 9, 1997.

(y) Incorporated by reference to the identically numbered exhibit of Evergreen's Registration Statement on Form S-4, filed August 1, 1997.

(z) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated July 7, 1997 and filed July 31, 1997.

(aa) Incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(bb) Incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K of Chancellor Broadcasting Company, Chancellor Radio Broadcasting Company and Chancellor Broadcasting Licensee Company for the fiscal year ended December 31, 1995.

(cc) Incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(dd) Incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K of Chancellor Radio Broadcasting Company, as filed on February 6, 1997.

(ee) Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company as filed on July 17, 1997.

(gg) Incorporated by reference to the identically-numbered exhibit to the Quarterly Report on Form 10-Q of Evergreen and EMCLA for the quarterly period ending June 30, 1997.

(pp) Incorporated by reference to the identically-numbered exhibit to CMCLA's Registration Statement on Form S-4 (Reg. No. 333-36451), dated September 26, 1997.